Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

FINTECH ACQUISITION CORP. II,

FINTECH II MERGER SUB INC.,

FINTECH II MERGER SUB 2 LLC,

INTERMEX HOLDINGS II, INC.

and

SPC Intermex Representative LLC

Dated as of December 19, 2017

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Exhibits

Exhibit A	Form of First Certificate of Merger
Exhibit B	Form of Second Certificate of Merger
Exhibit C	Form of Merger Sub 1 Bylaws
Exhibit D	Merger Sub 1 Certificate of Incorporation
Exhibit E	Merger Sub 2 Certificate of Formation
Exhibit F	Form of Merger Sub 2 Limited Liability Company Agreement

Annexes

Annex A	Working Capital Methodologies
Annex B	Form of Registration Rights Agreement
Annex C	Form of Stockholder Agreement
Annex D	Voting Agreement
Annex E	Form of Escrow Agreement
Annex F	Form of Parent Equity Compensation Plan

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AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is dated as of December 19, 2017, among FINTECH ACQUISITION CORP. II, a Delaware corporation (“Parent”), FINTECH II MERGER SUB INC., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub 1”), FINTECH II MERGER SUB 2 LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent (“Merger Sub 2,” together with Merger Sub 1, the “Merger Subs” and each, a “Merger Sub”), INTERMEX HOLDINGS II, INC., a Delaware corporation (“Intermex” or the “Company”), and SPC Intermex Representative LLC, a Delaware limited liability company (the “Stockholder Representative”).

WHEREAS, the Company and its subsidiaries are engaged in the business of providing money transfer services to Mexico, Guatemala and other countries in Latin America through a network of authorized agents located in retail establishments in the United States;

WHEREAS, the parties intend to effect the merger of Merger Sub 1 with and into the Company, with the Company continuing as the surviving entity following such merger (such merger, the “First Merger”);

WHEREAS, immediately following the consummation of the First Merger, the parties intend to effect the merger of the surviving entity resulting from the First Merger with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity following such merger (such merger, the “Second Merger” and, together with the First Merger, the “Mergers”);

WHEREAS, the respective boards of directors or managers, as applicable or other governing bodies of Parent, each Merger Sub and the Company have approved and adopted the form, terms, execution and delivery of this Agreement, the Mergers and the consummation of the transactions contemplated hereby, upon the terms of and subject to the conditions set forth herein;

WHEREAS, the parties intend that the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder and that this Agreement be, and hereby is, adopted as a “plan of reorganization” for purposes of Section 368 of the Code and the Treasury Regulations;

WHEREAS, the board of directors of Parent has (i) determined that it is in the best interests of Parent and its stockholders to enter into this Agreement, and that this Agreement and the transactions contemplated hereby are fair to the stockholders of Parent from a financial point of view, (ii) resolved to submit this Agreement and the transactions contemplated hereby (including the issuance of Parent Common Stock as Merger Consideration) to the stockholders of Parent for their approval and adoption and (iii) resolved to recommend approval of this Agreement and the transactions contemplated hereby (including the issuance of Parent Common Stock as Merger Consideration) by the stockholders of Parent;

WHEREAS, the board of directors of Merger Sub 1 has unanimously (i) declared advisable this Agreement and the transactions contemplated hereby (including the First Merger), and (ii) directed that this Agreement be submitted to Parent for its approval and adoption in its capacity as the sole stockholder of Merger Sub 1;

WHEREAS, the board of managers of Merger Sub 2 has unanimously (i) declared advisable this Agreement and the transactions contemplated hereby (including the Second Merger), and (ii) directed that this Agreement be submitted to Parent for its approval and adoption in its capacity as the sole member of Merger Sub 2;

WHEREAS, the Company Board shall seek to obtain, in accordance with Section 228 of the Delaware General Corporation Law, as amended (the “DGCL”), a written consent of the Company’s stockholder approving this Agreement, the Mergers and the transactions contemplated hereby in accordance with Section 251 of the DGCL;

WHEREAS, as a condition to and inducement to the Company’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Parent, the Company and the Specified Stockholders of Parent have entered into and delivered the Voting Agreement; and

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company has entered into the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

Article I.
Certain Definitions

Section 1.1 Certain Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“Accounting Firm” means FTI Consulting, Inc.

“Act” means the Limited Liability Company Act of the State of Delaware, as amended from time to time.

“Adjustment Escrow Account” has the meaning set forth in Section 2.8(f).

“Adjustment Escrow Amount” has the meaning set forth in Section 2.8(f).

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; provided, however, that for purposes of this Agreement, Parent and each Merger Sub, on the one hand, and the Company and its Subsidiaries, on the other hand, shall not be considered Affiliates of one another. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Agreement and Plan of Merger, as it may be amended, modified or supplemented from time to time.

“Ancillary Agreements” means the Employment Agreement, the Registration Rights Agreement, the Stockholder Agreement, the Escrow Agreement and the Voting Agreement.

“Audited Financial Statements” has the meaning set forth in Section 4.5(a).

“Balance Sheet” has the meaning set forth in Section 4.5(a).

“Balance Sheet Date” has the meaning set forth in Section 4.5(a).

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“Benefit Plan” means each (i) “employee benefit plan,” as defined in Section 3(3) of ERISA and (ii) all other pension, retirement, supplemental retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, stock purchase, stock ownership, stock option, stock appreciation right, health, life, disability, group insurance, vacation, holiday and material fringe benefit plan, program, contract, or arrangement (whether written or unwritten) maintained, contributed to, or required to be contributed to, by a Company Entity or any ERISA Affiliate for the benefit of any current or former employee, director, officer or independent contractor of such Company Entity or under which such Company Entity or any ERISA Affiliate has any liability.

“Business” shall mean the business of the Company Entities collectively as of the date hereof; and references to “business of the Company”, “Company’s business” or phrases of similar import shall be deemed to refer to the business of the Company Entities collectively as of the date hereof.

“Business Day” means any day that is not a Saturday or Sunday, or other day on which commercial banks in the City of New York, New York are required or authorized by Law to be closed.

“Cash” means the aggregate amount of cash and cash equivalents held by the Company Entities, as adjusted for deposits in transit, outstanding checks and other proper reconciling items in accordance with GAAP.

“Cash Merger Consideration” means (i) $92,000,000, plus (ii) the Closing Excess Cash Amount.

“Claim” has the meaning set forth in Section 6.12(b).

“Closing” has the meaning set forth in Section 3.1.

“Closing Cash” means the sum of all Cash held by the Company Entities as of 12:01 a.m. Eastern time on the Closing Date.

“Closing Date” has the meaning set forth in Section 3.1.

“Closing Excess Cash Amount” means either (A) an amount equal to the lesser of (x) (i) Closing Cash, plus Closing Net Working Capital, minus the Outstanding Revolver Balance minus (ii) Target Net Working Capital and (y) $10,000,000, provided that in no event shall the Closing Excess Cash Amount be a negative number; or (B) the amount, not less than $0 and not greater than the amount determined in accordance with foregoing clause (A), specified in Parent’s written notice to the Company not less than 2 days prior to the Closing. For purposes of clarity, if the amount calculated under clause (A)(x) of this definition results in a negative number, then the Closing Excess Cash Amount shall be equal to zero and, if Parent fails to deliver written notice as contemplated in clause (B), the Closing Excess Cash Amount shall be the amount determined in accordance with clause (A) of this definition.

“Closing Indebtedness” means the sum of all Indebtedness of the Company Entities as of 12:01 a.m. Eastern time on the Closing Date, without duplication of any amount included as a liability in the calculation of Closing Net Working Capital or any amount of Reimbursable Transaction Expenses, whether or not paid prior to the Closing Date.

“Closing Net Working Capital” means the Net Working Capital of the Company Entities on a consolidated basis as of 12:01 a.m. Eastern time on the Closing Date, calculated in accordance with the Working Capital Methodologies set forth on Annex A.

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“Closing Reimbursable Transaction Expenses” means the sum of all Reimbursable Transaction Expenses as of 12:01 a.m. Eastern time on the Closing Date other than any such Reimbursable Transaction Expenses paid by or behalf of Parent at the Closing.

“Closing Statement” has the meaning set forth in Section 2.8(a).

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state law to which a Company Entity is subject.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock Merger Consideration” means a number of shares of Parent Common Stock equal to (A) the Estimated Equity Value minus the Cash Merger Consideration divided by (B) $10.00.

“Company Acquisition Proposal” has the meaning set forth in Section 6.11(a).

“Company Board” means the board of directors of the Company.

“Company Board Recommendation” has the meaning set forth in Section 4.2(b).

“Company Charter Documents” has the meaning set forth in Section 4.3.

“Company Credit Agreement” means the Credit Agreement, dated as of August 23, 2017, by and among Intermex, Intermex Holdings, Inc., Intermex Wire Transfer, LLC, the guarantors from time to time party thereto, the lenders from time to time party thereto, and MC Admin Co, as Administrative Agent.

“Company Disclosure Schedules” means the confidential Company Disclosure Schedules delivered by the Company in connection with, and constituting a part of, this Agreement.

“Company Entities” means, collectively, the Company and its Subsidiaries.

“Company Fundamental Representations” has the meaning set forth in Section 7.2(a).

“Company Intellectual Property” means collectively, the Company Software and all Intellectual Property that is owned by any Company Entity.

“Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other Contracts (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, relating to Intellectual Property to which any Company Entity is a party, beneficiary or otherwise bound, but excluding Contracts concerning “off the shelf,” “shrink wrap,” or other commercially available software, in each case, available to the public as of the Closing Date.

“Company IP Registrations” means all Company Intellectual Property that is subject to any issuance registration, application or other filing by, to or with any Governmental Authority in any jurisdiction, including registered trademarks, copyrights, issued and reissued patents and pending applications for any of the foregoing.

“Company’s Knowledge” means the actual knowledge, after due inquiry, of the individuals set forth in Section 1.1(a) of the Company Disclosure Schedules.

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“Company Software” means software owned or exclusively licensed by any Company Entity that is utilized in providing products or services to the Company’s customers.

“Company Stockholder Vote” has the meaning set forth in Section 4.2(a).

“Company Supplement” has the meaning set forth in Section 6.22(a).

“Confidentiality Agreement” has the meaning set forth in Section 6.1(a).

“Contract” means, with respect to any Person, any agreement, indenture, debt instrument, contract, guarantee, loan, note, mortgage, license, lease, purchase order, delivery order, commitment or other arrangement, understanding or undertaking, whether written or oral, including all amendments, modifications and options thereunder or relating thereto, to which such Person is a party, by which it is bound, or to which any of its assets or properties is subject.

“Current Assets” means the current assets (other than Cash) of the Company Entities on a consolidated basis in accordance with GAAP applied consistently with the principles applied in the preparation of the Balance Sheet and calculated in accordance with the Working Capital Methodologies attached as Annex A hereto.

“Current Liabilities” means the current liabilities of Company Entities on a consolidated basis in accordance with GAAP applied consistently with the principles applied in the preparation of the Balance Sheet and calculated in accordance with the Working Capital Methodologies set forth on Annex A, excluding Reimbursable Transaction Expenses accrued but not paid at the determination date.

“Deferred Underwriting Fees” means the amount of deferred underwriting fees in connection with Parent’s initial public offering payable to the underwriters upon consummation of a business combination.

“Designated Directors” means collectively the directors holding office at Intermex immediately prior to the First Merger Effective Time.

“DGCL” has the meaning set forth in the preamble.

“Disputed Items” has the meaning set forth in Section 2.8(c).

“Dispute Notice” has the meaning set forth in Section 2.8(c).

“D&O Tail Policy” has the meaning set forth in Section 6.7(b).

“Employment Agreement” means the Employment Agreement, dated the date hereof (to be effective upon Closing of the Mergers), between Intermex Holdings, Inc. and Robert Lisy.

“Employment Contracts” has the meaning set forth in Section 4.23.

“Encumbrances” means any charge, community property interest, pledge, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal or any other adverse restriction of any kind, including any adverse restriction on use of property or assets or exercise of any other attribute of ownership; provided, however, that any restrictions pursuant to applicable securities law shall not be considered Encumbrances.

“Enterprise Value” means $350,000,000.

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“Environmental Laws” mean any Laws relating to the protection of the environment, natural resources, pollution, or the treatment, storage, recycling, transportation, disposal, arrangement for treatment, storage, recycling, transportation, or disposal, handling or Release of or exposure to any Hazardous Substances (and including worker health or safety Laws as they relate to occupational exposure to Hazardous Substances).

“Environmental Permits” means any Permits required by applicable Environmental Laws.

“Equity Value” has the meaning set forth in Section 2.7(b).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity that is considered a single employer with any Company Entity under Section 414 of the Code.

“Escrow Agent” means Continental Stock Transfer and Trust Company or another escrow agent reasonably acceptable to Parent and the Stockholder Representative.

“Escrow Agreement” has the meaning set forth in Section 2.8(f).

“Estimated Equity Value” has the meaning set forth in Section 2.8(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FCPA Laws” means the Foreign Corrupt Practices Act of 1977 and any other comparable Law governing corruption of foreign officials, including laws enacted through or under the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

“Final Adjustment” has the meaning set forth in Section 2.8(e).

“Final Closing Statement” has the meaning set forth in Section 2.8(b).

“Final Determination” has the meaning set forth in Section 2.8(d).

“Financial Statements” has the meaning set forth in Section 4.5(a).

“First Certificate of Merger” has the meaning set forth in Section 2.1(a).

“First Merger” has the meaning set forth in the Recitals.

“First Merger Effective Time” has the meaning set forth in Section 2.2(a).

“Fried Frank” has the meaning set forth in Section 6.13(d).

“GAAP” means generally accepted accounting principles as in effect in the United States.

“Governmental Authority” means any national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial (including any court or arbitrator (public or private)), regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi governmental entity established to perform any of such functions.

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“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Substances” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, a pollutant, a contaminant or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“Healthcare Reform Law” has the meaning set forth in Section 4.17(d).

“Indebtedness” means, without duplication and with respect to the Company Entities, all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services; (c) long or short-term obligations evidenced by notes, bonds, debentures or other similar instruments; (d) obligations under any interest rate, currency swap or other hedging agreement or arrangement; (e) capital lease obligations; (f) reimbursement obligations under any letter of credit, banker’s acceptance or similar credit transactions (in each case to the extent drawn); (g) guarantees made by any Company Entity on behalf of any third party in respect of obligations of the kind referred to in the foregoing clauses (a) through (f); and (h) any unpaid interest, prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (a) through (g); provided, that Indebtedness shall not include (i) accounts payable to trade creditors; and (ii) Indebtedness owing from one Company Entity to another Company Entity.

“Indemnified Persons” has the meaning set forth in Section 6.7(a).

“Initial Surviving Entity” has the meaning set forth in Section 2.1(a).

“Initial Surviving Entity Common Stock” has the meaning set forth in Section 2.6(a)(ii).

“Insurance Policies” has the meaning set forth in Section 4.21.

“Intellectual Property” means all of the following intellectual property rights, pursuant to the Laws of any jurisdiction throughout the world: (a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (b) copyrightable works of authorship, expressions, designs and design registrations, including copyrights, author, performer and moral rights, and all registrations, applications for registration and renewals of such copyrights; (c) inventions, discoveries, trade secrets and know-how, database rights, confidential and proprietary information and all rights therein; and (d) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models).

“Interim Balance Sheet” has the meaning set forth in Section 4.5(a).

“Interim Balance Sheet Date” has the meaning set forth in Section 4.5(a).

“Interim Financial Statements” has the meaning set forth in Section 4.5(a).

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“Intermex” has the meaning set forth in the preamble.

“Intermex Common Shares” means the common stock, par value $0.01 per share, of the Company.

“Intermex Management Agreement” means the Management Services Agreement dated as of February 1, 2017 between Stella Point Capital, LP and Intermex Holdings, Inc.

“Law” means any law, statute, directive, ordinance, regulation, rule, writ, judgment, Order, decree or other regulation of any Governmental Authority.

“Leased Real Property” means all of the right, title and interest of the Company Entities under all leases, subleases, licenses, concessions and other agreements, pursuant to which any Company Entity holds a leasehold or sub-leasehold estate in, or is granted the right to use or occupy, any land, buildings, improvements, fixtures or other interest in real property.

“Leases” has the meaning set forth in Section 4.8(c).

“Ledgewood” has the meaning set forth in Section 3.1.

“Legal Proceeding” means any claim, action, cause of action, demand, lawsuit, arbitration, notice of violation, proceeding, litigation, citation, summons, or criminal, administrative, civil or governmental audit, subpoena, or investigation.

“Liabilities” has the meaning set forth in Section 4.6.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (a) the business, results of operations, financial condition or assets of the Company, or (b) the ability of the Company to consummate the transactions contemplated hereby; provided, however, that, solely with respect to clause (a), “Material Adverse Effect” shall not include, either alone or in combination, any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions or conditions generally affecting the capital, credit or financial markets; (ii) conditions generally affecting the industries in which the Company Entities operate; (iii) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (iv) any failure of the Company Entities to meet their financial projections, budgets or estimates (provided that the underlying causes of such failures, subject to the other provisions of this definition, shall not be excluded), (v) any action required or permitted by this Agreement, or any action taken (or not taken) with the written consent of or at the request of Parent or any Merger Sub; (vi) any changes in applicable Laws or accounting rules or principles, including GAAP, or any interpretations thereof; or (vii) the announcement or execution of this Agreement, pendency or completion of the transactions contemplated by this Agreement; provided, further, however, that any event, occurrence, fact, condition or change referred to in clauses (i), (ii) and (vi) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect (in which case, only the incremental disproportionate effect may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect, and to the extent such change is not otherwise excluded from being taken into account by clauses (i) through (vii) above) on the Company Entities, taken as a whole, compared to other participants in the industries in which any Company Entity conducts the Business.

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“Material Contracts” has the meaning set forth in Section 4.13.

“Merger Consideration” means, collectively, the Cash Merger Consideration and the Common Stock Merger Consideration, as adjusted in accordance with this Agreement.

“Merger Sub 1” has the meaning set forth in the preamble.

“Merger Sub 2” has the meaning set forth in the preamble.

“Merger Subs” has the meaning set forth in the preamble.

“Mergers” has the meaning set forth in the recitals.

“Money Laundering Laws” has the meaning set forth in Section 4.25(c).

“Money Transfer Change of Control Filings” has the meaning set forth in Section 6.3(a).

“Money Transmitter License” means any license or similar authorization of a Governmental Authority that a Company Entity is required to obtain under any Money Transmitter Requirement to conduct the Business as currently conducted.

“Money Transmitter Requirements” means any and all Laws applicable to the business of transmitting money or other payment or money services businesses.

“Multiemployer Plan” has the meaning set forth in Section 3(37) of ERISA.

“NASDAQ” means the NASDAQ Capital Market.

“Net Working Capital” means the amount (which may be a negative or positive number) equal to the (a) the sum of all Current Assets of the Company Entities minus (b) the sum of all Current Liabilities of the Company Entities.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Other Filings” has the meaning set forth in Section 6.8(a).

“Outside Date” has the meaning set forth in Section 8.1(b)(i).

“Outstanding Revolver Balance” means, as of the date of determination, the aggregate amount outstanding under the Company’s $20,000,000 revolving credit facility under the Company Credit Agreement.

“Parent” has the meaning set forth in the preamble.

“Parent Acquisition Proposal” has the meaning set forth in Section 6.11(b).

“Parent Board” has the meaning set forth in Section 6.21(a).

“Parent Charter and Bylaws Amendment” has the meaning set forth in Section 6.8(b).

“Parent Common Stock” means the common stock, par value $0.0001 per share, of Parent.

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“Parent Common Stockholder Redemption Amount” means, as of the date of determination, the aggregate amount of cash necessary to satisfy all Parent Common Stockholder Redemption Elections.

“Parent Common Stockholder Redemption Election” means the election of a holder of shares of Parent Common Stock issued in Parent’s initial public offering to redeem such holder’s shares of Parent Common Stock held by such holder in exchange for cash, in each case, in accordance with Parent’s restated certificate of incorporation and the Registration Statement.

“Parent D&O Tail Policy” has the meaning set forth in Section 6.14.

“Parent Disclosure Schedules” means the confidential Parent Disclosure Schedules delivered by Parent in connection with, and constituting a part of, this Agreement.

“Parent Equity Compensation Plan” has the meaning set forth in Section 6.8(b).

“Parent Financial Statements” has the meaning set forth in Section 5.6(b).

“Parent Fundamental Representations” has the meaning set forth in Section 7.3(a).

“Parent Material Adverse Effect” means any event, occurrence, fact, condition or change that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (a) the business, results of operations, financial condition or assets of Parent, or (b) the ability of Parent to consummate the transactions contemplated hereby; provided, however, that, solely with respect to clause (a), “Parent Material Adverse Effect” shall not include, either alone or in combination, any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions or conditions generally affecting the capital, credit or financial markets; (ii) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (iii) any action required or permitted by this Agreement, or any action taken (or not taken) with the written consent of or at the request of the Company; (iv) any changes in applicable Laws or accounting rules or principles, including GAAP, or any interpretations thereof; or (v) the announcement or execution of this Agreement, pendency or completion of the transactions contemplated by this Agreement; provided, further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) and (iv) immediately above shall be taken into account in determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect (in which case, only the incremental disproportionate effect may be taken into account in determining whether there has been, or would reasonably be expected to be, a Parent Material Adverse Effect, and to the extent such change is not otherwise excluded from being taken into account by clauses (i) through (v) above) on Parent and its Subsidiaries, taken as a whole, compared to other participants in the industries in which Parent or any of its Subsidiaries conducts its business.

“Parent Representative” has the meaning set forth in Section 2.8(b).

“Parent SEC Documents” has the meaning set forth in Section 5.6(a).

“Parent Stockholder Approval” has the meaning set forth in Section 6.8(b).

“Parent Stockholders’ Meeting” has the meaning set forth in Section 6.8(a).

“Parent Supplement” has the meaning set forth in Section 6.22(b).

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“Parent Transaction Expenses” means the aggregate amount of all reasonable costs, fees and expenses incurred by or on behalf of Parent in connection with the review, negotiation, execution and consummation of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, and the preparation, filing, printing and distribution of the Proxy Statement, including the Parent D&O Tail Policy and the fees and expenses of legal counsel, accountants, financial advisors, proxy solicitors, and other representatives and consultants and due diligence and “road show” investor presentation (including travel-related) costs, fees and expenses.

“Parent’s Knowledge” means the actual knowledge, after due inquiry, of any executive officer or director of Parent.

“Permits” means any consent, franchise, approval, permit, filing, authorization, license, order, registration, certificate, exemption, variance and other similar permit or rights obtained from any Governmental Authority necessary for the operations of the Business and all pending applications therefor, but excluding Money Transmitter Licenses.

“Permitted Encumbrances” means (a) easements, rights-of-way, restrictions and other similar defects or imperfections of title, charges and encumbrances of record not in the aggregate detracting materially from the use or value of the assets subject thereto, (b) Encumbrances for Taxes not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (c) cashiers’, landlords’, mechanics’, materialmens’, carriers’, workmens’, repairmens’, contractors’ and warehousemens’ Encumbrances arising or incurred in the ordinary course of business and for amounts which are not delinquent or are being contested in good faith, (d) any statutory lien arising in the ordinary course of business by operation of applicable Laws with respect to a liability that is not yet due or delinquent or that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (e) purchase money Encumbrances securing rental payments under capital lease arrangements, (f) leases for Leased Real Property to which a Company Entity is a party, (g) zoning, building codes or other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property or the operation of the business that do not, individually or in the aggregate, materially interfere with the current use of the Leased Real Property, (h) Encumbrances granted under the Company Credit Agreement, (i) non-exclusive licenses to Intellectual Property granted to third parties in the ordinary course of business, and (j) Encumbrances securing surety bonds incurred in the ordinary course of business.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other organization, whether or not a legal entity, or a Governmental Authority.

“Press Release” has the meaning set forth in Section 6.9.

“Prospectus” means Parent’s final prospectus dated January 19, 2017.

“Proxy Statement” has the meaning set forth in Section 6.8(a).

“Re-Audited Financial Statements” has the meaning set forth in Section 6.1(b).

“Registration Rights Agreement” means a registration rights agreement among Parent and the Company’s stockholder in substantially the form attached hereto as Annex B.

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“Registration Statement” has the meaning set forth in Section 6.8(a).

“Reimbursable Transaction Expenses” means the aggregate amount of all reasonable costs, fees and expenses payable to third parties (including Governmental Authorities) incurred by or on behalf of the Company’s stockholder or Intermex or their respective Affiliates on or before Closing in connection with the review, negotiation, execution and consummation of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, including the cost of the D&O Tail Policy, the fees and expenses of legal counsel, accountants and other representatives and consultants, due diligence costs, fees and expenses (including reasonable due diligence related travel costs) and the fee in the amount of $1,560,000 payable by Intermex to Stella Point Capital LP (or its designee) in connection with the termination of the Intermex Management Agreement.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Representative” has the meaning set forth in Section 6.12(b).

“Return Amount” has the meaning set forth in Section 2.8(e).

“SEC” means the Securities and Exchange Commission.

“Second Certificate of Merger” has the meaning set forth in Section 2.2(b).

“Second Merger” has the meaning set forth in the Recitals.

“Second Merger Effective Time” has the meaning set forth in Section 2.2(b).

“Securities Act” means the Securities Act of 1933, as amended.

“Specified Sponsor Agreement” means the agreement described on Section 1.1(a) of the Parent Disclosure Schedules.

“Specified Stockholders of Parent” means each of the Persons set forth in Section 1.1(b) of the Parent Disclosure Schedules.

“Stockholder Agreement” means a shareholders agreement, in substantially the form attached hereto as Annex C.

“Stockholder Representative” has the meaning set forth in the preamble.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity.

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“Surviving Entity” has the meaning set forth in Section 2.1(b).

“Systems” means software, servers, sites, circuits, networks, interfaces, platforms, computers, hardware, databases, cable, networking, call centers, equipment and all other technology or infrastructure assets or services.

“Target Net Working Capital” means an amount equal to $30,997,261.

“Tax Authority” means any Governmental Authority responsible for the imposition or collection of any Tax.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes of any kind whatsoever, together with any interest, additions to tax or penalties with respect thereto.

“Top Depository Institution” has the meaning set forth in Section 4.24.

“Top Paying Agent” has the meaning set forth in Section 4.24.

“Transaction Form 8-K” has the meaning set forth in Section 6.9.

“Transfer Taxes” means any real property transfer, transfer gains, documentary, sales, use, stamp, registration or similar Taxes, fees or charges (including any penalties and interest) which become payable in connection with the Mergers pursuant to this Agreement.

“Treasury Regulations” means the treasury regulations promulgated under the Code, including any temporary regulations.

“Treasury Shares” means any Intermex Common Shares or other equity interests in Intermex held in the treasury of the Company.

“Trust Account” has the meaning set forth in 5.14.

“Trust Agreement” has the meaning set forth in Section 5.14.

“Trustee” has the meaning set forth in Section 5.14.

“Unresolved Items” has the meaning set forth in Section 2.8(d).

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“Voting Agreement” shall mean that certain Voting Agreement, dated as of the date hereof and attached hereto as Annex D, by and among Parent, the Company, and the Specified Stockholders of Parent.

“Voting Matters” has the meaning set forth in Section 6.8(b).

“Written Consent” has the meaning set forth in Section 6.5.

Section 1.2 Interpretation.

(a) References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified.

(b) A “month” or a “quarter” means a calendar month or quarter (as the case may be).

(c) References to “$” or “dollars” refer to lawful currency of the United States.

(d) Writing includes typewriting, printing, lithography, photography, email and other modes of representing or reproducing words in a legible and non-transitory form.

(e) The terms “include” and “including” and words of similar import are to be construed as non-exclusive (so that, by way of example, “including” mean “including without limitation”).

(f) Unless the context of this Agreement otherwise requires (i) words using a singular or plural number also include the plural or singular number, respectively, (ii) the terms “hereof,” “herein,” “hereby” and any derivative thereof or similar words refer to this entire Agreement, (iii) the masculine gender includes the feminine and neuter genders, (iv) any reference to a Law, an agreement or a document will be deemed also to refer to any amendment, supplement or replacement thereof, and (v) whenever this Agreement refers to a number of days, such number refers to calendar days unless such reference specifies Business Days.

(g) Terms defined in this Agreement by reference to any other agreement, document or instrument have the meanings assigned to them in such agreement, document or instrument whether or not such agreement, document or instrument is then in effect.

(h) The term “foreign” means non-United States.

Article II.
The Mergers

Section 2.1 The Mergers.

(a) The First Merger. Upon the terms and subject to the conditions of this Agreement, at the First Merger Effective Time, pursuant to the provisions of the DGCL, Merger Sub 1 shall be merged with and into Intermex, and the separate corporate existence of Merger Sub 1 shall thereupon cease in accordance with the provisions of the DGCL. Intermex shall be the surviving entity in the First Merger and shall continue to exist as a direct wholly owned Subsidiary of Parent (the “Initial Surviving Entity”). The First Merger shall have the effects specified in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the First Merger Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all of the property, rights, privileges, powers and franchises of Intermex and Merger Sub 1 shall vest in the Initial Surviving Entity, and all debts, liabilities and duties of Intermex and Merger Sub 1 shall become the debts, liabilities and duties of the Initial Surviving Entity.

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(b) The Second Merger. Upon the terms and subject to the conditions of this Agreement, at the Second Merger Effective Time, pursuant to the provisions of the DGCL and the Act, the Initial Surviving Entity shall be merged with and into Merger Sub 2, and the separate corporate existence of the Initial Surviving Entity shall thereupon cease in accordance with the provisions of the DGCL and the Act. Merger Sub 2 shall be the surviving entity in the Second Merger and shall continue to exist as a wholly owned Subsidiary of Parent (the “Surviving Entity”). The Second Merger shall have the effects specified in the DGCL and the Act. Without limiting the generality of the foregoing, and subject thereto, at the Second Merger Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all of the property, rights, privileges, powers and franchises of the Initial Surviving Entity and Merger Sub 2 shall vest in the Surviving Entity, and all debts, liabilities and duties of the Initial Surviving Entity and Merger Sub 2 shall become the debts, liabilities and duties of the Surviving Entity.

Section 2.2 Certificates of Merger.

(a) On the Closing Date, and upon the terms and subject to the conditions of this Agreement, Intermex shall cause a certificate of merger substantially in the form attached hereto as Exhibit A (the “First Certificate of Merger”) to be properly executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL, and shall make or cause to be made all other filings or recordings required under the DGCL. The First Merger shall be effective at such time and on such date as shall be set forth in the First Certificate of Merger filed with respect thereto in accordance with the DGCL (the “First Merger Effective Time”).

(b) On the Closing Date, and upon the terms and subject to the conditions of this Agreement, and immediately following the First Merger Effective Time, Merger Sub 2 shall cause a certificate of merger substantially in the form attached hereto as Exhibit B (the “Second Certificate of Merger”) to be properly executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and the Act, and shall make or cause to be made all other filings or recordings required under the DGCL and the Act. The Second Merger shall be effective at such time and on such date as shall be set forth in the Second Certificate of Merger filed with respect thereto in accordance with the DGCL and the Act (the “Second Merger Effective Time”).

Section 2.3 Organizational Documents; Name of Initial Surviving Entity and Surviving Entity.

(a) The corporate bylaws and certificate of incorporation of Merger Sub 1 in the forms attached hereto as Exhibit C and Exhibit D, respectively, as amended pursuant to the First Certificate of Merger, shall be the corporate bylaws and certificate of incorporation of the Initial Surviving Entity from and after the First Merger Effective Time and shall continue in full force and effect until further amended in the manner prescribed therein or by the provisions of the DGCL, except that the name of the corporation set forth therein shall be changed to “Intermex Holding Corp.”

(b) The certificate of formation and limited liability company agreement of Merger Sub 2 in the forms attached hereto as Exhibit E and Exhibit F, respectively, as amended pursuant to the Second Certificate of Merger, shall be the certificate of formation and limited liability company agreement of the Surviving Entity from and after the Second Merger Effective Time and shall continue in full force and effect until further amended in the manner prescribed therein or by the provisions of the Act, except that the name of the limited liability company set forth therein shall be changed to a name that is mutually agreed by Parent and the Company.

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Section 2.4 Officers of Initial Surviving Entity; Officers of Surviving Entity.

(a) The officers of Intermex immediately prior to the First Merger Effective Time shall be the officers of the Initial Surviving Entity and will hold office in accordance with the bylaws of the Initial Surviving Entity until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified in the manner provided in the bylaws of the Initial Surviving Entity and otherwise in accordance with applicable Law.

(b) The officers of Intermex immediately prior to the Second Merger Effective Time shall be the officers of the Surviving Entity and will hold office in accordance with the limited liability company agreement of the Surviving Entity until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified in the manner provided in the limited liability company agreement of the Surviving Entity and otherwise in accordance with applicable Law.

Section 2.5 Board of Directors of Initial Surviving Entity; Member/Manager of Surviving Entity.

(a) From and after the First Merger Effective Time, the sole director of Merger Sub 1 shall be the sole director of the Initial Surviving Entity and will continue to hold office in accordance with the bylaws of the Initial Surviving Entity and otherwise in accordance with applicable Law.

(b) From and after the Second Merger Effective Time, Parent shall be the member/manager of the Surviving Entity in accordance with the limited liability company agreement of the Surviving Entity and otherwise in accordance with applicable Law.

Section 2.6 Effect of the Mergers. Without any action on the part of Parent, any Merger Sub, Intermex, the Initial Surviving Entity or the Company’s stockholder:

(a) At the First Merger Effective Time:

(i) all of the Intermex Common Shares issued and outstanding immediately prior to the First Merger Effective Time (except for Treasury Shares and other shares to be cancelled pursuant to Section 2.6(a)(iii)), shall, by virtue of the First Merger and upon the terms and subject to the conditions set forth in this Section 2.6, be cancelled and automatically deemed for all purposes to represent the right to receive a pro rata portion of the Merger Consideration as provided for herein, and the Company’s stockholder shall cease to have any other rights as a stockholder of the Company with respect thereto;

(ii) each share of common stock, par value $0.01 per share, of Merger Sub 1 issued and outstanding immediately prior to the First Merger Effective Time shall, by virtue of the First Merger and without any action on the part of Parent, Merger Sub 1 or the Company, be converted into and become one newly issued, fully paid and non-assessable share of common stock of the Initial Surviving Entity (the “Initial Surviving Entity Common Stock”); and

(iii) each Intermex Common Share owned by any Subsidiary of the Company and each Treasury Share shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

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(b) At the Second Merger Effective Time, without any action on the part of Parent, Merger Sub 2, the Initial Surviving Entity or the Company’s stockholder:

(i) each share of Initial Surviving Entity Common Stock outstanding immediately prior to the Second Merger Effective Time shall be cancelled, and no consideration shall be paid with respect thereto; and

(ii) the limited liability company interests of Merger Sub 2 outstanding immediately prior to the Second Merger Effective Time shall remain outstanding and shall constitute the only outstanding limited liability company interests of the Surviving Entity.

(c) No certificates or scrip representing a fractional share of Parent Common Stock will be issued to the Company’s stockholder in connection with payment of the Merger Consideration, and to the extent a fractional share of Parent Common Stock is issuable as part of the Common Stock Merger Consideration, such fraction shall be rounded up to one whole share of Parent Common Stock.

Section 2.7 Merger Consideration.

(a) At the Closing, Parent shall pay and issue (as applicable) the Merger Consideration to the Stockholder Representative or its designees in accordance with the terms and conditions of this Agreement.

(b) For the purposes of this Agreement, “Equity Value” means an amount equal to (A) the Enterprise Value, plus (B) the amount of Closing Cash, plus (C) the amount, if any, by which the Closing Net Working Capital exceeds the Target Net Working Capital, minus (D) the amount, if any, by which the Target Net Working Capital exceeds the Closing Net Working Capital, minus (E) the amount of Closing Indebtedness, plus (F) the amount of Closing Reimbursable Transaction Expenses.

Section 2.8 Estimated Merger Consideration; Adjustment.

(a) No later than the close of business of the third (3rd) Business Day preceding the Closing Date, the Company shall provide to Parent a written statement (the “Closing Statement”) setting forth the Company’s good faith estimate, together with related supporting calculations and work papers and back-up materials relating thereto (in the case of work papers and back-up materials, as reasonably requested by Parent), of the Equity Value (“Estimated Equity Value”), together with (i) an estimated consolidated balance sheet of the Company Entities as of 12:01 a.m. Eastern time on the Closing Date, prepared in accordance with GAAP applied on a basis consistent with the preparation of the Balance Sheet, and (ii) the Company’s good faith estimates, together with related supporting calculations of (A) Closing Cash, (B) Closing Net Working Capital calculated in accordance with the Working Capital Methodologies and including the amount by which the Closing Net Working Capital is greater or less than the Target Net Working Capital, (C) Closing Indebtedness, (D) Closing Reimbursable Transaction Expenses, and (E) Closing Excess Cash Amount. The Closing Statement and all components thereof shall be prepared in accordance with GAAP applied on a basis consistent with the preparation of the Balance Sheet and with this Agreement. Parent shall be entitled to review and make reasonable comments to the matters and amounts set forth in the Closing Statement (and the components thereof), and in connection therewith, the Company shall provide Parent and its representatives with reasonable access during normal business hours to the relevant books, records and finance personnel of the Company. The Company shall consider Parent’s comments to the Closing Statement in good faith prior to the Closing Date, provided that, in the event the Company and Parent are unable to agree on any component of the Closing Statement prior to the Closing Date, the Closing Statement as prepared by the Company (as may have been updated by any mutual agreement of Parent and the Company and including any disputed components thereof in such amounts as included in the Company’s initial Closing Statement) shall control for purposes of the Closing and any payments to be made in connection therewith, including the issuance of the Common Stock Merger Consideration.

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(b) Within 60 days after the Closing Date, James J. McEntee, III, as representative of and on behalf of Parent (the “Parent Representative”) shall prepare or cause to be prepared, at Parent’s expense, and deliver to the Stockholder Representative, together with related supporting calculations and work papers and back-up materials relating thereto (in the case of work papers and back-up materials, as reasonably requested by the Stockholder’s Representative), a written statement setting forth in reasonable detail Parent’s calculation of the Equity Value, together with (i) a consolidated balance sheet of the Company Entities as of 12:01 a.m. Eastern time on the Closing Date, prepared in accordance with GAAP applied on a basis consistent with the preparation of the Balance Sheet, and (ii) Parent’s calculations of (A) Closing Cash, (B) Closing Net Working Capital, (C) Closing Indebtedness, and (D) Closing Reimbursable Transaction Expenses (such statement, together with the balance sheet referred to in clause (i) above and the calculations in clause (ii) above, being herein called the “Final Closing Statement”). In the event the Parent Representative fails to timely deliver the Final Closing Statement pursuant to and in accordance with the terms hereof, the Closing Statement and all amounts reflected therein shall be deemed final and binding on the parties.

(c) During the 45-day period immediately following the Stockholder Representative’s receipt of the Final Closing Statement, the Stockholder Representative and its representatives (including its financial advisors, accountants and consultants) will be permitted to review, during normal business hours and upon reasonable notice, Parent’s books and records and the working papers related to the preparation of the Final Closing Statement. The Final Closing Statement (including the determinations included therein) will become final, binding and conclusive upon Parent, the Surviving Entity and the Stockholder Representative (a) on the 45th day following the Stockholder Representative’s receipt thereof, unless the Stockholder Representative delivers to Parent Representative prior to such 45th day written notice of the Stockholder Representative’s disagreement (a “Dispute Notice”) with any amount or determination set forth in the Final Closing Statement or (b) on such earlier date as the Stockholder Representative notifies the Parent Representative in writing that it does not dispute the Final Closing Statement. Any Dispute Notice will specify in reasonable detail the nature and dollar amount of any disagreement so asserted (collectively, the “Disputed Items”). If the Stockholder Representative timely delivers a Dispute Notice to the Parent Representative, then the determination of the Equity Value, Closing Cash, Closing Net Working Capital, Closing Indebtedness, and Closing Reimbursable Transaction Expenses will become final, binding and conclusive upon Parent, the Surviving Entity and the Stockholder Representative on the first to occur of (x) the date on which the Parent Representative and the Stockholder Representative resolve in writing all differences they have with respect to the Disputed Items or (y) the date on which all of the Disputed Items that are not resolved by the Parent Representative and the Stockholder Representative in writing are finally resolved in writing by the Accounting Firm in accordance with Section 2.8(d). The Stockholder Representative shall be deemed to have agreed with any amounts and items contained in the Final Closing Statement to the extent such amounts and items are not raised in the Dispute Notice.

(d) During the 30 days following delivery of a Dispute Notice, the Parent Representative and the Stockholder Representative will seek in good faith to resolve in writing any differences that they have with respect to all of the Disputed Items. Unless otherwise agreed by the Parent Representative and the Stockholder Representative, any such discussions related thereto shall be governed by Rule 408 of the Federal Rules of Evidence and any applicable similar state rule. If the Parent Representative and the Stockholder Representative do not reach agreement on all of the Disputed Items during such 30-day period (or such longer period as they shall mutually agree), then at the end of such 30-day (or such longer period as they shall mutually agree) period the Parent Representative and the Stockholder Representative will submit all unresolved Disputed Items (collectively, the “Unresolved Items”) to the Accounting Firm to review and resolve such matters. The parties shall instruct the Accounting Firm (i) not to assign a value to any item in dispute greater than the greatest value or lower than the lowest value assigned by the Parent Representative or the Stockholder Representative, and (ii) to make a final determination (the “Final Determination”) not later than 30 calendar days following submission of the Unresolved Items to the Accounting Firm. The Final Determination will be final, binding and conclusive on Parent, the Parent Representative, the Company and the Stockholder Representative with respect to the Unresolved Items effective as of the date the Accounting Firm’s written determination is received by the Parent Representative and the Stockholder Representative. The Accounting Firm’s determination shall not be subject to review or appeal, absent a showing of fraud or manifest error. The costs, fees and disbursements of the Accounting Firm shall be paid by the Surviving Entity.

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(e) Upon the determination, in accordance with Sections 2.8(b), (c) and (d) above, of the Final Closing Statement and any Final Determination made, the Equity Value shall be recalculated using the amounts so determined pursuant to Sections 2.8(c) and 2.8(d) above in lieu of the amounts used in the Estimated Closing Statement, and the Cash Merger Consideration will be adjusted by any difference between the Estimated Equity Value and the final Equity Value so determined in accordance with this paragraph (e) (the “Final Adjustment”). If the final Equity Value is greater than the Estimated Equity Value, then (i) Parent shall pay or cause to be paid the amount of such excess to the Stockholder Representative or its designees and (ii) Parent and the Stockholder Representative shall promptly deliver a joint written instruction to the Escrow Agent to release all of the funds in the Adjustment Escrow Account to the Stockholder Representative or its designees. If the final Equity Value is less than the Estimated Equity Value (the amount of such difference, the “Return Amount”), then Parent and the Stockholder Representative shall promptly deliver a joint written instruction to the Escrow Agent to release to Parent from the Adjustment Escrow Account the lesser of (x) the Return Amount, and (y) the Adjustment Escrow Amount, it being understood and agreed that Parent’s sole recourse with respect to the Return Amount shall be the funds in the Adjustment Escrow Account. If any funds remain in the Adjustment Escrow Account after releasing the Return Amount to Parent, Parent and the Stockholder Representative shall promptly deliver a joint written instruction to the Escrow Agent to release such remaining funds in the Adjustment Escrow Account to the Stockholder Representative or its designees. Any payment required under this paragraph (e) shall be made by wire transfer of immediately available funds within three (3) Business Days after the determination of the Final Adjustment pursuant to this paragraph (e).

(f) Concurrent with the Closing, Parent will deliver $2,000,000 (such amount, the “Adjustment Escrow Amount”) in immediately available funds into an escrow account (the “Adjustment Escrow Account”), such account to be established and maintained by the Escrow Agent pursuant to the terms and conditions of an escrow agreement substantially in the form of Annex E attached hereto, to be entered into on the Closing Date by Parent, the Stockholder Representative and the Escrow Agent (the “Escrow Agreement”). All fees, costs and expenses of the Escrow Agent will be borne by the Surviving Entity.

Section 2.9 Withholding Rights. Each of Parent or Merger Sub 1 or anyone acting on their behalf shall be entitled to deduct and withhold from the payment of any Merger Consideration payable pursuant to this Agreement to any Person such amounts as are required to be deducted and withheld with respect to the making of any such payment under any applicable tax Law. Any sum which is withheld as permitted by this Section 2.9 shall be remitted to the appropriate Governmental Authority and Parent shall provide the Stockholder Representative with all appropriate or required reports showing such withholding. As of the date hereof, Parent is not aware of any such withholding obligation. Upon becoming aware of any such withholding obligation, Parent shall promptly provide Stockholder Representative with written notice (which notice shall describe the basis for such deduction or withholding), and shall provide the Stockholder Representative with a reasonable opportunity to provide such forms, certificates or other evidence, and reasonably cooperate with the Stockholder Representative, to eliminate or reduce any such required deduction or withholding. Subject to the foregoing, to the extent that amounts are so withheld and paid to the proper Governmental Authority pursuant to any applicable tax Law, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which such deduction and withholding was made.

Section 2.10 Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the First Merger Effective Time, any change in the outstanding shares of capital stock of Parent shall occur, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or distribution paid in stock, the number of shares of Parent Common Stock to be issued as Common Stock Merger Consideration shall be appropriately adjusted to reflect such change.

Section 2.11 Taking of Necessary Action; Further Action. If at any time after the First Merger Effective Time or the Second Merger Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Entity with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company or any of the Merger Subs, the officers and managers of the Surviving Entity will be fully authorized in the name of the Company or any of the Merger Subs, as the case may be, to take and shall take any and all such lawful and necessary action.

Article III.
Closing

Section 3.1 Closing. The closing of the transactions contemplated hereby (the “Closing”) shall be deemed to take place at the offices of Ledgewood, PC (“Ledgewood”), Two Commerce Square, Suite 3400, 2001 Market Street, Philadelphia, PA 19103, at 10:00 A.M. on such date mutually agreed upon by Parent and the Company falling within five (5) days following the satisfaction or waiver of all of the conditions set forth in Article VII (other than those conditions that by their terms cannot be satisfied until the Closing, but subject to the satisfaction or waiver thereof), or on such other date and time and at such other place as Parent and the Company shall mutually agree in writing. The date of the Closing is herein called the “Closing Date.” For financial accounting and Tax purposes, to the extent permitted by Law, the Closing shall be deemed to have become effective as of 12:01 A.M. (New York City time) on the Closing Date.

Section 3.2 Reimbursable Transaction Expenses. At the Closing, all of the Reimbursable Transaction Expenses shall be fully paid and funded by Parent, upon receipt of invoices therefor, either (a) in the case of Reimbursable Transaction Expenses that have not been paid as of 12:01 a.m. Eastern time on the Closing Date, directly to the payees thereof, or (b) in the case of Reimbursable Transaction Expenses that have been paid as of 12:01 a.m. Eastern time on the Closing Date, to the Stockholder Representative or its Affiliates or designees (not, for the avoidance of doubt, to Parent, the Surviving Entity or any of their controlled Affiliates) in reimbursement of such Reimbursable Transaction Expenses paid prior to such time. In connection with the Closing, Parent shall make or cause to be made payment of the Reimbursable Transaction Expenses on the Closing Date in order to discharge the amounts payable thereunder.

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Section 3.3 Deliveries and Proceedings at Closing. Subject to the terms and conditions of this Agreement, at the Closing:

(a) the Company shall deliver or cause to be delivered the following:

(i) the certificates evidencing the Intermex Common Shares; and

(ii) the certificates and other documents required to be delivered pursuant to Section 7.2.

(b) Parent and the Merger Subs shall deliver or cause to be delivered the following:

(i) an amount equal to the Cash Merger Consideration minus the Adjustment Escrow Amount, by wire transfer of immediately available funds, to the Stockholder Representative or its designees in accordance with the terms of this Agreement;

(ii) the Adjustment Escrow Amount to the Escrow Agent for deposit in the Adjustment Escrow Account in accordance with Section 2.8(f);

(iii) the Common Stock Merger Consideration to the Stockholder Representative or its designees electronically through book entry delivery or, upon written request by the Stockholder Representative, in the form of one or more original stock certificates;

(iv) the aggregate amount of the Reimbursable Transaction Expenses (to the extent not previously paid by Parent) as directed by the Company in writing prior to the Closing, which shall include the relevant invoices therefor; and

(v) the certificates and other documents required to be delivered pursuant to Section 7.3.

Article IV.
Representations and Warranties Of the Company

Except with respect to matters set forth in the Company Disclosure Schedules (it being agreed that any matter disclosed in the Company Disclosure Schedules with respect to any section of this Agreement shall be deemed to have been disclosed with respect to any other section to the extent the applicability thereto is reasonably apparent from the face of such disclosure), the Company hereby represents and warrants to Parent and the Merger Subs as of the date of this Agreement and as of the Closing Date as follows:

Section 4.1 Organization and Qualification; Subsidiaries. Each Company Entity is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation or incorporation, as applicable, and has full corporate or limited liability company, as applicable, power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted. Section 4.1 of the Company Disclosure Schedules sets forth each jurisdiction in which each Company Entity is licensed or qualified to do business, and each Company Entity is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except such licenses or qualifications the absence of which would not reasonably be expected to have a Material Adverse Effect. Section 4.1 of the Company Disclosure Schedules sets forth all of the Company’s Subsidiaries, and the Company directly or indirectly owns 100% of the outstanding membership and other equity interests of such Subsidiaries, free and clear of all Encumbrances (other than Permitted Encumbrances). The Company does not own or have any ownership interest in any other Person other than the Subsidiaries set forth on Section 4.1 of the Company Disclosure Schedules. True and complete copies of the certificate of incorporation, bylaws or other organizational documents of each Company Entity, as amended to the date of this Agreement, have been made available to Parent.

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Section 4.2 Authority; Board Approval.

(a) The Company has full corporate power and authority to enter into and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party and, subject to, in the case of the consummation of the Mergers, adoption of this Agreement by the affirmative vote or consent of the Company’s stockholder (“Company Stockholder Vote”), to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and any Ancillary Agreement to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement, any Ancillary Agreement to which it is a party or to consummate the Mergers and the other transactions contemplated hereby and thereby, subject only, in the case of consummation of the Mergers, to the receipt of the Company Stockholder Vote. The Company Stockholder Vote is the only vote or consent of the holders of any class or series of the Company’s capital stock required to approve and adopt this Agreement and the Ancillary Agreements, approve the Mergers and consummate the Mergers and the other transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by each other party hereto) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and as limited by the availability of specific performance and other equitable remedies or applicable equitable principles (whether considered in a proceeding at law or in equity). When each Ancillary Agreement to which the Company is or will be a party has been duly executed and delivered by the Company (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Agreement will constitute a legal and binding obligation of the Company enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and as limited by the availability of specific performance and other equitable remedies or applicable equitable principles (whether considered in a proceeding at law or in equity).

(b) The Company Board, by resolutions duly adopted by unanimous vote at a meeting of all directors of the Company duly called and held and, as of the date hereof (except as permitted by Section 6.11) not subsequently rescinded or modified in any way adverse to Parent or the Merger Subs, has, as of the date hereof (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers, are in the best interests of, the Company and the Company’s stockholder, (ii) approved and declared advisable the “agreement of merger” (as such term is used in Section 251 of the DGCL) contained in this Agreement and the transactions contemplated by this Agreement, including the Mergers, in accordance with the DGCL and the Act, (iii) directed that the “agreement of merger” contained in this Agreement be submitted to the Company’s stockholder for adoption, and (iv) resolved to recommend that the Company’s stockholder adopts the “agreement of merger” set forth in this Agreement (collectively, the “Company Board Recommendation”).

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Section 4.3 No Conflict.

(a) The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, including the Mergers, do not and will not: (i) subject to, in the case of the Mergers, obtaining the Company Stockholder Vote, conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of the Company (“Company Charter Documents”); (ii) subject to, in the case of the Mergers, obtaining the Company Stockholder Vote, conflict with or result in a violation or breach of any provision of any applicable Law or Governmental Order applicable to the Company; (iii) except as set forth in Section 4.3 of the Company Disclosure Schedules, require the consent or notice by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which any Company Entity is a party or by which any Company Entity is bound or to which any of their respective properties and assets are subject (including any Material Contract) or any Permit affecting the properties, assets or Business; or (iv) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of any Company Entity, except with respect to the foregoing clauses (ii), (iii), and (iv) as would not reasonably be expected to have a Material Adverse Effect.

(b) No material consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to any Company Entity in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, except for the filing of the First Certificate of Merger and Second Certificate of Merger with the Secretary of State of Delaware and such filings as may be required under the HSR Act or any other antitrust law.

Section 4.4 Capitalization.

(a) The authorized capital stock of the Company consists of 1,000 Intermex Common Shares, of which 10 shares are issued and outstanding as of the date hereof. Section 4.4(a) of the Company Disclosure Schedules sets forth, as of the date hereof, the name of each Person that is the registered owner of any Intermex Common Shares and the number of Intermex Common Shares owned by such Person.

(b) Except as disclosed on Section 4.4(b) of the Company Disclosure Schedules, (i) no subscription, warrant, option, convertible or exchangeable security, or other right (contingent or otherwise) to purchase or otherwise acquire equity securities of the Company or any of its Subsidiaries is authorized or outstanding, and (ii) there is no commitment by the Company or its Subsidiaries to issue shares, subscriptions, warrants, options, convertible or exchangeable securities, or other similar equity rights or to distribute to holders of any of their respective equity securities any evidence of indebtedness or asset, to repurchase or redeem any securities of the Company or its Subsidiaries or to grant, extend, accelerate the vesting of, change the price of, or otherwise amend any warrant, option, convertible or exchangeable security. There are no declared or accrued unpaid dividends with respect to any Intermex Common Shares.

(c) All issued and outstanding Intermex Common Shares are (i) duly authorized, validly issued, fully paid and non-assessable; (ii) not subject to any preemptive rights created by statute, Company Charter Documents or any agreement to which the Company is a party; and (iii) free of any Encumbrances other than Permitted Encumbrances. All issued and outstanding Intermex Common Shares were issued in compliance with applicable Law.

(d) No outstanding Intermex Common Shares are subject to vesting or forfeiture rights or repurchase by the Company. There are no outstanding or authorized stock appreciation, dividend equivalent, phantom stock, profit participation or other similar rights with respect to the Company or any of its securities.

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(e) All distributions, dividends, repurchases and redemptions in respect of the capital stock (or other equity interests) of the Company were undertaken in compliance with the Company Charter Documents then in effect, any agreement to which the Company then was a party and in compliance with applicable Law.

Section 4.5 Financial Statements.

(a) Section 4.5 of the Company Disclosure Schedules sets forth the audited consolidated financial statements of the Company and its Subsidiaries consisting of consolidated statements of financial position as of December 31 in each of the years 2014, 2015 and 2016 and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for the years then ended (the “Audited Financial Statements”), and unaudited consolidated financial statements of the Company and its Subsidiaries consisting of a consolidated statement of financial position as of June 30, 2017 and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for the six month period then ended (the “Interim Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, subject, in the case of the Interim Financial Statements, to normal year-end adjustments and the absence of notes. The Financial Statements are based on the books and records of the Company, and fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the respective dates they were prepared and the results of the operations of the Company and its Subsidiaries for the periods indicated. The consolidated statement of financial position of the Company and its Subsidiaries as of December 31, 2016 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date” and the consolidated statement of financial position of the Company and its Subsidiaries as of June 30, 2017 is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date.” The Company maintains a standard system of accounting established and administered in accordance with GAAP.

(b) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) all assets, liabilities and transactions are accurately and timely recorded in all material respects and as necessary to permit preparation of audited financial statements and to maintain accountability for the assets and (ii) transactions are executed and access to records is permitted only in accordance with management’s authorization.

Section 4.6 Undisclosed Liabilities. Except as set forth in Section 4.6 of the Company Disclosure Schedules, the Company has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured (“Liabilities”) that would be required to be set forth on a balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, consistently applied, except (a) those which are reflected or reserved against in the Financial Statements, (b) those which have been incurred in the ordinary course of business consistent with past practice since the Interim Balance Sheet Date (none of which results from or arises out of any material breach of or material default under any Contract), (c) obligations of future performance under Contracts, and (d) those which would not be material to the Company Entities, taken as a whole.

Section 4.7 Absence of Certain Changes or Events.

(a) Except as set forth in Section 4.7(a) of the Company Disclosure Schedules or as reflected in the Interim Financial Statements, since the Interim Balance Sheet Date through the date hereof, each Company Entity has conducted the Business in the ordinary course of business consistent with past practice.

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(b) Other than as set forth in Section 4.7(b) of the Company Disclosure Schedules or as reflected in the Interim Financial Statements, since the Interim Balance Sheet Date through the date hereof, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to the Company, any:

(i) event, occurrence or development that has had or would be reasonably expected to have a Material Adverse Effect;

(ii) amendment of its charter or by-laws or the organizational documents of any of its Subsidiaries;

(iii) split, combination or reclassification of any shares of its capital stock;

(iv) issuance, sale or other disposition of any equity security or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its or its Subsidiaries’ equity securities;

(v) declaration or payment of any dividends or distributions on or in respect of any of its capital stock; or redemption, purchase or acquisition of its capital stock;

(vi) material change in any method of accounting or accounting practice of the Company, except as required by GAAP, securities laws and regulations or PCAOB standards or as disclosed in the notes to the Financial Statements;

(vii) material change in the Company’s cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, prepayment of expenses, payment of accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(viii) other than under and in accordance with the Company Credit Agreement, incurrence, assumption or guarantee of any indebtedness for borrowed money in excess of $250,000 by it or any of its Subsidiaries except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice;

(ix) except in the ordinary course of business or for write-offs required by GAAP, any transfer, assignment, sale or other disposition of any tangible or intangible assets shown or reflected in the Balance Sheet or cancellation of any debts or entitlements, in each case, with a value in excess of $250,000 individually or $500,000 in the aggregate;

(x) transfer, assignment or grant of any exclusive license or sublicense of any material rights under or with respect to any Company Intellectual Property or Company IP Agreements;

(xi) any capital investment in any other Person in excess of $250,000 individually or $500,000 in the aggregate;

(xii) any loan to any other Person, other than in the ordinary course of business consistent with past practice;

(xiii) acceleration, termination, material modification to or cancellation of any Material Contract to which the Company is a party or by which it is bound;

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(xiv) imposition of any material Encumbrance upon any Company properties, capital stock or assets, tangible or intangible;

(xv) (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its current or former employees, officers, directors or consultants, other than as provided for in any written agreements or required by applicable Law, (ii) change in the terms of employment for any employee or any termination of any employees for which the aggregate costs and expenses exceed $500,000, or (iii) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director or consultant;

(xvi) hiring or promoting any individual as or to be (as the case may be) an officer, or hiring or promoting any employee below officer, except in the ordinary course of business consistent with past practice;

(xvii) adoption, modification or termination of any: (i) Employment Contract, (ii) Benefit Plan or (iii) collective bargaining or other agreement with a union;

(xviii) any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders or current or former directors, officers and employees;

(xix) entry into a new line of business that is unrelated to the current Business or abandonment or discontinuance of an existing line of business;

(xx) except for the Mergers, adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(xxi) purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of $250,000, individually (in the case of a lease, per annum) or $500,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of inventory, services or supplies in the ordinary course of business consistent with past practice;

(xxii) acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof;

(xxiii) action by the Company to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return that would have the effect of materially increasing the Tax liability or materially reducing any Tax asset of Parent in respect of any post-Closing Tax period; or

(xxiv) any Contract to do any of the foregoing.

Section 4.8 Title; Real Property.

(a) No Company Entity owns a freehold estate in any real property.

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(b) The Company has good and valid title to, or a valid leasehold interest, as applicable, in, all Leased Real Property and material tangible personal property and other material assets reflected in the Interim Balance Sheet, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Interim Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for Permitted Encumbrances. Except as set forth in Section 4.8(b) of the Company Disclosure Schedules, all such properties and assets (including leasehold interests) are in the possession of or under the control of a Company Entity.

(c) Section 4.8(c) of the Company Disclosure Schedules lists with respect to each Leased Real Property (i) the street address; (ii) the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease; and (iii) the current use of such property. With respect to the Leased Real Property, the Company has delivered or made available to Parent true, complete and correct copies of the applicable lease, sublease, license or other agreement (including any amendments, modifications or supplements thereto) associated with each Leased Real Property location (the “Leases”). The Leases are in full force and effect, and are binding and enforceable against each Company Entity that is party thereto and, to the Company’s Knowledge, the other parties thereto, in accordance with their respective terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and as limited by the availability of specific performance and other equitable remedies or applicable equitable principles (whether considered in a proceeding at law or in equity). The Company is not a sublessor or grantor under any sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any Leased Real Property. The use and operation of the Leased Real Property in the conduct of the Business do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement. There are no Legal Proceedings pending nor, to the Company’s Knowledge, threatened against or affecting the Leased Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings.

Section 4.9 Condition and Sufficiency of Assets. Except as set forth in Section 4.9 of the Company Disclosure Schedules, as of the date hereof, the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Company Entities are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

Section 4.10 Intellectual Property.

(a) Section 4.10(a) of the Company Disclosure Schedules lists all (i) Company IP Registrations, indicating as to each item as applicable: (A) the owner; (B) the jurisdictions in which such item is issued or registered or in which any application for issuance or registration has been filed, (C) the respective issuance, registration, or application number of the item, and (D) the dates of application, issuance or registration of the item; (ii) Company Software; and (iii) internet domain names owned by any Company Entity.

(b) Section 4.10(b) of the Company Disclosure Schedules lists all Company IP Agreements involving annual payments in excess of $250,000. No Company Entity nor, to the Company’s Knowledge, any other party thereto is in default under, or has provided or received any notice of material breach or default of any Company IP Agreement.

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(c) Except as set forth in Section 4.10(c) of the Company Disclosure Schedules, a Company Entity is the sole and exclusive legal and record owner of all right, title and interest in and to the Company IP Registrations, and has the right to use all other material Intellectual Property used in the conduct of the Business, in each case, free and clear of Encumbrances other than Permitted Encumbrances. Without limiting the generality of the foregoing, the Company has entered into written agreements with every current and former employee that has contributed material Intellectual Property to the Business, and with every current and former independent contractor that has contributed material Intellectual Property to the Business, whereby such employees and independent contractors: (i) assign to the Company any ownership interest and right they may have in the Company Intellectual Property; and (ii) as between the Company and such employee or independent contractor, acknowledge the Company’s exclusive ownership of all Company Intellectual Property. The consummation of the transactions contemplated hereunder will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Company’s right to own, use or hold for use any material Company Intellectual Property. To the Company’s Knowledge, the Company’s rights in the Company IP Registrations are valid, subsisting and enforceable. The Company has taken commercially reasonable steps to maintain the Company Intellectual Property and to protect and preserve the confidentiality of all trade secrets included in the Company Intellectual Property, including requiring all Persons having access to Company Intellectual Property to execute written non-disclosure agreements.

(d) To the Company’s Knowledge, in the past three (3) years the conduct of the Business as currently and formerly conducted, and the products, processes and services of the Company, have not infringed, misappropriated or diluted the Intellectual Property of any Person. To the Company’s Knowledge, in the past three (3) years no Person has infringed, misappropriated or diluted, or is currently infringing, misappropriating or diluting, any Company Intellectual Property.

(e) Except as set forth in Section 4.10(e) of the Company Disclosure Schedules, no computer software owned, purported to be owned, or developed for use in the Business (including the Company Software) includes, comprises or was developed using any software subject to open source, “copyleft” or similar licensing terms, including the GNU General Public License, where such use or incorporation would (i) dedicate to the public domain such software, or (ii) otherwise require the free licensure of such software or public disclosure of the source code of such software to other Persons.

(f) There are no Legal Proceedings (including any oppositions, interferences or re-examinations) settled, pending or threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by the Company Entities; (ii) challenging the validity, enforceability, registrability or ownership of any Company Intellectual Property or the Company’s rights with respect to any Company Intellectual Property; or (iii) by the Company or any other Person alleging any infringement, misappropriation, dilution or violation by any Person of the Company Intellectual Property; in each case other than as reasonably expected during the ordinary course of prosecution of such Intellectual Property. To the Knowledge of the Company, no Company Entity is subject to any Governmental Order that does or would restrict or impair the use of any Company Intellectual Property.

Section 4.11 Privacy and Data Security.

(a) Privacy Policy. The Company has a privacy policy regarding the collection, use and disclosure of personal information in connection with the operation of the Business which is in any Company Entity’s possession, custody or control, or otherwise held or processed on its behalf and each Company Entity is and has been in compliance with such privacy policy. The Company has posted a privacy policy in a clear and conspicuous location on all websites owned or operated by the Company Entities.

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(b) Compliance with Privacy and Data Security Laws. Except as set forth in Section 4.11(b) of the Company Disclosure Schedules, each Company Entity has complied at all times in all material respects with all applicable Laws regarding the collection, retention, use and protection of personal information and there is no claim pending or threatened in writing against any Company Entity regarding any violation of or noncompliance with such applicable Laws.

(c) Privacy and Data Security Contractual Obligations. Each Company Entity is in material compliance with the terms of all Contracts to which such Company Entity is a party, if any, relating to data privacy, security or breach notification (including provisions that impose conditions or restrictions on the collection, use, disclosure, transmission, destruction, maintenance, storage or safeguarding of personal information).

(d) Privacy and Data Security Complaints and Investigations. Except as set forth in Section 4.11(d) of the Company Disclosure Schedules, no Person (including any Governmental Authority) has commenced any Legal Proceeding relating to any Company Entity’s information privacy or data security practices relating to personal information of consumers, including with respect to the access, disclosure or use of personal information maintained by or on behalf of any Company Entity, or, to the Company’s Knowledge, threatened any such Legal Proceeding, or made any complaint, investigation or inquiry relating to such practices.

(e) Effect of the Transaction. The execution, delivery and performance of this Agreement and the consummation of the contemplated transactions, including any transfer of personal information resulting from such transactions, will not violate the privacy policy of any Company Entity as it currently exists.

(f) Security Measures. The Company has established and implemented programs and procedures that are commercially reasonable, in compliance with applicable industry practices and appropriate, including administrative, technical and physical safeguards to protect the confidentiality, integrity and security of personal information in its possession, custody or control against unauthorized access, use, modification, disclosure or other misuse.

(g) Security Breaches and Unauthorized Use. Except as set forth in Section 4.10(g) of the Company Disclosure Schedules, to the Knowledge of the Company, the Business of the Company Entities has not experienced any loss, damage, or unauthorized access, disclosure, use or breach of security of any personal information in the possession, custody or control, or any Company Entity or otherwise held or processed on its behalf.

Section 4.12 Software and IT.

(a) The Company’s Systems are in good working order and condition and are sufficient in all material respects for the purposes for which they are used in the conduct of the Business and include sufficient licensed capacity (whether in terms of authorized sites, units, users, seats or otherwise) for material software, in each case as necessary for the conduct of the Business as currently conducted.

(b) To the Knowledge of the Company, in the last three (3) years, there has been no unauthorized access, use, intrusion or breach of security, or material failure, breakdown, performance reduction or other adverse event affecting any of the Company’s Systems, that has caused or could reasonably be expected to cause any: (i) substantial disruption of or interruption in or to the use of such Systems or the conduct of the Business of the other Company Entities; or (ii) loss, destruction, damage or harm to any Company Entity or any of their operations, personnel, property or other assets. Each Company Entity has taken all reasonable actions, consistent with industry practices, to protect the integrity and security of the Company’s Systems and the data and other information stored thereon.

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(c) The Company Entities maintain commercially reasonable back-up and data recovery, disaster recovery and business continuity plans, procedures and facilities and test such plans and procedures on a regular basis, and such plans and procedures have been proven effective upon such testing.

Section 4.13 Contracts. Section 4.13 of the Company Disclosure Schedules sets forth a complete and accurate list of all of the following Contracts to which any Company Entity is a party or by which it is bound as of the date hereof (such Contracts being “Material Contracts”):

(a) Contracts for the sale of any of the assets of any Company Entity with a value in excess of $250,000 individually or $500,000 in the aggregate, other than in the ordinary course of business, or for the grant to any Person of any preferential rights to purchase any of such assets other than in the ordinary course of business;

(b) Contracts for joint ventures, partnerships or sharing of profits;

(c) Contracts containing covenants not to compete in any line of business or with any Person in any geographical area;

(d) Contracts containing covenants not to solicit or hire any Person with respect to employment, except for any such Contracts entered into in the ordinary course with suppliers;

(e) Contracts entered into during the past three (3) years relating to the acquisition or disposition (by merger, purchase of stock or assets or otherwise) by any Company Entity of any business or a material amount of stock or assets of any other Person;

(f) Contracts evidencing Indebtedness in excess of $500,000 (whether incurred, assumed, guaranteed or secured by any asset);

(g) except for standard indemnification provisions in Contracts entered in the ordinary course of business, any Contract under which any Company Entity is required to provide continuing indemnification or a guarantee of obligations of any Person (other than any other Company Entity) or the assumption of any Tax, environmental or other Liability of any Person;

(h) any Contract under which any Company Entity has advanced or loaned any amount to any of its managers, directors or executive officers and such advance or loan remains outstanding;

(i) any Contract between any Company Entity, on the one hand, and any of their respective managers, directors or executive officers, on the other hand, other than the Employment Contracts;

(j) the Employment Contracts;

(k) collective bargaining agreements or Contracts;

(l) Contracts with suppliers of any Company Entity that involve contractual commitments by a Company Entity to make annual payments in excess of $250,000 per year and that cannot be canceled by a Company Entity without penalty or without more than thirty (30) days’ notice;

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(m) other than agreements with third-party paying agents that are owned by a Governmental Authority, any Contract with a Governmental Authority in excess of $100,000;

(n) any Contract under which any Company Entity is obligated to make any capital commitment or expenditure in excess of $250,000 in any twelve month period;

(o) Contracts with each of the Top Paying Agents and the Top Depository Institutions;

(p) Any Contract with a bank or other provider of transaction processing or settlement services for the funding of transfers initiated through services provided by the Company or its Subsidiaries; and

(q) other Contracts (other than those listed in clauses (a) through (p) of this Section 4.14 and other than the Employment Contracts) (A) that involve aggregate consideration in excess of $250,000 per year, and (B) that cannot be canceled by the Company without penalty or without more than 30 days’ notice.

Except as set forth in Section 4.13 of the Company Disclosure Schedules, each Material Contract is valid, binding and enforceable on the applicable Company Entity in accordance with its terms and, to the Company’s Knowledge, each other party thereto (assuming the valid execution by such party), and is in full force and effect, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). No Company Entity, nor to the Company’s Knowledge, any other party thereto is in breach of or default under in any material respect, or has provided or received any written notice of any intention to terminate, any Material Contract. To the Company’s Knowledge, as of the date hereof, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default in any material respect under any Material Contract by the Company Entity party thereto. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto) have been made available to Parent.

Section 4.14 Litigation. Except as set forth in Section 4.14 of the Company Disclosure Schedules, as of the date hereof, there are, and during the past two (2) years there have been, no Legal Proceedings pending or, to the Company’s Knowledge, threatened in writing (a) against any Company Entity or any of their respective officers or directors in their capacities as such, that if determined adversely would result in Liabilities that are material to the Company Entities, taken as a whole, or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement, at law, in equity or otherwise. Except as set forth in Section 4.14 of the Company Disclosure Schedules, as of the date hereof, there are no outstanding Governmental Orders that would reasonably be expected to result in Liabilities that are material to the Company Entities, taken as a whole.

Section 4.15 Compliance with Laws; Permits.

(a) Each Company Entity is now, and for the past three (3) years has been, in compliance with all Laws applicable to it or its Business, properties or assets except for such non-compliance that has not and would not reasonably be expected to result in Liabilities that are material to the Company Entities, taken as a whole.

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(b) As of the date hereof (i) all Permits required for the Company Entities to conduct the Business have been obtained and are valid and in full force and effect; (ii) all fees and charges with respect to such Permits as of the date hereof have been paid in full; (iii) Section 4.15 of the Company Disclosure Schedules lists all current Permits issued to the Company Entities, including the names of the Permits and their respective dates of issuance and expiration; and (iv) to the Company’s Knowledge, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 4.15 of the Company Disclosure Schedules, except in the case of clause (i), clause (ii) and clause (iv) as would not reasonably be expected to result in Liabilities that are material to the Company Entities, taken as a whole.

Section 4.16 Environmental Matters. Except as set forth in Section 4.16 of the Company Disclosure Schedules:

(a) Each Company Entity is currently in compliance, in all material respects, with all Environmental Laws (including obtaining any Environmental Permits required for its operations) and has not received from any Person any: (i) Environmental Claim (and, to the Company’s Knowledge, no such Environmental Claim is threatened); or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved.

(b) To the Company’s Knowledge, no real property currently owned or leased by any Company Entity is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation, and Liability Act, or any similar state list.

(c) To the Company’s Knowledge, there has been no Release of Hazardous Substances in contravention of Environmental Law with respect to the Business at any Company Entity or on any real property currently owned or leased by any Company Entity, and in the past three (3) years, no Company Entity has received a written notice that any real property currently or formerly owned, operated or leased in connection with the Business (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Substance; in each case, which would reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, any Company Entity.

(d) To the Company’s Knowledge, (i) no Company Entity owns or operates any active or abandoned aboveground or underground storage tanks in violation in any material respect of any applicable Environmental Law; (ii) none of the Company Entities uses any off-site Hazardous Substance treatment, storage or disposal facilities or locations in violation of, or reasonably likely to result in liability under, any applicable Environmental Law; and (iii) none of the Company Entities possess any environmental reports, studies, audits, sampling data, site assessments or any other similar documents pertaining to any of the Leased Real Property.

(e) No Company Entity has retained or assumed, by contract or, to the Company’s Knowledge, operation of Law, any ongoing material liabilities or obligations of third parties under Environmental Law.

Section 4.17 Employee Benefit Matters.

(a) Section 4.17(a) of the Company Disclosure Schedules sets forth a list of each Benefit Plan.

(b) As applicable with respect to the Benefit Plans, the Company has delivered to Parent, true and complete copies of (i) each Benefit Plan, including all amendments thereto (and in the case of an unwritten Benefit Plan, a written description thereof), (ii) the current summary plan description and each summary of material modifications thereto, (iii) the most recent Internal Revenue Service determination letter, (iv) the three (3) most recently filed annual reports (Form 5500 and all schedules thereto), (v) the three (3) most recent summary annual reports, financial statements and trustee reports, and (vi) all records, notices and filings made, or received, by the Company Entities or any ERISA Affiliate during the last three (3) years concerning IRS or DOL audits or investigations and non-exempt “prohibited transactions” within the meaning of Section 406 of ERISA or Section 4975 of the Code.

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(c) Each Company Entity and each ERISA Affiliate is in compliance in all material respects with the provisions of ERISA, the Code and other Laws applicable to the Benefit Plans. Each Benefit Plan has been maintained, operated and administered in compliance in all material respects with its terms and all applicable Laws, including ERISA and the Code. Each Benefit Plan, which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA, and which is intended to meet the qualification requirements of Section 401(a) of the Code has received a determination letter from the IRS to the effect that such plan is qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code and each such Benefit Plan is so qualified and exempt from federal income taxes.

(d) Each Company Entity and each ERISA Affiliate has complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Benefit Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code. Each Benefit Plan is in material compliance with the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act (collectively, the “Healthcare Reform Law”), to the extent applicable. With respect to any Benefit Plan, no Company Entity or any ERISA Affiliate has sought reimbursement under the retiree reinsurance program provided for in the Healthcare Reform Law.

(e) Except as set forth in Section 4.17(e) of the Company Disclosure Schedules, all payments under the Benefit Plans, except those to be made from a trust qualified under Section 401(a) and 501(a) of the Code or through an insurance contract, for any period ending before the Closing Date that are not yet, but will be, required to be made are properly accrued and reflected in the Audited Financial Statements (if such accrual is required by GAAP).

(f) No Company Entity, nor any ERISA Affiliate, or, to the Company’s Knowledge, any fiduciary, trustee or administrator of any Benefit Plan, has engaged in or, in connection with the transactions contemplated by this Agreement, will engage in, any transaction with respect to any Benefit Plan which would subject any such Benefit Plan, any Company Entity, any ERISA Affiliate, any Merger Sub, the Initial Surviving Entity, the Surviving Entity or Parent or any of its Affiliates to a tax, penalty or liability for a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code.

(g) No Benefit Plan is now or at any time has been subject to Part 3, Subtitle B of Title I of ERISA or Title IV of ERISA. No asset of any Company Entity, and no asset of any ERISA Affiliate which is to be acquired by Parent or any of its Subsidiaries pursuant to this Agreement, is subject to any lien under Code Section 401(a)(29), ERISA Section 302(F), Code Section 412(n) or ERISA Section 4068 or arising out of any action filed under ERISA Section 4301(b).

(h) No Company Entity nor any ERISA Affiliate thereof has ever contributed to or been required to contribute to, or incurred any withdrawal liability, within the meaning of Section 4201 of ERISA, to any Multiemployer Plan, nor does any Company Entity or any ERISA Affiliate thereof have any potential withdrawal liability arising from a transaction described in Section 4204 of ERISA.

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(i) No Benefit Plan provides benefits, including death or medical benefits, beyond termination of service or retirement other than (i) coverage mandated by law or (ii) death or retirement benefits under a plan qualified under Section 401(a) of the Code.

(j) The execution of, and performance of the transactions contemplated by this Agreement will not either alone or in connection with any other event(s) (i) result in any payment becoming due to any employee, former employee, director, officer, agent or independent contractor of the Company Entities, (ii) increase any amount of compensation or benefits otherwise payable under any Benefit Plan, (iii) result in the acceleration of the time of payment, funding or vesting of any benefits under any Benefit Plan, (iv) require any contributions or payments to fund any obligations under any Benefit Plan or (v) limit the right to merge, amend or terminate any Benefit Plan. No payment which is or may be made by, from or with respect to any Benefit Plan, to any employee, former employee, director, officer, agent or independent contractor of the Company Entities, either alone or in conjunction with any other payment, event or occurrence, will or could reasonably be characterized as an “excess parachute payment” under Section 280G of the Code. No such employee, former employee, director, officer, agent or independent contractor of the Company Entities has any “gross up” agreements or other assurance of reimbursement for any Taxes resulting from any such “excess parachute payments.”

(k) There are no pending audits or investigations by any Governmental Authority involving any Benefit Plan and, to the Company’s Knowledge, no threatened or pending material claims (except for individual claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan, nor, to the Company’s Knowledge, are there any facts which could reasonably give rise to any material liability in the event of any such audit, investigation, claim, suit or proceeding.

(l) Each Benefit Plan that constitutes a “non-qualified deferred compensation plan” within the meaning of Section 409A of the Code, complies in both form and operation with the requirements of Section 409A of the Code so that no amounts paid pursuant to any such Benefit Plan is subject to tax under Section 409A of the Code.

(m) No Company Entity or any ERISA Affiliate thereof has any commitment to modify or amend any Benefit Plan (except as required by Law or to retain the tax qualified status of any Benefit Plan). No Company Entity or any ERISA Affiliate thereof has any commitment to establish any new benefit plan, program or arrangement.

Section 4.18 Taxes. Except as set forth in Section 4.18 of the Company Disclosure Schedules:

(a) All income and other material Tax Returns required to be filed by the Company have been timely filed (giving effect to all extensions). Such Tax Returns are true, complete and correct in all material respects. All material Taxes due and owing by the Company (whether or not shown on any Tax Return) have been timely paid.

(b) The Company has withheld and paid each material Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, agent, creditor, customer, shareholder or other party, and complied in all material respects with all information reporting and backup withholding provisions of applicable Law.

(c) In the past three (3) years, no written claim has been made by any Tax Authority in any jurisdiction where the Company does not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction.

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(d) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company, which extension or waiver is still in effect.

(e) The amount of the Company’s Liability for unpaid Taxes for all periods ending on or before September 30, 2017 does not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Financial Statements. The amount of the Company’s Liability for unpaid Taxes for all periods following the end of the period covered by the Financial Statements shall not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) as adjusted for the passage of time in accordance with the past custom and practice of the Company.

(f) Section 4.18 of the Company Disclosure Schedules sets forth:

(i) the taxable years of the Company as to which the applicable statutes of limitations on the assessment and collection of Taxes have not expired; and

(ii) those taxable years for which examinations by any Tax Authority are presently being conducted.

(g) All deficiencies asserted, or assessments made, against the Company as a result of any completed examinations by any Tax Authority have been fully paid.

(h) The Company is not a party to any Legal Proceeding by any Tax Authority. There is no pending or threatened Legal Proceedings by any Tax Authority.

(i) The Company has delivered to Parent copies of all federal and material state, local and foreign income Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, the Company for all Tax periods ending after December 31, 2014.

(j) There are no Encumbrances for Taxes (other than Permitted Encumbrances) upon the assets of the Company.

(k) The Company is not a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement (excluding any agreement entered into in the ordinary course of business, the primary purpose of which is not related to Taxes).

(l) No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any Tax Authority with respect to the Company.

(m) The Company has not been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes (other than a group of which the common parent is the Company). The Company has no Liability for Taxes of any Person (other than a Person that is a member of a group of which the Company is the common parent) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor or by contract.

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(n) The Company will not be required to include any item of income in, or exclude any item or deduction from, taxable income for a taxable period or portion thereof ending after the Closing Date as a result of:

(i) any change in a method of accounting under Section 481 of the Code (or any comparable provision of state, local or foreign Tax Law), or use of an improper method of accounting, for a taxable period ending on or prior to the Closing;

(ii) an installment sale or open transaction occurring prior to the Closing;

(iii) a prepaid amount received on or before the Closing;

(iv) any closing agreement under Section 7121 of the Code, or similar provision of state, local or foreign Law, executed prior to the Closing; or

(v) any election under Section 108(i) of the Code filed prior to the Closing.

(o) The Company has not been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(p) The Company is not, and has not been, a party to, or a promoter of, a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).

(q) Section 4.18 of the Company Disclosure Schedules sets forth all foreign jurisdictions in which the Company is subject to Tax, is engaged in business or has a permanent establishment. The Company has not entered into a gain recognition agreement pursuant to Treasury Regulations Section 1.367(a)-8. The Company has not transferred an intangible the transfer of which would be subject to the rules of Section 367(d) of the Code.

(r) No property owned by the Company is (i) required to be treated as being owned by another person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, (ii) subject to Section 168(g)(1)(A) of the Code, or (iii) subject to a disqualified leaseback or long-term agreement as defined in Section 467 of the Code.

(s) None of the Company Entities has taken, or agreed to take, any action or has knowledge of any fact or circumstance that could reasonably be expected to prevent the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 4.19 Employee Relations.

(a) Except as set forth in Section 4.19(a) of the Company Disclosure Schedules, no Company Entity is: (i) a party to or otherwise bound by any collective bargaining or other type of union agreement; (ii) a party to, involved in, the subject of, or to the Company’s Knowledge, threatened by, any labor dispute, unfair labor practice charge or complaint, grievance or labor arbitration; or (iii) currently negotiating any collective bargaining agreement to which any Company Entity is or would be a party. No Company Entity has experienced any strike, lockout, slowdown or work stoppage at any time, nor, to the Company’s Knowledge, is any such action threatened. There is not pending, nor has there ever been, any union election petition, demand for recognition, or, to the Company’s Knowledge, union organizing activity by or for the benefit of the employees of any Company Entity or otherwise affecting any Company Entity.

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(b) Each Company Entity has been and is in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices, including all applicable Laws respecting terms and conditions of employment, wages and hours, unemployment insurance, worker’s compensation, equal employment opportunity, discrimination and retaliation, immigration, and the payment and withholding of Taxes. No Company Entity has been or is engaged in any unfair labor practice. Except as set forth in Section 4.19 of the Company Disclosure Schedules, there are no pending or to the Company’s Knowledge, threatened, claims against any Company Entity (whether under regulation, contract, policy or otherwise) asserted by or on behalf of any present or former employee or job applicant of a Company Entity (including by any Governmental Authority) on account of or for (i) overtime pay, other than overtime pay for work done in the current payroll period, (ii) wages or salary for a period other than the current payroll period, (iii) any amount of vacation pay or pay in lieu of vacation time off, other than vacation time off or pay in lieu thereof earned in or in respect of the current fiscal year, (iv) any amount of severance pay or similar benefits, (v) unemployment insurance benefits, (vi) workers’ compensation or disability benefits, (vii) any violation of any statute, ordinance, order, rule or regulation relating to employment terminations or layoffs, including the Worker Adjustment and Retraining Notification (WARN) Act and any similar state, local or foreign law, (viii) any violation of any statute, ordinance, order, rule or regulation relating to employee “whistleblower” or “right-to-know” rights and protections, (ix) any violation of any statute, ordinance, order, rule or regulation relating to the employment obligations of federal contractors or subcontractors, (x) any violation of any regulation relating to minimum wages or maximum hours of work, (xi) discrimination, retaliation or any other violation of any Law relating to fair employment practices or equal employment opportunities, or (xii) any violation of any other Law relating to labor, employment or employment practices, and no Company Entity is aware of any such claims which have not been asserted.

(c) Each Company Entity has properly classified for all purposes (including for all Tax purposes and for purposes of determining eligibility to participate in any Benefit Plan) all employees, leased employees, agents, consultants and independent contractors, and has withheld and paid all applicable Taxes and made all appropriate filings in connection with services provided by such persons to each Company Entity. Except as set forth in Section 4.19(c) of the Company Disclosure Schedules, the employment of each employee of a Company Entity is terminable at will and no employee is entitled to severance pay or other benefits following termination or resignation, except as otherwise provided by applicable Law or under an Employment Contract.

Section 4.20 Transactions with Related Parties. Except for agreements related to employment with Company Entities, and except as set forth in Section 4.20 of the Company Disclosure Schedules, there are no transactions, agreements, arrangements or understandings between any Company Entity, on the one hand, and any director, officer or stockholder (or Affiliate thereof) of any Company Entity, on the other hand, either (a) currently in effect or (b) that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act (if the Securities Act were applicable to such Company Entity).

Section 4.21 Insurance.

(a) Section 4.21(a) of the Company Disclosure Schedules contains a complete and correct list of all policies and contracts for insurance of which any Company Entity is the owner, insured or beneficiary or covering any of the assets of any Company Entity as of the date hereof (the “Insurance Policies”), copies of which have been made available or previously delivered to Parent. As of the date hereof, (i) all premiums due and payable with respect to such Insurance Policies have been paid, (ii) the Insurance Policies are in full force and effect, (iii) no Company Entity has received any written notice of cancellation or non-renewal thereunder, (iv) in the past two (2) years, no notice of cancellation or non-renewal with respect to, or disallowance (other than reservation of rights by the insurer) of any claim under, any Insurance Policy has been received, and (v) the Company has not been refused any insurance, nor have any of its coverages been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the last two (2) years.

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(b) Except as set forth in Section 4.21(b) of the Company Disclosure Schedules: (i) all of such coverages are provided on an “occurrence” (as opposed to “claims made”) basis; and (ii) there are no outstanding claims under such Insurance Policies as of the date hereof.

Section 4.22 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Agreement based upon arrangement made by or on behalf of any Company Entity.

Section 4.23 Employment Contracts; Compensation Arrangements; Officers and Directors. The Company has provided to Parent a schedule setting forth a complete and correct list of all Contracts to which any Company Entity is a party or by which it is bound providing for the employment of any individual on a full-time or part-time basis or the retention of any independent contractor or consultant whose annual compensation is in excess of $250,000, and any such Contracts providing for severance, retention, change in control, transaction bonus or other similar payments to such individuals (the “Employment Contracts”).

Section 4.24 Top Paying Agents and Depositary Institutions.

Section 4.24 of the Company Disclosure Schedules sets forth a correct and complete list of (a) the top 10 third-party paying agents of the Company Entities (based on fees generated during the 12 months immediately preceding the date of this Agreement) (each a “Top Paying Agent”) and (b) the five (5) largest financial institutions that act as a depositary for remitting funds for the Business (based on the aggregate funds remitted or held on behalf of the Company Entities during the 12 months immediately preceding the date of this Agreement) (each a “Top Depository Institution”). As of the date hereof, the Company has not received any written or oral notice (in the case of any oral notice, to the Company’s Knowledge) from any Top Paying Agent or Top Depositary Institution terminating its relationship with the Company or any of its Subsidiaries or materially reducing or, to the Company’s Knowledge, threatening to terminate or materially reduce, the volume or types of business it conducts with the Company Entities. To the Company’s Knowledge, no Top Paying Agent has filed for or is threatened with bankruptcy, insolvency or dissolution or any similar proceedings. Except as set forth on Section 4.24 of the Disclosures Schedules, each third-party paying agent of the Company Entities has entered into an Agency Agreement with one or more of the Company Entities in substantially the form attached to Section 4.24 of the Disclosures Schedules.

Section 4.25 Regulatory Compliance.

(a) For the past three (3) years, none of the Company Entities, nor to the Company’s Knowledge, any of their respective directors, officers, employees, or other persons acting on behalf of any Company Entity: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made, directly or indirectly, any unlawful contribution or payment to any official of, or any employee of, or other person acting on behalf of any foreign Governmental Authority, or any candidate for foreign political office, from corporate funds; (iii) has made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) has taken any action, directly or indirectly, that would result in a violation by such persons of any FCPA Laws to which the Company Entities are subject.

(b) For the past three (3) years, no Company Entity has made voluntary disclosures to any Government Authorities under any FCPA Laws, or received written notice of any enforcement actions or threats of enforcement actions against it under any FCPA Laws, and no Governmental Authority has notified any Company Entity in writing of any actual or alleged violation or breach by it. No Company Entity is party to any Legal Proceedings relating to any Company Entity’s compliance with applicable FCPA Laws. Each of the Company Entities has instituted and maintains policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(c) The operations of the Company Entities are and for the past three (3) years have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of other jurisdictions where the Company Entities conduct the Business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”), and no Legal Proceeding by or before any court or Governmental Authority involving the Company Entities, or, to the Company’s Knowledge, any employee or other Person acting on behalf of the Company Entities, with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

(d) None of the Company Entities nor, to the Company’s Knowledge, any director, officer, employee, affiliate or representative of the Company Entities, is currently subject to any U.S. sanctions administered by OFAC or any similar sanctions imposed by any other Governmental Authority to which any of the Company Entities is subject.

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Section 4.26 Power of Attorney. No Person holds a power of attorney to act on behalf of any Company Entity.

Section 4.27 Parent Common Stock. No Company Entity owns beneficially or of record any shares of Parent Common Stock or any securities convertible into, exchangeable for or carrying the right to acquire, any shares of Parent Common Stock.

Section 4.28 Information Supplied. The information relating to the Company Entities furnished by or on behalf of the Company Entities in writing for inclusion in the Proxy Statement will not, as of the date of mailing of the Proxy Statement to the holders of Parent Common Stock or at the time of the Parent Stockholders’ Meeting, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading, except for any change disclosed in writing by or on behalf of a Company Entity to Parent or its counsel prior to such mailing date pursuant to Section 6.8 hereof. Notwithstanding the foregoing, the Company Entities make no representation, warranty or covenant with respect to (a) statements made or incorporated by reference therein based on information supplied by Parent or the Merger Subs for inclusion or incorporation by reference in the Proxy Statement, or (b) any projections or forecasts included in the Proxy Statement.

Section 4.29 Books and Records. The minute books and stock record books of each Company Entity, all of which have been made available to Parent, are complete and correct and have been maintained in accordance with sound business practices. Subject to the preceding sentence, the minute books of each Company Entity contain accurate and complete records, in all material respects, of all meetings, and actions taken by written consent of, the respective, stockholders or members, board of directors and any committees thereof, as applicable, and no meeting, or action taken by written consent, of any such stockholders, members, board of directors or committee, as applicable, has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of such books and records will be in the possession of the Company Entities.

Section 4.30 Licensing. Section 4.30 of the Company Disclosure Schedules sets forth, as of the date hereof, (a) each jurisdiction in which the Company or any of its Subsidiaries holds any Money Transmitter License, (b) each jurisdiction in which the Company or any of its Subsidiaries has applications pending for any Money Transmitter License and (c) each jurisdiction in which the Company or any of its Subsidiaries operates without a Money Transmitter License and pursuant to a contract or other arrangement with a third party agent. Except as has not had, individually or in the aggregate, a material adverse impact on the Company Entities, taken as a whole, since January 1, 2014, as of the date hereof, neither the Company nor any of its Subsidiaries has received written notice or other written communication from any Governmental Authority regarding: (i) any violation of or failure to comply with any term or requirement of any Money Transmitter License; (ii) any revocation, withdrawal, suspension, cancellation, termination or modification of any Money Transmitter License; or (iii) any denial of, or failure to obtain or receive, any Money Transmitter License, for which a Company Entity has applied as of the date hereof.

Section 4.31 No Other Representations or Warranties. The Company and its Affiliates are making no representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement, any Ancillary Agreement or any certificate delivered by or on behalf of the Company hereunder. It is understood that any financial estimate, forecast, projection or other prediction and all other information or materials in respect of the Business, the Company or its assets that have been or shall hereafter be provided by or on behalf of the Company or the Company’s stockholder to Parent or any of its Affiliates or its or their respective representatives, whether written or oral, are not, and shall not be relied upon as or deemed to be, representations and warranties of the Company or any of its Affiliates or representatives, except to the extent expressly provided in this Agreement, any Ancillary Agreement or any certificate delivered by or on behalf of the Company hereunder.

Article V.
Representations and Warranties of Parent and Merger Sub

Except with respect to matters set forth in the Parent Disclosure Schedules (it being agreed that any matter disclosed in the Parent Disclosure Schedules with respect to any section of this Agreement shall be deemed to have been disclosed with respect to any other section to the extent the applicability thereto is reasonably apparent from the face of such disclosure), Parent and each Merger Sub jointly and severally represent and warrant to the Company as of the date of this Agreement and as of the Closing Date as follows:

Section 5.1 Organization. Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted, and, subject to, in the case of the consummation of the Mergers, adoption of this Agreement by obtaining the Parent Stockholder Approval, has full requisite corporate power and authority to execute, deliver, and perform this Agreement and the Ancillary Agreements to which it is a party, and to consummate the transactions contemplated hereby and thereby. Merger Sub 1 is a corporation wholly owned by Parent that is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to execute, deliver, and perform this Agreement and the Ancillary Agreements to which it is a party, and to consummate the transactions contemplated hereby and thereby. Merger Sub 2 is a limited liability company wholly owned by Parent that is duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all requisite limited liability company power and authority to execute, deliver, and perform this Agreement and the Ancillary Agreements to which it is a party, and to consummate the transactions contemplated hereby and thereby.

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Section 5.2 Authorization. The execution, delivery and performance by Parent and each Merger Sub of this Agreement, and each Ancillary Agreement to which it is a party, and the consummation by Parent and each Merger Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or limited liability company action, as applicable, on the part of Parent and each Merger Sub and no other corporate or limited liability company proceedings on the part of Parent or any Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement, any Ancillary Agreements to which it is a party or to consummate the Mergers and the other transactions contemplated hereby and thereby, subject only, in the case of consummation of the Mergers, to the receipt of the Parent Stockholder Approval. This Agreement has been duly executed and delivered by each of Parent and the Merger Subs, and (assuming due authorization, execution and delivery by the other parties hereto) this Agreement constitutes a legal, valid and binding obligation of Parent and the Merger Subs enforceable against Parent and each Merger Sub in accordance with its terms, except as the enforceability hereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and as limited by the availability of specific performance and other equitable remedies or applicable equitable principles (whether considered in a proceeding at law or in equity). When each Ancillary Agreement to which Parent or any Merger Sub is or will be a party has been duly executed and delivered by Parent or such Merger Sub, as applicable, (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Agreement will constitute a legal and binding obligation of Parent and such Merger Sub enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and as limited by the availability of specific performance and other equitable remedies or applicable equitable principles (whether considered in a proceeding at law or in equity).

Section 5.3 No Conflict. Except as set forth in Section 5.3 of the Parent Disclosure Schedules, assuming the Parent Stockholder Approval is obtained and the effectiveness of the Parent Charter and Bylaws Amendment, the execution, delivery, and performance by Parent and each Merger Sub of this Agreement, and any Ancillary Agreement to which Parent or such Merger Sub is a party, and the consummation by Parent and the Merger Subs of the transactions contemplated hereby and thereby do not and will not, with or without the giving of notice or the lapse of time, or both, (i) conflict with or result in a violation or breach of any provision of any applicable Law or Governmental Order applicable to Parent or any Merger Sub, (ii) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Parent or any Merger Sub or (iii) result in a violation or breach of, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration or create in any party the right to accelerate, terminate or modify, or require the consent of any third party under any provision of, any Contract to which Parent or any Merger Sub is a party or by which it may be bound, or result in the creation or imposition of any Encumbrance of any nature whatsoever upon any assets or property of Parent or any Merger Sub; except in the case of clauses (i) and (iii) for violations that would not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.4 Consents. Except as set forth in Section 5.4 of the Parent Disclosure Schedules and for the filing of the First Certificate of Merger and Second Certificate of Merger with the Secretary of State of Delaware and such filings as may be required under the Securities Act, the Exchange Act and the HSR Act and any other applicable antitrust law, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Parent or any Merger Sub in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions or the taking of any other action contemplated hereby and thereby.

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Section 5.5 Opinion of Financial Advisor; Brokers.

(a) The Parent Board has received the opinion of BTIG, LLC, financial advisor to Parent, to the effect that, as of the date of such opinion, subject to the various assumptions, limitations and qualifications set forth therein, the Merger Consideration to be paid pursuant to the Merger is fair from a financial point of view to the holders of the Parent Common Stock. A copy of the written opinion received by the Parent Board will be provided to the Company by Parent promptly following the Parent Board’s receipt of such opinion.

(b) Except for Cantor, Fitzgerald & Co., Northland Securities, Inc., JMP Securities LLC and BTIG, LLC (each of whose fees will be paid by Parent), neither Parent nor any Merger Sub has retained any broker, finder or investment banking firm to act on their behalf which is entitled to any fee or commission from the Company, Parent or any Merger Sub upon consummation of the transactions contemplated by this Agreement.

Section 5.6 SEC Filings.

(a) Parent has filed and furnished in a timely manner all reports, schedules, forms, prospectuses and registration, proxy and other statements, in each case, required to be filed or furnished by it with or to the SEC (collectively, and in each case including all exhibits thereto and documents incorporated by reference therein, the “Parent SEC Documents”). As of their respective effective dates (in the case of Parent SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of the respective dates of the last amendment filed with the SEC (in the case of all other Parent SEC Documents), the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, each as in effect on the applicable date referred to above, applicable to such Parent SEC Documents, and none of the Parent SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The Parent SEC Documents contain true and complete copies of the (i) audited balance sheets as of December 31, 2016 and December 31, 2015, and statements of operations, cash flows and stockholders’ equity (deficit) of Parent for the period commencing on May 28, 2015 through December 31, 2016, together with the auditor’s report thereon, and (ii) unaudited balance sheets and statements of operations, cash flows and stockholders’ equity of Parent for the periods ended March 31, 2017, June 30, 2017 and September 30, 2017 ((i) and (ii) together, the “Parent Financial Statements”). Except as disclosed in the Parent SEC Documents, the Parent Financial Statements (i) fairly present in all material respects the financial position of Parent as at the respective dates thereof, and the results of operations and cash flows for the respective periods then ended, (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), and (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof. The books and records of Parent have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

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(c) (i) Parent has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act) and such disclosure controls and procedures are designed to ensure that material information relating to Parent is made known to Parent’s principal executive officer and its principal financial officer by others within Parent, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and (ii) since January 19, 2017, Parent has established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of Parent’s financial statements for external purposes in accordance with GAAP.

(d) There are no liabilities of Parent or any Merger Sub, whether fixed, contingent or otherwise, other than liabilities (i) disclosed and provided for in the balance sheet included in the Form 10-Q filed by Parent for the quarter ended September 30, 2017, (ii) incurred in the ordinary course of business since September 30, 2017, (iii) incurred in connection with the transactions contemplated by this Agreement or (iv) which are not material, individually or in the aggregate, to Parent. There are no “off balance sheet arrangements” as defined in Item 303 of Regulation S-K under the Securities Act involving Parent. Parent and the Merger Subs do not have any Indebtedness.

(e) Since September 30, 2017, (i) Parent has not received any complaint, allegation, assertion or claim, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or its internal accounting controls, including any compliant, allegation, assertion or claim that Parent has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Parent has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Parent or its officers, directors or employees to the board of directors of Parent or any committee thereof or to any director or officer of Parent pursuant to the rules of the SEC adopted under Section 307 of the Sarbanes-Oxley Act of 2002.

Section 5.7 Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of Parent consists of 35,000,000 shares of Parent Common Stock, of which 23,893,333 shares are outstanding; 5,000,000 shares of preferred stock, par value $0.0001 per share, none of which are outstanding, and 8,960,000 Warrants to purchase 8,960,000 shares of Parent Common Stock which are issued and outstanding. All shares of Parent Common Stock are validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right. Except as set forth in this Section 5.7(a), there are no outstanding shares of capital stock of or other voting securities or ownership interests in Parent.

(b) Parent owns all of the issued and outstanding shares of capital stock (or other securities) of each of Merger Sub 1 and Merger Sub 2. Except as described in the Parent SEC Documents, there are no outstanding securities convertible into, exchangeable for or carrying the right to acquire equity securities of Parent or any Merger Sub, or subscriptions, warrants, options, rights (including preemptive rights), stock appreciation rights, phantom stock interests, or other arrangements or commitments obligating either Parent or any Merger Sub to issue or dispose of any of its respective equity securities or any ownership interest therein. The consummation of the transactions contemplated hereby will not cause any Encumbrances to be created or suffered on the capital stock of either Parent or any Merger Sub, other than Encumbrances created by the Company. Except as described in the Parent SEC Documents, there are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever between Parent or any Merger Sub, on the one hand and any Person on the other hand with respect to the capital stock of Parent or any Subsidiary of Parent, including the Merger Subs. Neither Parent, nor any Merger Sub owns, directly or indirectly, any stock or other equity interest of any other Person.

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(c) The shares of Parent Common Stock to be issued pursuant to this Agreement, assuming the Parent Stockholder Approval is obtained and the effectiveness of the Parent Charter and Bylaws Amendment, will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable.

(d) Except as described in the Parent SEC Documents, there are no outstanding contractual obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of or other equity interests in Parent or any of its Subsidiaries. All distributions, dividends, repurchases and redemptions in respect of the capital stock (or other equity interests) of Parent were undertaken in compliance with the Parent’s charter documents then in effect, any agreement to which Parent is a party (as disclosed in the Parent SEC Documents) and in compliance with applicable Law.

Section 5.8 Litigation. There is no Legal Proceeding pending or, to Parent’s Knowledge, threatened, against Parent or any Merger Sub at law, in equity or otherwise, or in, before, or by, any Governmental Authority. There are no material judgments or outstanding orders, injunctions, decrees, stipulations or awards against Parent or any Merger Sub.

Section 5.9 Compliance with Laws. The business of Parent and Merger Subs has been conducted in all material respects in accordance with all applicable Laws. Neither Parent nor any Merger Sub has received any written notice of any violation of Law.

Section 5.10 NASDAQ Listing. Since January 19, 2017, Parent has complied in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ. The Parent Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on NASDAQ. There is no Legal Proceeding pending or, to Parent’s Knowledge, threatened against Parent by NASDAQ, the SEC or the Financial Industry Regulatory Authority to prohibit, suspend or terminate the listing of the Parent Common Stock on NASDAQ. Parent has taken no action designed to terminate the registration of Parent Common Stock.

Section 5.11 Pro Forma Capitalization of Parent. Section 5.11 of the Parent Disclosure Schedules sets forth the pro forma capitalization of Parent after giving effect to the Mergers, the terms of all other mergers and/or acquisitions to which Parent or any of its Subsidiaries is a party, and the financing of such other transactions (assuming all such transactions are consummated in accordance with the terms thereof and without giving effect to any Parent Common Stockholder Redemption Election). Except as set forth in Section 5.11 of the Parent Disclosure Schedules or in the Parent SEC Documents, immediately following the Closing, neither Parent nor any Subsidiary of Parent will have outstanding securities convertible into, exchangeable for or carrying the right to acquire equity securities of Parent or any Subsidiary of Parent, or subscriptions, warrants, options, rights (including pre-emptive rights), stock appreciation rights, phantom stock interests or other arrangements or commitments obligating Parent or any Subsidiary of Parent to issue or dispose of any of its respective equity securities or any other ownership interest in Parent or any of its Subsidiaries.

Section 5.12 Transactions with Related Parties. Except as set forth in Section 5.12 of the Parent Disclosure Schedules, there are no transactions, agreements, arrangements or understandings between Parent, on the one hand, and any director, officer or stockholder (or Affiliate thereof) of Parent, on the other hand, either (a) currently in effect or (b) that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.

Section 5.13 Board Approval; Stockholder Vote. The board of directors of Parent and each of the Merger Subs (including any required committee or subgroup of the board of directors of each such Person) has unanimously (a) approved and declared the advisability of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, and (b) determined that the consummation of the transactions contemplated hereby and thereby are in the best interests of Parent and each of the Merger Subs (as applicable) and the stockholders of Parent and each of the Merger Subs (as applicable). Other than the approval of the Voting Matters, no other corporate proceedings on the part of Parent or any of the Merger Subs are necessary to approve the consummation of the transactions contemplated hereby.

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Section 5.14 Trust Account. Parent has made available to the Company a true, correct and complete copy of the fully executed Investment Management Trust Agreement (the “Trust Agreement”), dated as of January 19, 2017, by and between Parent and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Parent has at least $175,000,000 in the account established by Parent for the benefit of certain stockholders of Parent and the underwriter of Parent’s initial public offering (the “Trust Account”), with such funds invested in government securities or money market funds meeting certain conditions pursuant to the Trust Agreement. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Parent and, to Parent’s Knowledge, the Trustee, enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no side letters and (except for the Trust Agreement) there are no agreements, contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (i) cause the description of the Trust Agreement in the Parent SEC Documents to be inaccurate or (ii) entitle any Person (other than (A) the underwriter of Parent’s initial public offering and (B) holders of Parent Common Stock who have elected to redeem their Parent Common Stock in accordance with the Parent’s charter documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released, except to pay income taxes from any interest earned in the Trust Account and to redeem Parent Common Stock in accordance with the provisions of Parent’s charter documents. There is no Legal Proceeding pending, or to Parent’s Knowledge, threatened with respect to the Trust Account.

Section 5.15 Information Supplied. The information relating to Parent and the Merger Subs furnished by or on behalf of Parent and the Merger Subs in writing for inclusion in the Proxy Statement will not, as of the date of mailing of the Proxy Statement to the holders of Parent Common Stock or at the time of the Parent Stockholders’ Meeting, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading, except for any change disclosed in writing by or on behalf of Parent to the Company or its counsel prior to such mailing date pursuant to Section 6.8 hereof. Notwithstanding the foregoing, Parent and the Merger Subs make no representation, warranty or covenant with respect to (a) statements made or incorporated by reference therein based on information supplied by the Company Entities for inclusion or incorporation by reference in the Proxy Statement, or (b) any projections or forecasts included in the Proxy Statement.

Section 5.16 Financial Capability. The amounts to be contributed to Parent from the Trust Account constitute all of the financing required for the consummation of the transactions contemplated by this Agreement and are sufficient to permit Parent to fund the Cash Merger Consideration. The obligations of Parent under this Agreement are not subject to any conditions regarding Parent’s, its Affiliates’ or any other Person’s ability to obtain financing for the consummation of the transactions contemplated hereby.

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Section 5.17 Taxes. Neither Parent nor any of its Subsidiaries has taken, or agreed to take, any action or has knowledge of any fact or circumstance that could reasonably be expected to prevent the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 5.18 Organization of Merger Subs. Each Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has not conducted any business prior to the date hereof and has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the other transactions contemplated by this Agreement.

Section 5.19 Disclaimer of Other Warranties. PARENT AND MERGER SUBS HEREBY ACKNOWLEDGE THAT (A) NONE OF THE COMPANY, ANY OF ITS SUBSIDIARIES OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING OR SHALL BE DEEMED TO MAKE TO PARENT, MERGER SUBS, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE BY THE COMPANY TO PARENT AND MERGER SUBS IN THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY CERTIFICATE DELIVERED BY OR ON BEHALF OF THE COMPANY HEREUNDER AND (B) OTHER THAN AS EXPRESSLY MADE BY THE COMPANY TO PARENT AND MERGER SUBS IN THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY CERTIFICATE DELIVERED BY OR ON BEHALF OF THE COMPANY HEREUNDER, NONE OF THE COMPANY, ANY OF ITS SUBSIDIARIES OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE TO PARENT OR MERGER SUBS, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO (I) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO PARENT OR ITS REPRESENTATIVES BY OR ON BEHALF OF THE COMPANY IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, (II) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT OR (III) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO THE COMPANY, ANY OF ITS SUBSIDIARIES AND/OR THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING. EACH OF PARENT AND EACH MERGER SUB HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY CERTIFICATE DELIVERED BY OR ON BEHALF OF THE COMPANY HEREUNDER. EACH OF PARENT AND EACH MERGER SUB ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF THE COMPANY, ITS SUBSIDIARIES AND THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING AND, IN MAKING ITS DETERMINATION TO PROCEED WITH THE TRANSACTIONS, EACH OF PARENT AND EACH MERGER SUB HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY EXPRESSLY AND SPECIFICALLY SET FORTH IN THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY CERTIFICATE DELIVERED BY OR ON BEHALF OF THE COMPANY HEREUNDER.

Section 5.20 No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT AND ANY ANCILLARY AGREEMENT, NEITHER PARENT NOR ANY MERGER SUB MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, INCLUDING WITH RESPECT TO VALUE, CONDITION, MERCHANTABILITY OR SUITABILITY, WITH RESPECT TO PARENT, ANY MERGER SUB OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER RIGHTS OR OBLIGATIONS TO BE TRANSFERRED HEREUNDER OR PURSUANT HERETO.

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Article VI.
Covenants and Agreements

Section 6.1 Access to, and Information of, the Company; Financial Statements of the Company.

(a) From the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Closing, subject to applicable Law, the Company shall: (i) permit Parent and each Merger Sub and their respective advisers and other representatives to have reasonable access to the Company’s properties and facilities, books and records, Contracts and other documents and data related to the Company Entities; and (ii) furnish, or cause to be furnished, to Parent any financial and operating data and other information (including Tax information) with respect to any Company Entity as Parent shall from time to time reasonably request; provided, however, that any such access or furnishing of information shall be (x) upon no less than two Business Days prior written notice from Parent to the Company and (y) conducted at Parent’s sole cost and expense, during normal business hours and in such a manner as not to interfere unreasonably with the normal operations of each of the Company Entities. No information provided to or obtained by Parent pursuant to this Section 6.1 shall limit or otherwise affect the remedies available hereunder to Parent, or act as a waiver or otherwise affect the representations or warranties of the Company in this Agreement. All information provided to or obtained by Parent heretofore or hereafter, including pursuant to this Section 6.1 or pursuant to the Company Disclosure Schedules, shall be held in confidence by Parent in accordance with and subject to the terms of the Non-Disclosure Agreement, dated July 11, 2017, between Parent and the Company (the “Confidentiality Agreement”) and nothing herein shall modify or limit the obligations of Parent set forth therein. Notwithstanding anything herein to the contrary, the Company shall not be required to take any action, provide any access or furnish any information that the Company in good faith reasonably believes would be reasonably likely to (A) cause or constitute a waiver of the attorney-client or other privilege or (B) violate any Contract to which the Company or any Company Entity is a party or bound, provided, that the parties agree to cooperate in good faith to make alternative arrangements to allow for such access or furnishing in a manner that does not result in the events set out in clauses (A) and (B) above.

(b) The Company shall use commercially reasonable best efforts to deliver to Parent, as soon as practicable, but in no event later than February 28, 2018, copies of audited financial statements of the Company and its Subsidiaries for the fiscal years ended December 31, 2016, 2015 and 2014, consisting of consolidated statement of financial position as of such dates and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for the period then ended, audited by BDO USA, LLP (the “Re-Audited Financial Statements”). The Re-Audited Financial Statements will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. The Re-Audited Financial Statements will be based on the books and records of the Company and its Subsidiaries, and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates they are prepared and the results of the operations of the Company and its Subsidiaries for the periods indicated.

Section 6.2 Conduct of Business by the Company. From the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Closing, except as otherwise provided in this Agreement, required by Law, consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed) or as set forth in Section 6.2 of the Company Disclosure Schedules, the Company shall, and shall cause each Company Entity to, operate the Business in all material respects in the ordinary course of business consistent with past practice and use reasonable best efforts to preserve their respective properties, business, operations, organization (including officers and employees), goodwill and relationships with suppliers, customers, agents, lenders, regulators and any other Persons having a material business relationship with any Company Entity and to maintain in full force and effect the Insurance Policies, subject to variations required in the ordinary course of business. Without limiting the foregoing, from the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Closing, the Company shall not, and shall cause each other Company Entity not to, take or permit any action described in Section 4.7(b) to occur.

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Section 6.3 Further Assurances.

(a) Each party hereto shall, as promptly as reasonably practicable, (i) make, or cause or be made, all filings and submissions required under any applicable Law to consummate the transactions contemplated hereunder (including those under the HSR Act); and (ii) use reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the Ancillary Agreements (including those required by applicable Money Transmitter Requirements with respect to Money Transmitter Licenses of the Company or its Subsidiaries (the “Money Transfer Change of Control Filings”)). In the case of any filings required under the HSR Act, each party shall make such filings in no event later than 15 Business Days from the execution of this Agreement, and any filing fees associated therewith shall be paid by Parent and such initial filings shall request early termination of any applicable waiting period under the HSR Act. Each party shall use reasonable best efforts to cooperate fully with the other party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. Each party agrees not to extend any waiting period under the HSR Act or enter into any agreement with any Governmental Authority not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other party not to be unreasonably withheld, conditioned or delayed. With respect to the Money Transfer Change of Control Filings, each of Parent, the Merger Subs and the Company agrees to use its reasonable best efforts and cooperate with the other parties (A) in timely making inquiries with Governmental Authorities regarding the Money Transfer Change of Control Filings, (B) in determining if any Money Transfer Change of Control Filings are not required by Governmental Authorities, and (C) in timely making all Money Transfer Change of Control Filings (except with respect to such jurisdictions where the parties agree that a Money Transfer Change of Control Filing is not required). The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding in any material respect the receipt of any Money Transfer Change of Control Filings or any other required consents, authorizations, orders and approvals that, if not received, would have or would reasonably be expected to have, a material adverse impact on the business of the Company Entities, taken as a whole.

(b) Subject to the terms and conditions set forth herein and to applicable Law, the Company and Parent shall cooperate and use their respective reasonable best efforts to give all notices to, and obtain all consents from, all third parties that are described in Section 4.2 and Section 4.3 of the Company Disclosure Schedules.

(c) Without limiting the generality of the parties’ undertakings pursuant to subsections (a) and (b) above, each of the parties hereto shall use its reasonable best efforts to (i) respond to any inquiries by any Governmental Authority as promptly as practicable regarding antitrust or other matters with respect to the transactions contemplated by this Agreement or any Ancillary Agreement; and (ii) in the event any Governmental Order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement or any Ancillary Agreement has been issued, to have such Governmental Order vacated or lifted. The Company shall not, and shall cause the Company Entities not to conduct the Business other than in the ordinary course consistent with past practice, and no party shall, and each party shall cause its Affiliates not to, directly or indirectly enter into any merger, acquisition or joint venture or agreement to effect any merger, acquisition or joint venture that would reasonably be expected to make it materially more difficult, or to materially increase the time required to obtain all consents, authorizations, orders and approvals of any Governmental Authority necessary to consummate the transactions contemplated by this Agreement.

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(d) To the extent reasonably practicable and upon request, all material analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of either party before any Governmental Authority or the staff or regulators of any Governmental Authority, in connection with the transactions contemplated hereunder (but, for the avoidance of doubt, not including any interactions between the Company and Governmental Authorities in the ordinary course of business unrelated to the transactions contemplated hereunder, any disclosure which is not permitted by Law or any disclosure containing confidential information) shall be disclosed to the other party hereunder in advance of any filing, submission or attendance, it being the intent that the parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. Each party shall, to the extent not prohibited by applicable Law, give notice to the other party with respect to any meeting, discussion, appearance, contact, or any material communication with any Governmental Authority or the staff or regulators of any Governmental Authority in connection with the transactions contemplated hereunder, with such notice being sufficient to provide the other party with the opportunity to attend and participate in such meeting, discussion, appearance or contact.

Section 6.4 Public Announcements. Except as otherwise provided herein, the timing and content of all public announcements regarding any aspect of this Agreement, the Mergers and the other transactions contemplated hereby, whether to the financial community, Governmental Authorities, the general public or otherwise shall be mutually agreed upon in advance by the Company and Parent; provided, however, that each party hereto may make any such announcement which, based on advice of counsel, is required by applicable Law. Notwithstanding the foregoing, each party shall use its reasonable best efforts to consult with the other parties prior to any such announcement to the extent practicable, and shall in any event promptly provide the other parties hereto with copies of any such announcement. This Section 6.4 shall not apply to communications by any party to its counsel, accountants or other advisors or, if the substance of such communication would not reasonably be expected to require Parent to file a Form 8-K and/or make a disclosure under Regulation FD promulgated under the Exchange Act, to employees.

Section 6.5 Stockholder Consent. The Company shall use its reasonable best efforts to obtain, as promptly as reasonably practicable following the date of this Agreement (but in no event more than two (2) days following the date of this Agreement), the Company Stockholder Vote pursuant to a written consent of the Company stockholder in a form reasonably acceptable to Parent (the “Written Consent”). The materials submitted to the Company’s stockholder in connection with the Written Consent shall include the Company Board Recommendation. As promptly as practicable following receipt of the Written Consent, the Company shall deliver a copy of such Written Consent to Parent. In connection with the Written Consent, the Company shall take all actions necessary to comply with the DGCL, including Section 228 thereof, the certificate of incorporation of the Company and the bylaws of the Company.

Section 6.6 Forms of Consents and Waivers. Any consents, waivers, approvals and notices necessary, proper or advisable to consummate the transactions described herein shall be in form and substance reasonably satisfactory to the Company and Parent, and executed counterparts of any consents, waivers and approvals shall be delivered to the other party as promptly as reasonably practicable after receipt thereof, and copies of such notices shall be delivered to the other party as promptly as reasonably practicable after the making thereof. Except with respect to costs that constitute Reimbursable Transaction Expenses (which Reimbursable Transaction Expenses will be handled as otherwise set forth in this Agreement), any costs incurred as payments to any Person with respect to such consents, waivers, approvals and notices shall be borne by the party seeking such consents, waivers, approvals or notices. In the event the Closing does not occur, any such costs shall be borne by the Person incurring such costs.

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Section 6.7 Director & Officer Indemnification.

(a) During the period from and after the date hereof until the Second Merger Effective Time, Parent shall cause the Surviving Entity to ensure, and the Surviving Entity immediately following the Second Merger Effective Time shall ensure, that all rights to indemnification, advancement of expenses, and limitation of liability now existing in favor of any individual who, at or prior to the Second Merger Effective Time, was a director, officer, employee or agent of the Company or any of its Subsidiaries or who, at the request of the Company or any of its Subsidiaries, served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, with such individual’s heirs, executors or administrators, the “Indemnified Persons”) solely to the extent provided in the respective governing documents and indemnification or similar agreements to which the Company or any of its Subsidiaries is a party or bound, shall survive the Mergers and shall continue in full force and effect for a period of six (6) years from the Second Merger Effective Time and indemnification or similar agreements and the provisions with respect to indemnification, advancement of expenses, and limitations on liability set forth in such governing documents shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights of the Indemnified Persons thereunder; provided, that in the event any claim or claims are asserted or made within such six (6) year period, all rights to indemnification, advancement of expenses, and limitation of liability in respect of any such claim or claims shall continue until final disposition of any and all such claims. Neither Parent nor the Surviving Entity shall settle, compromise or consent to the entry of judgment in any Legal Proceeding or threatened Legal Proceeding involving or potentially involving one or more Indemnified Persons without obtaining (i) an express, complete and unconditional release for any such Indemnified Person (and their respective directors, officers, employees and Representatives) or (ii) written consent from any such Indemnified Person.

(b) Prior to the Closing, the Company shall obtain, in consultation with Parent, and pay for a “tail” officers’ and directors’ liability insurance policy with a claims period of six (6) years from the Second Merger Effective Time with at least the same coverage and amount and containing terms and conditions that are, in the aggregate, not less advantageous to the directors and officers of the Company as the Company’s existing policies with respect to claims arising out of or relating to events which occurred before or at the Second Merger Effective Time (including in connection with the transactions contemplated by this Agreement) (the “D&O Tail Policy”). Parent shall bear the cost of the D&O Tail Policy as a Reimbursable Transaction Expense, provided, that Parent shall not be responsible for an amount in excess of 300% of the annual premium currently paid by the Company for its existing officers’ and directors’ liability insurance policy. During the term of the D&O Tail Policy, Parent shall not (and shall cause the Surviving Entity not to) take any action following the Closing to cause the D&O Tail Policy to be cancelled or any provision therein to be amended or waived.

(c) From and after the Second Merger Effective Time, Parent shall cause the Surviving Entity to, and the Surviving Entity shall, indemnify, defend and hold harmless, as set forth as of the date hereof in the organizational documents of the Company and its Subsidiaries and to the fullest extent permitted under applicable Law, all Indemnified Persons with respect to all acts and omissions arising out of such individuals’ services as officers, directors, employees or agents of the Company or any of its Subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees of the Company or any of its Subsidiaries, occurring at or prior to the Second Merger Effective Time, including the execution of, and the transactions contemplated by, this Agreement. Without limitation of the foregoing, in the event that any such Indemnified Person is or becomes involved, in any capacity, in any action, proceeding or investigation in connection with any matter for which indemnification is available pursuant to the foregoing sentence, including the transactions contemplated by this Agreement, the Surviving Entity, from and after the Second Merger Effective Time, shall pay, as incurred, such Indemnified Person’s legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, within thirty (30) days after any request for advancement (including attorneys’ fees which may be incurred by any Indemnified Person in enforcing this Section 6.7), subject to receipt of an undertaking from such Indemnified Person to repay such advancement if such Indemnified Person is ultimately determined to not be entitled to indemnification hereunder.

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(d) Notwithstanding any other provisions hereof, the obligations of Parent and the Surviving Entity contained in this Section 6.7 shall be binding upon the successors and assigns of Parent and the Surviving Entity. In the event Parent or the Surviving Entity, or any of their respective successors or assigns, (i) consolidates with or merges into any other Person, or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Entity, as the case may be, honor the indemnification and other obligations set forth in this Section 6.7.

(e) This Section 6.7 shall survive the consummation of the Mergers, is intended to benefit, and shall be enforceable by each Indemnified Person and their respective successors, heirs and representatives, and shall not be amended in any manner that is adverse to an Indemnified Person without the prior written consent of the Stockholder Representative.

Section 6.8 Proxy Statement; Parent Stockholders’ Meeting.

(a) As promptly as reasonably practicable after the date of this Agreement, Parent shall, in consultation with the Company, prepare and file a registration statement pursuant to the requirements of the Securities Act (“Registration Statement”), including a proxy statement of Parent, on Form S-4 with the SEC (as such filing is amended or supplemented, the “Proxy Statement”) for the purposes of (i) registering the Common Stock Merger Consideration under the Securities Act, (ii) providing Parent’s stockholders with the opportunity to redeem their shares of Parent Common Stock in connection with the Mergers and (iii) soliciting proxies from Parent’s stockholders to obtain the requisite approval of the transactions contemplated hereby and the other matters to be voted on at a meeting of the holders of Parent Common Stock to be called and held for such purpose (the “Parent Stockholders’ Meeting”). As promptly as reasonably practicable after the execution of this Agreement, Parent shall, in consultation with the Company, prepare and file any other filings required under, and in accordance with, the Exchange Act, the Securities Act, the applicable NASDAQ listing rules or any other Laws relating to the transactions contemplated hereby (collectively, the “Other Filings”). Parent shall notify the Company promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other Governmental Authority for amendments or supplements to the Proxy Statement or any Other Filing or for additional information. As promptly as practicable after receipt thereof, Parent shall provide the Company and its counsel with copies of all written correspondence between Parent or any of its representatives, on the one hand, and the SEC, or its staff or other government officials, on the other hand, with respect to the Proxy Statement or any Other Filing. Parent shall permit the Company and its counsel to review the Proxy Statement and any exhibits, amendments or supplements thereto and shall consult with the Company and its advisors, in good faith, concerning any comments from the SEC with respect thereto, and shall reasonably consider and take into account the reasonable suggestions, comments or opinions of the Company and its advisors, and shall not file the Proxy Statement or any exhibits, amendments or supplements thereto or any response letters to any comments from the SEC without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that Parent shall be permitted to make such filing or response in the absence of such consent if the basis of the Company’s failure to consent is the Company’s unwillingness to permit the inclusion in such filing or response of information that, based on the advice of outside counsel to Parent, is required by the SEC and United States securities Laws to be included therein. Whenever any event occurs which would reasonably be expected to result in the Proxy Statement containing any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, Parent or the Company, as the case may be, shall promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Parent, an amendment or supplement to the Proxy Statement.

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(b) The Proxy Statement will be sent to the stockholders of Parent as soon as practicable following its approval by the SEC (but in any event, within five (5) Business Days following such approval) for the purpose of soliciting proxies from holders of Parent Common Stock to vote at the Parent Stockholders’ Meeting in favor of: (i) the adoption of this Agreement and the approval of the Mergers and other transactions contemplated hereby; (ii) an amendment to Parent’s certificate of incorporation and bylaws in a form reasonably satisfactory to Parent and the Company to increase the authorized number of shares of Parent Common Stock, change the name of Parent to “Intermex Wire Transfer, Inc.”, and such other changes as agreed by Parent and the Company (the “Parent Charter and Bylaws Amendment”); (iii) approval as required by the applicable NASDAQ listing rules of the issuance and sale of shares of Parent Common Stock to be issued as Common Stock Merger Consideration; (iv) approval of the Parent equity compensation plan in the form attached hereto as Annex F, which provides for 8.5% of the outstanding shares of Parent Common Stock (on a fully diluted basis and without taking into account any warrants of Parent) after giving effect to the transactions contemplated hereby to be reserved for issuance (as adjusted based upon the final determination of the assumptions set forth in Section 5.11 of the Parent Disclosure Schedules prior to the Closing) (the “Parent Equity Compensation Plan”), (v) approval of any matters as agreed by Parent and the Company and (vi) the adjournment of the Parent Stockholders’ Meeting (the matters described in clauses (i) through (vi), shall be referred to as the “Voting Matters” and approval of the Voting Matters by the stockholders of Parent at the Parent Stockholders’ Meeting or any postponement or adjournment thereof shall be referred to as the “Parent Stockholder Approval”).

(c) The Company shall provide Parent, as promptly as reasonably practicable, with such information concerning the Company Entities as may be necessary for the information concerning the Company Entities in the Proxy Statement and the Other Filings to comply with all applicable provisions of and rules under the Securities Act, the Exchange Act and the DGCL in connection with the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, the calling and holding of the Parent Stockholders’ Meeting and the preparation and filing of the Other Filings. The information relating to the Company Entities furnished by or on behalf of the Company Entities for inclusion in the Proxy Statement will not, as of the date of mailing of the Proxy Statement to the holders of Parent Common Stock or at the time of the Parent Stockholders’ Meeting, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading. Without limiting the foregoing, Parent shall use its reasonable best efforts to ensure that the Proxy Statement does not, as of the date on which it is distributed to the holders of Parent Common Stock, and as of the date of the Parent Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Parent shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished in writing by any Company Entity for inclusion in the Proxy Statement).

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(d) Subject to the fiduciary duties of its board of directors (i) Parent shall include in the Proxy Statement the unanimous recommendation of its board of directors that the holders of Parent Common Stock vote in favor of the adoption of this Agreement and the approval of the Mergers and the other Voting Matters, and shall otherwise take all lawful action to solicit and obtain the Parent Stockholder Approval and (ii) neither Parent’s board of directors nor any committee thereof shall withdraw or modify, or publicly propose or resolve to withdraw or modify in a manner adverse to the Company, the recommendation of Parent’s board of directors that the Parent Stockholders vote in favor of the Voting Matters.

Section 6.9 Form 8-K Filings. Parent and the Company shall cooperate in good faith with respect to the preparation of, and as promptly as practicable after the execution of this Agreement, Parent shall file with the SEC, a Current Report on Form 8-K to report the execution of this Agreement. Parent and the Company shall cooperate in good faith with respect to the preparation of, and at least five (5) days prior to the Closing, Parent shall prepare a draft Current Report on Form 8-K announcing the Closing, together with, or incorporating by reference, the required pro forma financial statements and the historical financial statements prepared by the Company and its accountant (the “Transaction Form 8-K”). Prior to Closing, Parent and the Company shall prepare the press release announcing the consummation of the transactions contemplated hereby (the “Press Release”). Simultaneously with the Closing, Parent shall file the Transaction Form 8-K with the SEC and distribute the Press Release.

Section 6.10 Voting Agreements. Concurrently with the execution of this Agreement, each signatory set forth on the signature pages of the Voting Agreement shall have delivered to the Company and Parent a duly executed counterpart signature page to the Voting Agreement.

Section 6.11 Exclusivity.

(a) Exclusivity Obligations of the Company.

(i) From the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Closing, the Company shall not, and shall not authorize or permit any of its Affiliates (including the Company stockholder) or any of its or their representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding a Company Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Company Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding a Company Acquisition Proposal. The Company shall immediately cease and cause to be terminated, and shall cause its Affiliates and all of its and their representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, a Company Acquisition Proposal. For purposes hereof, “Company Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than Parent or any of its Affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving any Company Entity; (ii) the issuance or acquisition of shares of capital stock or other equity securities of any Company Entity; or (iii) the sale, lease, exchange or other disposition of all or substantially all of any Company Entity’s properties or assets.

(ii) In addition to the other obligations under this Section 6.11(a), the Company shall promptly (and in any event within three (3) Business Days after receipt thereof by the Company or its representatives) advise Parent orally and in writing of any Company Acquisition Proposal, any request for information with respect to any Company Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in a Company Acquisition Proposal, the material terms and conditions of such request, Company Acquisition Proposal or inquiry, and the identity of the Person making the same.

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(iii) The Company agrees that the rights and remedies for noncompliance with this Section 6.11(a) shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Parent and that money damages would not provide an adequate remedy to Parent.

(b) Exclusivity Obligations of Parent.

(i) From the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Closing, Parent shall not, and shall not authorize or permit any of its Affiliates or any of its or their representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding a Parent Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Parent Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding a Parent Acquisition Proposal. Parent shall immediately cease and cause to be terminated, and shall cause its Affiliates and all of its and their representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, a Parent Acquisition Proposal. For purposes hereof, “Parent Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than the Company or any of its Affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving any of Parent or its Subsidiaries; (ii) the issuance or acquisition of shares of capital stock or other equity securities of Parent or any of its Subsidiaries; or (iii) the sale, lease, exchange or other disposition of all or substantially all of Parent’s or any of its Subsidiaries’ properties or assets.

(ii) In addition to the other obligations under this Section 6.11(b), Parent shall promptly (and in any event within three (3) Business Days after receipt thereof by Parent or its representatives) advise the Company orally and in writing of any Parent Acquisition Proposal, any request for information with respect to any Parent Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in a Parent Acquisition Proposal, the material terms and conditions of such request, Parent Acquisition Proposal or inquiry, and the identity of the Person making the same.

(iii) Parent agrees that the rights and remedies for noncompliance with this Section 6.11(b) shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

Section 6.12 Trust Account.

(a) At the Closing, Parent shall take all actions necessary, and shall cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement for the following: (i) the redemption of any shares of Parent Common Stock in connection with the Mergers in accordance with the terms set forth in the Proxy Statement; (ii) the payment of the Deferred Underwriting Fees; (iii) the payment of the Cash Merger Consideration; (iv) the payment of expenses to the third parties to which they are owed and (v) the balance of the assets in the Trust Account, after payment of the amounts required under subsections (i), (ii), (iii) and (iv), to be disbursed to Parent.

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(b) Notwithstanding anything else in this Agreement, the Company acknowledges that it has received a copy of the Prospectus and understands that Parent has established the Trust Account and that, except for a portion of the interest earned on the amounts held in the Trust Account, Parent may disburse monies from the Trust Account only: (i) to the Public Stockholders (as defined in the Prospectus) in the event they elect to redeem their public shares in connection with the consummation of a Business Combination (as defined in the Prospectus), (ii) to the Public Stockholders if Parent liquidates or fails to consummate a Business Combination within 24 months from the closing date of Parent’s initial public offering or (iii) to Parent after or concurrently with the consummation of a Business Combination. The Company hereby agrees, on behalf of the Company, its Subsidiaries, and their respective officers, directors, managers, shareholders, members, partners, affiliates, agents and other representatives (collectively, “Representatives”), that the Company and its Representatives do not have (other than their rights upon Closing) any right, title, interest or claim of any kind in or to any monies in the Trust Account (each, a “Claim”) and hereby waive any Claim prior to Closing they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Parent and will not prior to Closing seek recourse against the Trust Account for any reason whatsoever; provided that (x) nothing herein shall serve to limit or prohibit the Company’s and its Representatives’ right to pursue a claim against Parent for legal relief against monies or other assets held outside the Trust Account or for specific performance or other equitable relief (including a claim for Parent to specifically perform its obligations under this Agreement and a claim for Parent to specifically perform its obligations under the Trust Agreement, including distribution of funds from the Trust Account upon the Closing in accordance with the terms of this Agreement), and (y) nothing herein shall serve to limit or prohibit any claims that the Company or its Representatives may have in the future against Parent’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds). This Section 6.12(b) shall survive the termination of this Agreement and will not expire and may not be altered in any way prior to the Closing without the express written consent of Parent.

Section 6.13 Tax Matters.

(a) The Stockholder Representative shall prepare, or cause to be prepared, all Tax Returns of the Company Entities for all taxable periods ending on or prior to the Closing Date which are required to be filed prior to the Closing Date. The Stockholder Representative shall provide to Parent for its review copies of such Tax Returns in advance of the due date (giving effect to extensions) for filing such Tax Returns.

(b) Transfer Taxes. All Transfer Taxes incurred in connection with this Agreement shall be borne by the Surviving Entity. Parent and the Stockholder Representative shall cooperate in filing, when required by applicable Law, all necessary documentation and Tax Returns with respect to such Transfer Taxes.

(c) The parties intend that, for U.S. federal income tax purposes, the Mergers, taken together, will constitute an integrated plan described in Rev. Rul. 2001-46, 2001-2 C.B. 32, 1 and qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations and that this Agreement be adopted as a “plan of reorganization” for purposes of Section 368 of the Code and Treasury Regulations Section 1.368-2(g). The Mergers shall be reported by the parties for all Tax purposes in accordance with the foregoing, unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code. Each of Parent and the Company shall use its reasonable best efforts (i) to cause the Mergers, taken together, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations, with respect to which Parent and the Company will each be a “party to the reorganization” within the meaning of Section 368(b) of the Code and (ii) not to, and to not permit or cause any of its respective Subsidiaries to, take or cause to be taken any action reasonably likely to cause the Mergers, taken together, to fail to qualify as a “reorganization” under Section 368(a) of the Code.

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(d) If any opinions relating to the Tax treatment of the Mergers are required in connection with the preparation and filing of the Proxy Statement, the Company shall use its reasonable best efforts to cause Fried, Frank, Harris, Shriver & Jacobson, LLP (“Fried Frank”) to deliver its opinion to the Company, and Parent shall use its reasonable best efforts to cause Ledgewood to deliver its opinion to Parent. In connection with any opinions relating to the Tax treatment of the Mergers required to be delivered in connection with the preparation and filing of the Proxy Statement, upon the request of Fried Frank and/or Ledgewood, officers of each of the Company and Parent shall use their reasonable best efforts to deliver to Fried Frank and/or Ledgewood, as applicable, certificates, dated as of the necessary date, signed by such officer of the Company or Parent, as applicable, and containing such representations as shall be reasonably necessary, appropriate or customary to enable Fried Frank and/or Ledgewood to render any such opinions.

Section 6.14 Resignations; Parent D&O Tail Policy. At or prior to Closing, Parent shall deliver to the Company written resignations, effective as of the Second Merger Effective Time, of the officers and directors of Parent set forth on Section 6.14 of the Parent Disclosure Schedules. Prior to the Closing, Parent shall obtain and pay for a “tail” officers’ and directors’ liability insurance policy with a claims period of six (6) years from the Second Merger Effective Time with at least the same coverage and amount and containing terms and conditions that are, in the aggregate, not less advantageous to the directors and officers of Parent as Parent’s existing policies with respect to claims arising out of or relating to events which occurred before or at the Second Merger Effective Time (including in connection with the transactions contemplated by this Agreement) (the “Parent D&O Tail Policy”). During the term of the Parent D&O Tail Policy, Parent shall not (and shall cause the Surviving Entity not to) take any action following the Closing to cause the Parent D&O Tail Policy to be cancelled or any provision therein to be amended or waived.

Section 6.15 Update of Financial Statements. During the period from the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Closing Date, the Company shall prepare in the ordinary course of business consistent with past practice, and deliver to Parent promptly upon completion, but in any event no later than thirty (30) days after the end of the applicable fiscal month, unaudited consolidated financial statements for the Company and its Subsidiaries for each fiscal month ending after the first full month following the date hereof, consisting of the standard monthly reporting package provided to the management of the Company, which may include a consolidated statement of financial position as of the end of such month and related consolidated statements of operations and comprehensive income for that month and for the portion of the year then ended.

Section 6.16 Closing Conditions. From the date hereof until the Closing and upon the terms and subject to the conditions set forth in this Agreement, each party hereto shall use its reasonable best efforts to take, or cause to be taken, such actions as are necessary, proper or advisable to satisfy the conditions to the Closing set forth in Article VII hereof and to consummate the transactions contemplated hereby. Each of the parties shall execute or deliver any additional instruments as reasonably requested by the other party necessary to consummate the transactions contemplated by this Agreement.

Section 6.17 Section 16 Matters. Prior to the First Merger Effective Time, each of Parent and the Company shall take all such reasonable steps (to the extent permitted under applicable Law) to cause any dispositions of Intermex Common Shares or acquisitions of shares of Parent Common Stock (including, in each case, securities deliverable upon exercise, vesting or settlement of any derivative securities) resulting from the transactions contemplated hereby by each individual who may become subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the transactions contemplated hereby to be exempt under Rule 16b-3 promulgated under the Exchange Act.

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Section 6.18 Access to, and Information of, Parent. From the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Closing, subject to applicable Law, Parent shall: (i) permit the Company and its advisers and other representatives to have reasonable access to Parent’s properties and facilities, books and records, Contracts and other documents and data related to Parent and its Subsidiaries; and (ii) furnish, or cause to be furnished, to the Company any financial and operating data and other information (including Tax information) with respect to Parent and its Subsidiaries as the Company shall from time to time reasonably request; provided, however, that any such access or furnishing of information shall be (x) upon no less than two (2) Business Days prior written notice from the Company to Parent and (y) conducted at the Company’s sole cost and expense, during normal business hours and in such a manner as not to interfere unreasonably with the normal operations of each of Parent and its Subsidiaries. No information provided to or obtained by the Company pursuant to this Section 6.18 shall limit or otherwise affect the remedies available hereunder to the Company, or act as a waiver or otherwise affect the representations or warranties of Parent and its Subsidiaries in this Agreement. All information provided to or obtained by the Company heretofore or hereafter, including pursuant to this Section 6.18, shall be held in confidence by the Company in accordance with and subject to the terms of the Confidentiality Agreement and nothing herein shall modify or limit the obligations of the Company set forth therein. Notwithstanding anything herein to the contrary, Parent shall not be required to take any action, provide any access or furnish any information that would be reasonably likely to (A) cause or constitute a waiver of the attorney-client or other privilege or (B) violate any Contract to which Parent is a party or bound.

Section 6.19 Conduct of Business by Parent. From the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Closing, except as otherwise provided in this Agreement, required by Law or consented to in writing by the Company (which consent shall not be unreasonably withheld, conditioned or delayed) Parent shall, and shall cause its Subsidiaries to, operate its business in the ordinary course and consistent with past practice. Without limiting the foregoing, from the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Closing, Parent shall not, and shall cause each of its Subsidiaries not to:

(a) amend or alter the certificate of incorporation, bylaws or other organizational documents of Parent or any of its Subsidiaries;

(b) (i) make or declare any dividend or distribution to the stockholders of Parent or make any other distributions in respect of any of Parent’s or any of its Subsidiary’s capital stock, except for dividends by any of Parent’s wholly-owned Subsidiaries, (ii) split, combine, reclassify or otherwise amend any terms of any shares or series of Parent’s or any of its Subsidiary’s capital stock or (iii) purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital, outstanding shares of capital stock, membership interests, warrants or other equity interests of Parent or its Subsidiaries, other than a redemption of shares of Parent Common Stock in connection with the Mergers in accordance with the terms set forth in the Proxy Statement;

(c) incur or assume any Indebtedness or guarantee any Indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Parent or any Subsidiary or guaranty any debt securities of another Person, other than any Indebtedness or guarantee incurred between Parent and any of its wholly-owned Subsidiaries or between any of such wholly-owned Subsidiaries;

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(d) (i) issue any shares of Parent securities or securities exercisable for or convertible into capital stock, other than issuance of the Common Stock Merger Consideration, or (ii) grant any additional options, warrants or stock appreciation rights with respect to Parent securities not outstanding on the date hereof; or

(e) enter into any agreement, or otherwise become obligated, to take any action prohibited under this Section 6.19.

Section 6.20 No Control of the Other Party’s Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the First Merger Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the First Merger Effective Time. Prior to the First Merger Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 6.21 Post-Closing Directors and Officers of Parent. Parent shall take all such action within its power as may be necessary or appropriate such that immediately following the Second Merger Effective Time:

(a) the board of directors of Parent (the “Parent Board”) shall consist of eight directors, which shall be divided into three classes, designated Class I, Class II and Class III, with each such class consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire Parent Board;

(b) the composition and initial division into classes of the Parent Board shall consist of those directors designated in a written notice delivered by the Company to Parent prior to the effectiveness of the Registration Statement (subject to Section 6.21(a));

(c) the term of the initial Class I directors shall terminate on the date of the 2019 annual meeting of Parent’s stockholders; the term of the initial Class II directors shall terminate on the date of the 2020 annual meeting of Parent’s stockholders; and the term of the initial Class III directors shall terminate on the date of the 2021 annual meeting of Parent’s stockholders or, in each case, upon such director’s earlier death, resignation or removal;

(d) the Chairman of the Parent Board shall be Robert Lisy, who shall serve in such capacity until such time as may otherwise be determined by the Parent Board following the Second Merger Effective Time or upon such Chairman’s earlier death, resignation or removal; and

(e) the initial officers of Parent as of the Second Merger Effective Time shall be as set forth on Section 6.21(e) of the Parent Disclosure Schedules, subject to any such individual’s death, resignation, removal or refusal to serve, in which case such position shall be determined by the Parent Board following the Second Merger Effective Time.

Section 6.22 Notification of Certain Changes.

(a) Notification of Certain Changes by the Company. During the period from the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Closing, the Company shall give prompt notice to Parent of any fact, circumstance or event the existence or occurrence of which would cause the conditions in Section 7.2(a) or 7.2(g) not to be satisfied as of the Closing Date (each such disclosure, a “Company Supplement”). If the Company delivers a Company Supplement, Parent shall be entitled to terminate this Agreement pursuant to Section 8.1(f). If Parent does not terminate this Agreement in accordance with Section 8.1(f) within three (3) Business Days following delivery of a Company Supplement, then Parent shall, with respect to those matters contained in the Company Supplement, be deemed to have waived for all purposes of this Agreement all rights and remedies hereunder, including any right to not consummate the Mergers on the basis of the failure to satisfy the conditions set forth in Section 7.2(a) or 7.2(g)).

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(b) Notification of Certain Changes by Parent. During the period from the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Closing, Parent shall give prompt notice to the Company of any fact, circumstance or event the existence or occurrence of which would cause the conditions in Section 7.3(a) or 7.3(i) not to be satisfied as of the Closing Date (each such disclosure, a “Parent Supplement”). If Parent delivers a Parent Supplement, the Company shall be entitled to terminate this Agreement pursuant to Section 8.1(g). If the Company does not terminate this Agreement in accordance with Section 8.1(g) within three (3) Business Days following delivery of a Parent Supplement, then the Company shall, with respect to those matters contained in the Parent Supplement, be deemed to have waived for all purposes of this Agreement all rights and remedies hereunder, including any right to not consummate the Mergers on the basis of the failure to satisfy the conditions set forth in Section 7.3(a) or 7.3(i)).

Section 6.23 Parent Common Stockholder Redemption Amount. Parent shall prepare and deliver to the Company promptly following the Parent Stockholders’ Meeting, but in any event no later than two (2) Business Days after the Parent Stockholders’ Meeting, notification of the Parent Common Stockholder Redemption Amount, certified by an executive officer of Parent.

Article VII.
Conditions to Closing and the Mergers

Section 7.1 Mutual Conditions. The respective obligations of each party to this Agreement to consummate and effect the Mergers shall be subject to the fulfillment at or prior to the First Merger Effective Time of each of the following conditions:

(a) No Injunction. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

(b) Parent Stockholder Approval. The Parent Stockholder Approval shall have been obtained.

(c) Company Stockholder Vote. The Agreement shall have been duly adopted by the Company Stockholder Vote within two (2) days of the execution and delivery of this Agreement and shall not have been amended, supplemented, modified, annulled or revoked.

(d) NASDAQ Approval. The shares of Parent Common Stock that constitute the Common Stock Merger Consideration shall have been approved for listing on NASDAQ, subject to official notice of issuance.

(e) HSR Filings. The filings of Parent and the Company pursuant to the HSR Act, if any, shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated.

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(f) Certain Consents. The parties hereto shall have obtained and delivered to the other party at or prior to Closing the consents, authorizations or approvals listed on Section 7.1(f) of the Company Disclosure Schedules, in each case in substance and form reasonably satisfactory to the parties hereto, and no such consents, authorizations or approvals shall have been revoked.

(g) Registration Statement. The Registration Statement included in the Proxy Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending before or threatened by the SEC.

Section 7.2 Conditions to the Obligations of Parent and the Merger Subs. The obligations of Parent and the Merger Subs to consummate the Mergers shall be subject to the fulfillment at or prior to the First Merger Effective Time of each of the following conditions, any and all of which may be waived, in whole or in part, in writing by Parent and the Merger Subs to the extent permitted by applicable Law:

(a) Representations and Warranties. Other than the representations and warranties set forth in Section 4.1 (Organization), Section 4.2 (Authority; Board Approval), Section 4.4 (Capitalization), Section 4.7(b)(i) (Material Adverse Effect), and Section 4.22 (Brokers) (together, the “Company Fundamental Representations”), the representations and warranties of the Company contained in Article IV of this Agreement (in each case without giving effect to any qualification as to “material,” “materiality,” “material respects,” “Material Adverse Effect” or words of similar import or effect set forth therein) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of the specified date), except where the failure of such representations and warranties to be true and correct would not have (and would not reasonably be expected to have) a Material Adverse Effect. The Company Fundamental Representations shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of the specified date).

(b) Agreements and Covenants. The Company shall have performed or complied, in each case, in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) Officer’s Certificate. The Company shall have delivered a certificate, dated as of the Closing Date and signed by an authorized representative of the Company, that each of the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(d) Secretary’s Certificate. At Closing, the Company shall have delivered to Parent copies of the following, all certified by an authorized officer of the Company to be true, correct, complete and in full force and effect as of the Closing Date:

(i) the certificate of incorporation or formation of the Company, certified by the Secretary of State or other appropriate Governmental Authority of its jurisdiction of organization or incorporation, as applicable;

(ii) the bylaws or operating agreement of the Company; and

(iii) the resolutions of the board of directors or other governing body and of the shareholders or members of the Company authorizing and approving this Agreement, the Ancillary Agreements and all of the transactions contemplated hereby and thereby.

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(e) [Intentionally omitted.]

(f) FIRPTA. The Company shall have delivered to Parent a duly executed certification of non-foreign status, in form and substance consistent with Treasury Regulations Section 1.1445-2(b).

(g) Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of this Agreement.

(h) Escrow Agreement. The Company shall have delivered to Parent duly executed counterpart signature pages of each of the Stockholder Representative and the Escrow Agent to the Escrow Agreement.

(i) Stockholder Agreement. The Company shall have delivered to Parent a duly executed counterpart signature page of the Company’s stockholder to the Stockholder Agreement.

(j) Indebtedness. The amount of Indebtedness of the Company Entities immediately prior to the Closing shall not exceed the amount set forth on Section 7.2(j) of the Company Disclosure Schedules.

(k) Reimbursable Transaction Expenses. The aggregate amount of Reimbursable Transaction Expenses shall not exceed the amount set forth on Section 7.2(k) of the Company Disclosure Schedules.

Section 7.3 Conditions to the Obligations of the Company Entities. The obligations of the Company to consummate the Mergers shall be subject to the fulfillment at or prior to the First Merger Effective Time of each of the following conditions, any and all of which may be waived, in whole or in part, in writing by the Company to the extent permitted by applicable Law:

(a) Representations and Warranties. Other than the representations and warranties set forth in Section 5.1 (Organization), Section 5.2 (Authorization), Section 5.5 (Brokers), Section 5.7 (Capitalization) and Section 5.11 (Pro Forma Capitalization of the Parent) (together, the “Parent Fundamental Representations”), the representations and warranties of Parent and each Merger Sub contained in Article V of this Agreement (in each case without giving effect to any qualification as to “material,” “materiality,” “material respects,” “Parent Material Adverse Effect” or words of similar import or effect set forth therein) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of the specified date), except where the failure of such representations and warranties to be true and correct would not have (and would not reasonably be expected to have) a Parent Material Adverse Effect. The Parent Fundamental Representations shall be true and correct in all respects (except Section 5.7 (Capitalization) and Section 5.11 (Pro Forma Capitalization of the Parent) which may have de minimis deviations) as of the date of this Agreement and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of the specified date).

(b) Agreements and Covenants. Parent and each Merger Sub shall have performed or complied, in each case, in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

(c) Officer’s Certificate. Parent and the Merger Subs shall have delivered a certificate, dated as of the Closing Date and signed by an authorized officer of each of Parent and each Merger Sub, that each of the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

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(d) Secretary’s Certificate. At Closing, each of Parent and the Merger Subs shall have delivered to the Company copies of the following, all certified by an authorized officer of Parent, Merger Sub 1 or Merger Sub 2, as applicable, to be true, correct, complete and in full force and effect as of the Closing Date:

(i) the certificate of incorporation or certificate of formation, as applicable, of each of Parent, Merger Sub 1 and Merger Sub 2, certified by the Secretary of State or other appropriate Governmental Authority of its jurisdiction of incorporation or formation, as applicable;

(ii) the bylaws of each of Parent and Merger Sub 1, and the limited liability company agreement of Merger Sub 2; and

(iii) resolutions of the board of directors or other governing body of Parent and each Merger Sub and of the stockholder of Merger Sub 1 and member of Merger Sub 2 authorizing and approving this Agreement, the Ancillary Agreements and all of the transactions contemplated hereby and thereby.

(e) SEC Compliance. Immediately prior to Closing, Parent shall be in compliance in all material respects with the reporting requirements applicable to it under the Exchange Act.

(f) Registration Rights Agreement. Parent shall have delivered to the Company a duly executed counterpart signature page of Parent to the Registration Rights Agreement.

(g) Escrow Agreement. Parent shall have delivered to the Company duly executed counterpart signature pages of Parent and the Escrow Agent to the Escrow Agreement.

(h) Stockholder Agreement. Parent, on behalf of each signatory set forth on the signature pages of the Stockholder Agreement, shall have delivered to the Company a duly executed counterpart signature page of each such signatory to the Stockholder Agreement.

(i) Parent Material Adverse Effect. No Parent Material Adverse Effect shall have occurred since the date of this Agreement.

(j) Minimum Funds in Trust Account. The amount of the funds in the Trust Account available to Parent (assuming prior payment in full of the Parent Common Stockholder Redemption Amount) shall be equal to or greater than $125,000,000.

(k) Trust Account. (i) Parent shall have made all necessary and appropriate arrangements with the trustee to the Trust Account to have all of the funds contained in the Trust Account disbursed to Parent, all of the funds contained in the Trust Account shall have been actually disbursed to Parent, and all such funds disbursed from the Trust Account to Parent shall be available to Parent in respect of all of the obligations of Parent set forth in this Agreement and the payment of Parent’s fees and expenses incurred in connection with this Agreement and the transactions contemplated hereunder and (ii) there shall be no actions, suits, proceedings, arbitrations or mediations pending or threatened by any Person (not including the Company and its Affiliates) with respect to or against the Trust Account that would reasonably be expected to have a material adverse effect on Parent’s ability to perform its obligations hereunder.

(l) Parent Transaction Expenses. The aggregate amount of Parent Transaction Expenses shall not exceed the amount set forth on Section 7.3(l) of the Parent Disclosure Schedules.

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(m) Specified Sponsor Agreement. The Specified Sponsor Agreement shall be in full force and effect.

Article VIII.
Termination, Amendment and Waiver

Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company:

(i) if the Closing has not occurred on or before September 19, 2018 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date; provided, further, however, that if, on the Outside Date, the condition set forth in Section 7.1(f) shall not have been satisfied and all other conditions to Closing in Article VII shall have been satisfied (or in the case of conditions that by their terms are to be satisfied at the Closing, shall be capable of being satisfied on the Closing Date), then either the Company or Parent, through written notice to the other, shall have the right to extend the Outside Date to a date that is not later than December 19, 2018; or

(ii) if a Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law which has become final and non-appealable, and which permanently restrains, enjoins or otherwise prohibits the transactions contemplated hereby; or

(iii) if, the Parent Stockholder Approval is not obtained, or the holders of 90% or more of the number of shares of Parent Common Stock issued in Parent’s initial public offering and outstanding as of the date of the record date of the Parent Stockholders’ Meeting shall have made a Parent Common Stockholder Redemption Election; or

(c) by Parent, if neither it nor any Merger Sub is in material breach of their obligations under this Agreement and if (i) at any time any of the representations and warranties of the Company contained herein become untrue or inaccurate such that Section 7.2(a) could not be satisfied (treating such time as if it were the Closing Date for purposes of this Section 8.1(c)); or (ii) there has been a breach on the part of the Company of any of its covenants or agreements contained in this Agreement such that Section 7.2(b) could not be satisfied (treating such time as if it were the Closing Date for purposes of this Section 8.1(c)), and, with respect to both clause (i) and clause (ii), such breach has not been cured within 30 days after written notice thereof to the Company, if curable; or

(d) by the Company, if the Company is not in material breach of its obligations under this Agreement and if (i) at any time any of the representations and warranties of Parent and the Merger Subs contained herein become untrue or inaccurate such that Section 7.3(a) could not be satisfied (treating such time as if it were the Closing Date for purposes of this Section 8.1(d)); or (ii) there has been a breach on the part of Parent or any of the Merger Subs of any of their covenants or agreements contained in this Agreement such that Section 7.3(b) could not be satisfied (treating such time as if it were the Closing Date for purposes of this Section 8.1(d)), and, with respect to both clause (i) and clause (ii), such breach has not been cured within 30 days after written notice thereof to Parent, if curable; or

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(e) by the Company, if Parent has received Parent Common Stockholder Redemption Elections representing a Parent Common Stockholder Redemption Amount equal to or greater than $50,000,000 as of the Parent Stockholders’ Meeting, provided that during the 5 Business Day period immediately following the Parent Stockholders’ Meeting, the Company may take any and all actions to reduce the Parent Common Stockholder Redemption Amount to an amount less than $50,000,000 so that if (and only if) Parent Common Stockholder Redemption Amount is less than $50,000,000 on the date that is 5 Business Days following the Parent Stockholders’ Meeting, then the Company’s right to terminate this Agreement pursuant to this Section 8.1(e) shall be deemed waived and of no further effect; or

(f) by Parent not later than the 3rd Business Day following delivery of a Company Supplement pursuant to Section 6.22(a); or

(g) by the Company not later than the 3rd Business Day following delivery of a Parent Supplement pursuant to Section 6.22(b).

Section 8.2 Manner of Exercise. In the event of termination by Parent or the Company, or both, in accordance with Section 8.1, written notice thereof shall be given to the other party by the terminating party and this Agreement shall terminate.

Section 8.3 Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, all further obligations and liabilities of the parties under this Agreement will terminate and become void and of no force and effect, except that (i) the obligations in Section 6.12(b), Article VIII and Article IX will survive termination of this Agreement and (ii) nothing herein shall relieve any party from liability for any Willful Breach of this Agreement. For purposes of this Section 8.3, “Willful Breach” means a breach of any representation, warranty or covenant or other agreement set forth in this Agreement that is a consequence of an act or failure to act by the breaching party with the actual knowledge that the taking of such act or failure to take such act would be, or would reasonably be expected to be, inconsistent with or contrary to the terms of this Agreement.

Section 8.4 Waiver. At any time prior to the Closing Date, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Article IX.
Miscellaneous

Section 9.1 Survival. The representations, warranties and covenants of the parties hereto contained herein shall not survive the Closing, except for those covenants contained herein that by their explicit terms apply or are to be performed in whole or in part after the Closing. Except in the case of fraud, there are no remedies available to the parties hereto with respect to any breach of the representations, warranties, covenants or agreements of the parties to this Agreement after the Closing, except for covenants explicitly to be performed in whole or in part after the Closing. Notwithstanding anything to the contrary in this Agreement, no party shall, in any event, be liable to the other party for any consequential, special or punitive damages.

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Section 9.2 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or email to the extent email is listed below, or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or by facsimile or email upon electronic confirmation of receipt (excluding automatic acknowledgements of receipt), or if mailed by overnight courier service guaranteeing next day delivery, one Business Day after mailing, or if mailed in any other way, then upon receipt, to the parties at the following addresses (or at such other address for a party as is specified by like notice):

If to Parent or Merger Subs, to:

c/o FinTech Acquisition Corp. II

2929 Arch Street, Suite 1703

Philadelphia, PA 19104-2870

Attention: James J. McEntee, III

Phone: (215) 701-9555

Email: jmce@stbwell.com

If to Parent Representative, to:

James J. McEntee, III

c/o FinTech Acquisition Corp. II

2929 Arch Street, Suite 1703

Philadelphia, PA 19104-2870

Attention: James J. McEntee, III

Phone: (215) 701-9555

Email: jmce@stbwell.com

in each case, with a copy (which shall not constitute notice) to:

Ledgewood PC

Two Commerce Square, Suite 3400

2001 Market Street

Philadelphia, PA 19103

Attention: Derick S. Kauffman

Phone: (215) 731-9450

Email: dkauffman@ledgewood.com

If to the Company, to:

Intermex Holdings II, Inc.

9480 S. Dixie Hwy

Miami, FL 33156

Attention: Robert Lisy

Phone: (305) 671-8000

Email: rlisy@intermexusa.com

If to the Stockholder Representative, to:

SPC Intermex Representative LLC

c/o Stella Point Capital, LLC

444 Madison Avenue, Suite 302

New York, NY 10022

Attention: Robert Jahn

Phone: (212) 235-0200

Email: jahn@stellapoint.com

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in each case, with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attention: Steven Epstein

Phone: (212) 859-8000

Email: steven.epstein@friedfrank.com

Section 9.3 Annexes, Exhibits and Schedules. All annexes, exhibits and schedules attached hereto, the Parent Disclosure Schedules, and the Company Disclosure Schedules are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

Section 9.4 Computation of Time. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a day that is not a Business Day, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a Business Day.

Section 9.5 Expenses. Regardless of whether the transactions provided for in this Agreement are consummated, except as otherwise provided herein, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated herein; provided, that Parent shall pay at the Closing (and Parent shall be solely responsible for) all Reimbursable Transaction Expenses. All necessary Tax Returns and other documentation with respect to all Transfer Taxes, fees and charges shall be filed by the party required by Law to file them.

Section 9.6 Governing Law. This Agreement, the rights and duties of the parties hereto, and any disputes (whether in contract, tort or statute) arising out of, under or in connection with this Agreement will be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the District of Delaware or, if such court does not have jurisdiction, the Delaware state courts located in Wilmington, Delaware, in any action arising out of or relating to this Agreement. The parties irrevocably agree that all such claims shall be heard and determined in such a Delaware federal or state court, and that such jurisdiction of such courts with respect thereto will be exclusive. Each party hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding arising out of or relating to this Agreement that it is not subject to such jurisdiction, or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 9.1 or in such other manner as may be permitted by Law, will be valid and sufficient service thereof.

Section 9.7 Assignment; Successors and Assigns; No Third Party Rights. Except as otherwise provided herein, this Agreement may not, without the prior written consent of the other parties hereto, be assigned by operation of Law or otherwise, and any attempted assignment shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, that the Indemnified Persons who are not otherwise party to this Agreement shall be third party beneficiaries of this Agreement. Notwithstanding the foregoing, Parent and/or the Merger Subs may assign this Agreement without the consent of any Person to any lender (or agent therefor) to Parent or the Merger Subs or their subsidiaries or Affiliates thereof as security for obligations to such lender (or lenders) in respect of any financing agreements or arrangements entered into by Parent or the Merger Subs or their subsidiaries and affiliates with such lenders or to an acquirer of all or substantially all of the assets or business of Parent or the Merger Subs in any form of transaction, which assignment shall not relieve Parent or any Merger Sub of its obligations hereunder.

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Section 9.8 Counterparts. This Agreement may be executed in two or more counterparts for the convenience of the parties hereto, each of which shall be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format shall be effective as delivery of a mutually executed counterpart to this Agreement.

Section 9.9 Titles and Headings. The titles, captions and table of contents in this Agreement are for reference purposes only, and shall not in any way define, limit, extend or describe the scope of this Agreement or otherwise affect the meaning or interpretation of this Agreement.

Section 9.10 Entire Agreement. Except as otherwise contemplated herein, this Agreement and the Ancillary Agreements constitute the entire agreement with respect to the subject matter contained herein and therein, and supersede all prior agreements and understandings, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Ancillary Agreements, the exhibits, annexes, schedules, the Parent Disclosure Schedules and the Company Disclosure Schedules (other than an exception expressly set forth as such in the Parent Disclosure Schedules or the Company Disclosure Schedules, as applicable), the statements in the body of this Agreement shall control.

Section 9.11 Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by Law.

Section 9.12 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and it is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court specified in Section 9.6, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) any party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity; for the avoidance of doubt, the parties may argue that no breach has occurred. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtain any remedy referred to in this Section 9.12, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 9.13 Waiver of Jury Trial. To the extent not prohibited by applicable law that cannot be waived, each of the parties hereto irrevocably waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement and the Ancillary Agreements or any course of conduct, course of dealing, verbal or written statement or action of any party hereto or thereto, in each case, whether now existing or hereafter arising, and whether in contract, tort, statute, equity or otherwise. Each party hereby further agrees and consents that any such litigation shall be decided by court trial without a jury and that the parties to this Agreement may file a copy of this Agreement with any court as written evidence of the consent of the parties to the waiver of their right to trial by jury.

Section 9.14 Failure or Indulgence not Waiver. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 9.15 Amendments. This Agreement may be amended, at any time prior to the First Merger Effective Time, by an instrument in writing signed on behalf of Parent, the Merger Subs and the Company; provided, however, that after the Parent Stockholder Approval is obtained, there shall be no amendment or waiver that, pursuant to applicable Law, requires further approval of the stockholders of Parent, without the receipt of such further approvals.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be duly executed as of the day and year first above written.

PARENT:

FINTECH ACQUISITION CORP. II

/s/ James J. McEntee, III
By: James J. McEntee, III
Title: President

MERGER SUB 1:

FINTECH II MERGER SUB INC.

/s/ James J. McEntee, III
By: James J. McEntee, III
Title: President

MERGER SUB 2:

FINTECH II MERGER SUB 2 LLC

/s/ James J. McEntee, III
By: James J. McEntee, III
Title: President

INTERMEX OR COMPANY:

INTERMEX HOLDINGS II, INC.

/s/ Robert Lisy
By: Robert Lisy
Title: President and Chief Executive Officer

STOCKHOLDER REPRESENTATIVE:

SPC Intermex Representative LLC

/s/ Adam Godfrey
By: Adam Godfrey
Title: Authorized Signatory

/s/ Justin Wender
By: Justin Wender
Title: Authorized Signatory

EXHIBIT A

Form of First Certificate of Merger

CERTIFICATE OF MERGER
OF
FINTECH II MERGER SUB INC.
(a Delaware corporation)
WITH AND INTO
INTERMEX HOLDINGS II, INC.
(a Delaware corporation)

[          ], 2018

* * * * * * * * * *

In accordance with the provisions of Section 251

of the General Corporation Law of the State of Delaware

* * * * * * * * * *

Intermex Holdings II, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware, desiring to merge FinTech II Merger Sub Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware, with and into itself, pursuant to the provisions of Section 251 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify as follows:

FIRST: The names and states of incorporation of each constituent corporation of the merger (the “Merger”) are as follows: (i) FinTech II Merger Sub Inc., a Delaware corporation (“Merger Sub”) and (ii) Intermex Holdings II, Inc., a Delaware corporation (“Intermex”).

SECOND: An Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 19, 2017, by and among FinTech Acquisition Corp. II, a Delaware corporation, Merger Sub, FinTech II Merger Sub 2 LLC, a Delaware limited liability company, Intermex and SPC Intermex Representative LLC, a Delaware limited liability company, has been approved, adopted, certified, executed and acknowledged by each constituent corporation, in accordance with Section 251 (and, with respect to Intermex, by the written consent of its sole stockholder in accordance with Section 228) of the DGCL.

THIRD: Intermex shall be the surviving corporation (the “Surviving Corporation”) in the Merger. The name of the Surviving Corporation is “Intermex Holding Corp.”

FOURTH: The Certificate of Incorporation of Merger Sub in effect immediately prior to the Merger shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH: The Merger shall be effective on [               ], 2018 at 9:00 am Eastern Time.

SIXTH: An executed copy of the Merger Agreement is on file at the office of the Surviving Corporation, 2929 Arch Street, Suite 1703, Philadelphia, PA 19104-2870.

SEVENTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation on request and without cost, to any stockholder of any constituent corporation.

IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate of Merger to be executed as of the date first written above.

INTERMEX HOLDINGS II, INC.,
a Delaware corporation

By:
Name:
Its:

EXHIBIT B

Form of Second Certificate of Merger

CERTIFICATE OF MERGER
OF
INTERMEX HOLDING CORP.
(a Delaware corporation)
WITH AND INTO
FINTECH II MERGER SUB 2 LLC
(a Delaware limited liability company)

[         ], 2018

* * * * * * * * * *

In accordance with the provisions of Section 264 of the General Corporation Law and Section 18-209 of the Limited Lability Company Act of the State of Delaware

* * * * * * * * * *

FinTech II Merger Sub 2 LLC, a limited liability company duly organized and existing under and by virtue of the laws of the State of Delaware, desiring to merge Intermex Holding Corp., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware, with and into itself, pursuant to the provisions of Section 264of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and Section 18-209 of the Limited Liability Company Act of the State of Delaware, as amended (the “Act” and together with the DGCL, the “Applicable Statutes”), does hereby certify as follows:

FIRST: The names and states of formation or incorporation of each constituent entity of the merger (the “Merger”) are as follows: (i) FinTech II Merger Sub 2 LLC, a Delaware limited liability company (“Merger Sub”) and (ii) Intermex Holding Corp., a Delaware corporation (successor in interest to Intermex Holdings II, Inc.) (“Intermex”).

SECOND: An Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 19, 2017, by and among FinTech Acquisition Corp. II, a Delaware corporation, FinTech II Merger Sub Inc., a Delaware corporation, Merger Sub, Intermex Holdings II, Inc. and SPC Intermex Representative LLC, a Delaware limited liability company, has been approved, adopted, certified, executed and acknowledged by each constituent entity, in accordance with Section 264 (and, with respect to Intermex, by the written consent of its sole stockholder in accordance with Section 228) of the DGCL and Section 18-209 of the Act.

THIRD: Merger Sub shall be the surviving limited liability company (the “Surviving Company”) in the Merger. The name of the Surviving Company is “[________] LLC.”

FOURTH: The Certificate of Formation of Merger Sub in effect immediately prior to the Merger shall be the Certificate of Formation of the Surviving Company.

FIFTH: The Merger shall be effective on [           ], 2018 at 9:01 am Eastern Time.

SIXTH: An executed copy of the Merger Agreement is on file at the office of the Surviving Company, 2929 Arch Street, Suite 1703, Philadelphia, PA 19104-2870.

SEVENTH: A copy of the Merger Agreement will be furnished by the Surviving Company on request and without cost, to any member of any constituent limited liability company or stockholder of any constituent corporation.

IN WITNESS WHEREOF, the Surviving Company has caused this Certificate of Merger to be executed as of the date first written above.

FINTECH II MERGER SUB 2 LLC,
a Delaware limited liability company

By:
Name:
Its:

EXHIBIT C

Form of Merger Sub 1 Bylaws

BYLAWS

OF

FINTECH II MERGER SUB INC.

ARTICLE I

STOCKHOLDERS

1.1 Meetings.

1.1.1 Place. Meetings of the stockholders shall be held at such place as may be designated by the board of directors.

1.1.2 Annual Meeting. An annual meeting of the stockholders for the election of directors and for other business shall be held on such date and at such time as may be fixed by the board of directors.

1.1.3 Special Meetings. Special meetings of the stockholders may be called at any time by the president, or the board of directors, or the holders of a majority of the outstanding shares of stock of the Company entitled to vote at the meeting.

1.1.4 Quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of stock of the Company entitled to vote on a particular matter shall constitute a quorum for the purpose of considering such matter.

1.1.5 Voting Rights. Except as otherwise provided herein, in the certificate of incorporation or by law, every stockholder shall have the right at every meeting of stockholders to one vote for every share standing in the name of such stockholder on the books of the Company which is entitled to vote at such meeting. Every stockholder may vote either in person or by proxy.

ARTICLE II

DIRECTORS

2.1 Number and Term. The board of directors shall have authority to (i) determine the number of directors to constitute the board and (ii) fix the terms of office of the directors. Any director may be removed, either with or without cause, at any time, by the holders of a majority of the voting power of the issued and outstanding stock of the Company entitled to vote at an election of directors.

2.2 Meetings.

2.2.1 Place. Meetings of the board of directors shall be held at such place as may be designated by the board or in the notice of the meeting.

2.2.2 Regular Meetings. Regular meetings of the board of directors shall be held at such times as the board may designate. Notice of regular meetings need not be given.

2.2.3 Special Meetings. Special meetings of the board may be called by direction of the president or any two members of the board on three days' notice to each director, either personally or by mail, telegram or facsimile transmission.

2.2.4 Quorum. A majority of all the directors in office shall constitute a quorum for the transaction of business at any meeting.

2.2.5 Voting. Except as otherwise provided herein, in the certificate of incorporation or by law, the vote of a majority of the directors present at any meeting at which a quorum is present shall constitute the act of the board of directors.

2.3 Resignation. Any director of the Company may resign at any time by giving written notice of his resignation to the Company. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

2.4 Vacancies. Any vacancy in the board of directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors as fixed by the board of directors from time to time, or any other cause, may be filled by the vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director or by the stockholders at the next annual meeting thereof or at a special meeting thereof. Each director so elected shall hold office until his successor shall have been elected and qualified.

2.5 Committees. The board of directors may, by resolution adopted by a majority of the whole board, designate one or more committees, each committee to consist of one or more directors and such alternate members (also directors) as may be designated by the board. Unless otherwise provided herein, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Except as otherwise provided herein, in the certificate of incorporation or by law, any such committee shall have and may exercise the powers of the full board of directors to the extent provided in the resolution of the board directing the committee.

2.6 Consent In Lieu of Meeting. Except as otherwise provided herein, in the certificate of incorporation or by law, any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the board of directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE III

OFFICERS

3.1 Election. At its first meeting after each annual meeting of the stockholders, the board of directors shall elect a president and such other officers as it deems advisable from time to time. Any officer of the Company may be removed at any time, with or without cause, by the board of directors.

3.2  Authority, Duties and Compensation. The officers shall have such authority, perform such duties and serve for such compensation as may be determined by resolution of the board of directors. Except as otherwise provided by board resolution, (i) the president shall be the chief executive officer of the Company, shall have general supervision over the business and operations of the Company, may perform any act and execute any instrument for the conduct of such business and operations and shall preside at all meetings of the board and stockholders, (ii) the other officers shall have the duties customarily related to their respective offices, and (iii) any vice president, or vice presidents in the order determined by the board, shall in the absence of the president have the authority and perform the duties of the president.

ARTICLE IV

INDEMNIFICATION

4.1 Right to Indemnification. The Company shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that such person is or was a director or officer of the Company or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of the Company or a constituent corporation absorbed in a consolidation or merger, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director or officer of the Company serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of the Company or other enterprise, against expenses (including attorneys' fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the Company, except to the extent that such indemnification is prohibited by applicable law.

4.2 Advance of Expenses. Expenses incurred by a director or officer of the Company in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding subject to the provisions of any applicable statute.

4.3 Procedure for Determining Permissibility. To determine whether any indemnification or advance of expenses under this Article IV is permissible, the board of directors by a majority vote of a quorum consisting of directors not parties to such proceeding may, and on request of any person seeking indemnification or advance of expenses shall be required to, determine in each case whether the applicable standards in any applicable statute have been met, or such determination shall be made by independent legal counsel if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, provided that, if there has been a change in control of the Company between the time of the action or failure to act giving rise to the claim for indemnification or advance of expenses and the time such claim is made, at the option of the person seeking indemnification or advance of expenses, the permissibility of indemnification or advance of expenses shall be determined by independent legal counsel. The reasonable expenses of any director or officer in prosecuting a successful claim for indemnification, and the fees and expenses of any special legal counsel engaged to determine permissibility of indemnification or advance of expenses, shall be borne by the Company.

4.4 Contractual Obligation. The obligations of the Company to indemnify a director or officer under this Article IV, including the duty to advance expenses, shall be considered a contract between the Company and such director or officer, and no modification or repeal of any provision of this Article IV shall affect, to the detriment of the director or officer, such obligations of the Company in connection with a claim based on any act or failure to act occurring before such modification or repeal.

4.5 Indemnification Not Exclusive; Inuring of Benefit. The indemnification and advance of expenses provided by this Article IV shall not be deemed exclusive of any other right to which one indemnified may be entitled under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of any such person.

4.6 Insurance and Other Indemnification. The board of directors shall have the power to (i) authorize the Company to purchase and maintain, at the Company's expense, insurance on behalf of the Company and on behalf of others to the extent that power to do so has not been prohibited by statute, (ii) create any fund of any nature, whether or not under the control of a trustee, or otherwise secure any of its indemnification obligations, and (iii) give other indemnification to the extent permitted by statute.

ARTICLE V

SHARE CERTIFICATES

5.1 Certificates of Stock. The stock of the Company may be certificated or uncertificated. Each holder of stock represented by certificates shall be entitled to a certificate signed by any two (2) authorized officers of the Company, certifying the number of shares owned by such holder.

5.2 Transfers of Stock. Transfers of share certificates and the shares represented thereby shall be made on the books of the Company only by the registered holder or by duly authorized attorney. Transfers shall be made only on surrender of the share certificate or certificates. Transfers of uncertificated shares of stock shall be made on the books of the Company upon presentment of proper evidence of transfer in accordance with customary procedures for transferring shares in uncertificated form.

5.3 Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the board of directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

ARTICLE VI

AMENDMENTS

These bylaws may be amended or repealed at any regular or special meeting of the board of directors by vote of a majority of all directors in office or at any annual or special meeting of stockholders by vote of holders of a majority of the outstanding stock entitled to vote. Notice of any such annual or special meeting of stockholders shall set forth the proposed change or a summary thereof.

EXHIBIT D

Merger Sub 1 Certificate of Incorporation

CERTIFICATE OF INCORPORATION

OF

FINTECH II MERGER SUB INC.

FIRST.         The name of this corporation is FinTech II Merger Sub Inc. (the “Corporation”).

SECOND.    Its registered office and place of business in the State of Delaware is to be located at 110 S. Poplar Street, Suite 101, Wilmington, New Castle County, Delaware 19801. The Registered Agent in charge thereof is Andrew M. Lubin.

THIRD.       The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH.    The Corporation shall be authorized to issue One Thousand (1,000) Shares of common stock at $0.01 Par Value.

FIFTH:       The Corporation shall have perpetual existence.

SIXTH.       The name and address of the incorporator is as follows: Rachel L. Bradley, Two Commerce Square, 2001 Market Street, Suite 3400, Philadelphia, PA 19103.

SEVENTH.   The directors shall have power to make and to alter or amend the bylaws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.

With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the directors shall have authority to dispose, in any manner, of the whole property of the Corporation.

The bylaws shall determine whether and to what extent the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholders shall have any right of inspecting any account, or book, or document of the Corporation, except as conferred by the law or the bylaws, or by resolution of the stockholders.

The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside of the State of Delaware, at such places as may be from time to time designated by the bylaws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

It is the intention that the objects, purposes and powers specified in the third paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this Certificate of Incorporation, but that the objects, purposes and powers specified in the third paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

EIGHTH.     No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eighth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed, signed and acknowledged this certificate of incorporation this 16th day of November, 2017.

/s/ Rachel L. Bradley
RACHEL L. BRADLEY
INCORPORATOR

EXHIBIT E

Merger Sub 2 Certificate of Formation

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

FIRST:	The name of the limited liability company is FinTech II Merger Sub 2 LLC.

SECOND:	The address of its registered office in the State of Delaware is 110 S. Poplar Street, Suite 101, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is Andrew M. Lubin.

THE UNDERSIGNED is authorized to execute and file this Certificate of Formation for the purpose of forming the Company as a limited liability company pursuant to the laws of the State of Delaware, and accordingly has hereunto set her hand this 16th day of November, 2017.

/s/ Rachel L. Bradley
Rachel L. Bradley, Authorized Person

EXHIBIT F

Form of Merger Sub 2 Limited Liability Company Agreement

LIMITED LIABILITY COMPANY AGREEMENT
OF FINTECH II MERGER SUB 2 LLC

This LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of FinTech II Merger Sub 2 LLC, a Delaware limited liability company (the “Company”), is entered into as of November 16, 2017, by FinTech Acquisition Corp. II, a Delaware corporation, as the sole member of the Company (the “Member”).

1)	Formation. The Company has been organized as a Delaware limited liability company by the filing of a Certificate of Formation (the “Certificate”) under and pursuant to the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.), as amended from time to time (the “Act”).

2)	Name. The name of the Company is FinTech II Merger Sub 2 LLC.

3)	Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the registered office set forth in the Certificate or such other office (which need not be a place of business of the Company) as the Member may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other person or persons as the Member may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Member may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain its books and records there.

4)	Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

5)	Term. The existence of the Company commenced on the date the Certificate was filed with the office of the Secretary of State of the State of Delaware and shall continue until the Company is dissolved pursuant to Section 11 of this Agreement.

6)	Member. The name of the Member and its percentage ownership of the Company are set forth in Exhibit A, as amended from time to time in accordance with the terms of this Agreement.

7)	Liability of Member. Except as otherwise required by applicable law and as explicitly set forth in this Agreement, the Member shall not have any personal liability whatsoever in such Member’s capacity as a member, whether to the Company, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company.

8)	Management.

a)	The business and affairs of the Company shall be managed by the Member. The Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, under the laws of the State of Delaware. Notwithstanding any other provision of this Agreement, the Member is authorized to bind the Company and to execute and deliver any document on behalf of the Company without any vote or consent of any other person.

b)	The Member may, from time to time, designate one or more persons to be officers of the Company. No officer need be a resident of the State of Delaware or a member. Any officers so designated shall have such authority and perform such duties as the Member may, from time to time, delegate to them. The Member may assign titles to particular officers. Unless the Member otherwise determines, if the title is one commonly used for officers of a business corporation, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such officer by the Member. The initial officers of the Company shall be Daniel G. Cohen as Chief Executive Officer, James J. McEntee III as President and Chief Financial Officer and Erica Delforno as Treasurer and Secretary.

9)	Indemnification; Exculpation.

a)	The Company hereby agrees to indemnify and hold harmless any person (each an “Indemnified Person”) to the fullest extent permitted under the Act against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such person by reason of the fact that such person is or was a member, is or was serving as an officer of the Company or is or was serving at the request of the Company as an officer, director, principal, member, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise; provided that no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s gross negligence, willful misconduct or knowing violation of law. Expenses, including attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company. The Company may, by action of the Member, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of Indemnified Persons.

b)	Notwithstanding anything contained herein to the contrary, any indemnity by the Company shall be provided out of and to the extent of Company assets only, and the Member shall have no personal liability on account thereof or shall be required to make additional capital contributions to help satisfy such indemnity of the Company.

c)	None of the Indemnified Persons shall be liable to the Member or the Company for mistakes of judgment, or for action or inaction, taken in good faith, or for losses due to such mistakes, action or inaction, or to the negligence, dishonesty, or bad faith of any employee, broker or other agent of the Company, provided that such employee, broker or agent was selected, engaged, or retained with reasonable care. Any party entitled to relief hereunder may consult with legal counsel and accountants in respect of affairs of the Company and be fully protected and justified in any reasonable action or inaction that is taken in good faith in accordance with the advice or opinion of such counsel or accountants, provided that they shall have been selected with reasonable care. Notwithstanding any of the foregoing to the contrary, the provisions of this paragraph shall not be construed so as to relieve (or attempt to relieve) any person of any liability (i) for conduct which is grossly negligent, reckless, or intentionally wrongful or criminally unlawful, provided that such person had no reasonable cause to believe that his or its conduct was unlawful, or (ii) to the extent (but only to the extent) that such liability may not be waived, modified, or limited under applicable law.

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d)	The right to indemnification and the advancement and payment of expenses conferred in this Section 9 shall not be exclusive of any other right which an Indemnified Person may have or hereafter acquire under any law (common or statutory), agreement, vote of the Member or otherwise.

10)	Distributions. Distributions shall be made at the time and in the aggregate amounts determined by the Member. All distributions shall be made to the Member.

11)	Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of the Member, or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

12)	Additional Contribution. The Member is not required to make any additional capital contribution to the Company.

13)	Certificates. The membership interest of the Member as provided on Exhibit A shall be uncertificated unless otherwise determined by the Member.

14)	Assignments. The Member may assign, sell, transfer or otherwise dispose of, in whole or in part, its limited liability company interest in the Company.

15)	Amendments. This Agreement may be amended or modified upon the written consent of the Member.

16)	Tax Treatment. Solely for U.S. federal, and applicable state and local, tax purposes, the Company shall be disregarded as an entity separate from the Member (within the meaning of U.S. Treasury Regulations Section 301.7701-2(c)(2)).

17)	Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

* * * * *

3

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first above written.

MEMBER:

FINTECH ACQUISITION CORP. II

By:
Name:
Title:

[Signature Page of LLC Agreement of FinTech Merger Sub 2 LLC]

4

Exhibit A

Member

Member	Percentage Ownership

FinTech Acquisition Corp. II	100%

ANNEX A

Working Capital Methodologies

Monthly Average NWC Summary

(US$)

	Nov-16	Dec-16	Jan-17	Feb-17	Mar-17	Apr-17	May-17	Jun-17	Jul-17	Aug-17	Sep-17	Oct-17
CORP	$(6,085,285)	$(5,412,182)	$(4,851,723)	$(4,851,516)	$(5,273,214)	$(5,690,586)	$(6,104,666)	$(6,176,051)	$(6,577,603)	$(6,701,625)	$(7,427,371)	$(6,925,554)
LLC	$10,634,021	$11,351,849	10,944,207	9,561,943	11,045,441	10,974,958	9,840,330	10,596,290	9,731,062	9,587,067	15,913,762	16,291,037
NY	$(1,311,808)	$(1,354,071)	(1,220,257)	(1,247,252)	(1,246,736)	(1,437,461)	(1,891,760)	(1,748,368)	(1,884,758)	(1,735,641)	(2,944,710)	(2,123,595)
WEBCORP					(6,037)	(7,248)	(9,207)	(8,597)	(8,423)	(9,360)	(10,459)	(11,405)
WEBLLC				(10,356)	(14,968)	(56,863)	(1,294)	(266,225)	(403,066)	(544,644)	(625,272)	(695,576)
WEBNY					(5,750)	(6,339)	(6,163)	(6,044)	(7,254)	(6,436)	(6,165)	(6,668)
Total NWC	$3,236,929	$4,585,596	$4,872,228	$3,452,819	$4,498,737	$3,776,460	$1,827,239	$2,391,004	$849,958	$589,361	$4,899,785	$6,528,238

Adjustments:
Deferred Rent	$182,125	$181,057	$180,103	$178,949	$177,995	$175,681	$173,628	$172,103	$170,416	$168,910	$167,208	$166,049

Adjusted NWC	$3,419,054	$4,766,653	$5,052,331	$3,631,768	$4,676,732	$3,952,141	$2,000,867	$2,563,107	$1,020,375	$758,272	$5,066,994	$6,694,288
Plus: Mexico / Guatemala	(1,638,194)	(2,963,805)	(2,313,174)	(2,698,310)	(4,545,957)	(5,445,328)	(2,880,445)	(5,549,279)	(3,706,750)	(3,750,411)	(3,768,685)	(5,352,482)
Total Adj. NWC	$1,780,859	$1,802,848	$2,739,157	$933,458	$130,775	$(1,493,187)	$(879,578)	$(2,986,173)	$(2,686,375)	$(2,992,140)	$1,298,308	$1,341,806

Plus: CORP Cash Balance	$8,570,310	$8,095,723	$7,576,112	$7,624,107	$8,248,588	$8,810,594	$9,338,762	$9,386,463	$9,845,101	$10,177,586	$11,332,156	$10,355,850
Plus: LLC Cash Balance	24,902,330	25,426,838	25,370,596	24,120,556	23,233,317	24,465,904	26,586,603	25,271,337	27,462,656	25,155,610	31,898,698	29,652,364
Plus: NY Cash Balance	3,323,130	3,311,274	3,146,314	3,142,031	3,065,846	3,225,997	3,656,822	3,503,408	3,635,765	3,523,475	4,845,769	3,913,889
Plus: WEBCORP Cash Balance					6,069	6,998	9,080	8,538	8,697	10,107	11,418	12,964
Plus: WEBLLC Cash Balance				10,360	13,822	19,525	26,710	25,833	28,808	32,234	44,127	44,987
Plus: WEBNY Cash Balance					5,733	6,317	6,314	6,287	7,650	6,963	6,804	7,503
Plus: Guatemalan Cash balance estimate (based on wires payable)	1,822,315	3,161,603	2,469,695	2,887,906	4,459,052	5,823,419	2,947,591	5,500,015	3,914,531	3,633,602	3,728,284	5,264,989
Plus: Total Cash Balance (1)	38,618,085	39,995,438	38,562,717	37,784,959	39,032,427	42,358,753	42,571,883	43,701,881	44,903,207	42,539,578	51,867,258	49,252,546
Less: Revolver Draw	(8,600,000)	(7,758,921)	(6,774,194)	(8,785,715)	(9,290,324)	(8,400,001)	(8,580,646)	(6,774,194)	(7,666,667)	(8,064,516)	(16,363,636)	(14,967,742)
Total Cash Balance, Net (2)	30,018,085	32,236,516	31,788,523	28,999,244	29,742,103	33,958,752	33,991,237	36,927,687	37,236,540	34,475,062	35,503,621	34,284,804
Less: Excess Cash Balance (3)	(5,000,000)	(5,000,000)	(5,000,000)	(5,000,000)	(5,000,000)	(5,000,000)	(5,000,000)	(5,000,000)	(5,000,000)	(5,000,000)	(5,000,000)	(5,000,000)

Working Capital Cash	$25,018,085	$27,236,516	$26,788,523	$23,999,244	$24,742,103	$28,958,752	$28,991,237	$31,927,687	$32,236,540	$29,475,062	$30,503,621	$29,284,804
													Average
Working Capital Target, as Adjusted	$26,798,945	$29,039,364	$29,527,680	$24,932,703	$24,872,879	$27,465,566	$28,111,659	$28,941,514	$29,550,165	$26,482,922	$31,801,929	$30,626,610	$28,179,328

										Grow Target @ 20% for six months			1.10

										NWC Target			$30,997,261

	31-Jan-17	30-Sep-17	31-Oct-17
Cash	$43,134,625	$42,241,069	$47,945,152
Restricted Cash	639,662	639,662	639,662
Deferred Tax Asset	29,193,584	(1,348,723)	(1,848,731)
Accounts Receivable	27,480,749	53,150,687	39,182,130
Prepaid Expenses	2,154,608	4,768,913	4,758,638
Current Assets	$102,603,228	$99,451,607	$90,676,850

Wire Transfers Payable	$(16,276,133)	$(27,012,727)	$(14,848,106)
Money Orders Payable	(3,095,199)	(5,933,038)	(6,096,575)
Accounts Payable	(7,842,399)	(9,782,481)	(11,087,791)
Accrued Expenses	(8,096,375)	(1,378,077)	(2,524,183)
Current Liabilities	$(35,310,106)	$(44,106,323)	$(34,556,654)

Net Working Capital, As Reported	$67,293,122	$55,345,284	$56,120,195

Cash	(43,134,625)	(42,241,069)	(47,945,152)
Restricted Cash	(639,662)	(639,662)	(639,662)
Deferred Tax Asset	(29,193,584)	1,348,723	1,848,731
Deferred Rent	178,949	166,501	164,945
Working Capital Adjustments	$(72,788,922)	$(41,365,507)	$(46,571,137)

Net Working Capital per Agreement	$(5,495,800)	$13,979,777	$9,549,058

Plus: Cash and Restricted Cash	43,774,287	42,880,731	48,584,813
Less: Revolver	(8,000,001)	(20,000,000)	(20,000,000)
Less: Working Capital Target	(30,997,261)	(30,997,261)	(30,997,261)
Total Adjustment Amount	$(718,775)	$5,863,247	$7,136,610

(1) Potentially includes cash funded by revolver draw.

(2) Cash, net of revolver draw.

(3) Management's estimate of free cash on the balance sheet.

ANNEX B

FORM OF REGISTRATION RIGHTS AGREEMENT

by and among

[FINTECH ACQUISITION CORP. II],

SPC INVESTORS,

MINORITY INVESTORS1

and

ADDITIONAL INVESTORS THAT ARE SIGNATORIES HERETO

Dated as of [●]

1 To include certain former Intermex shareholders and all parties to the existing Founders Registration Rights Agreement, which will be terminated at Closing.

Schedule 1	Intermex Holders
Exhibit A	Joinder Agreement

REGISTRATION RIGHTS AGREEMENT, dated as of [•] (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), by and among (i) [FinTech Acquisition Corp. II], a Delaware corporation (the “Company”), (ii) the SPC Investors (as defined herein), (iii) the Intermex Investors (as defined herein), (iv) the Founder Investors (as defined herein) and (v) the parties identified on the signature pages hereto as “Additional Investors” (the Intermex Investors, the Founder Investors, the Additional Investors and each Person who executes a Joinder Agreement (as defined herein) and falls under clause (y) in the second paragraph of the Joinder Agreement, collectively the “Minority Investors”), in each case, if such Holder is a signatory to the Shareholders Agreement (as defined herein) together with such Holder’s Permitted Transferees (as defined in the Shareholders Agreement).

RECITALS:

WHEREAS, the Company, FinTech II Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub 1”), FinTech II Merger Sub 2 LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub 2”), Intermex Holdings II, Inc., a Delaware corporation (“Intermex”), and SPC Intermex Representative LLC, a Delaware limited liability company, have entered into an Agreement and Plan of Merger, dated December 19, 2017 (as amended from time to time on or prior to the date hereof, the “Merger Agreement”), pursuant to which at the Closing (as defined herein) Merger Sub 1 merged (the “First Merger”) with and into Intermex with Intermex continuing as the initial surviving entity, immediately following which the initial surviving entity merged (the “Second Merger,” and together with the First Merger, the “Merger”) with and into Merger Sub 2 with Merger Sub 2 continuing as the surviving entity and a wholly owned subsidiary of the Company;

WHEREAS, Interwire Topco, LLC is the sole stockholder of Intermex and in connection with and upon the closing of the Merger (the “Closing”), received shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), as a portion of the consideration paid in the Merger (the “Shares”);

WHEREAS, the SPC Investors hold a majority of the outstanding Registrable Securities (as defined herein) and the Minority Investors hold the remainder of the outstanding Registrable Securities and the Company has no other Registrable Securities outstanding as of the date hereof;

WHEREAS, the Company, the SPC Investors and the Minority Investors are parties to that certain Shareholders Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Shareholders Agreement”), establishing and setting forth their agreement with respect to certain rights and obligations associated with the ownership of shares of capital stock of the Company; and

WHEREAS, in connection with the Merger, the Company has agreed to provide the registration rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

Section 1. Certain Definitions. As used herein, the following terms shall have the following meanings:

“Additional Investors” has the meaning ascribed to such term in the Preamble.

“Additional Piggyback Rights” has the meaning ascribed to such term in Section 2.2(b).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such Person. For the purposes of this definition “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such specified Person, whether through the ownership of voting securities (the ownership of more than fifty percent (50%) of the voting securities of an entity shall for purposes of this definition be deemed to be “control”), by contract or otherwise. For the avoidance of doubt, neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any Holder.

“Agreement” has the meaning ascribed to such term in the Preamble.

“automatic shelf registration statement” has the meaning ascribed to such term in Section 2.4.

“Board” means the Board of Directors of the Company.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Claims” has the meaning ascribed to such term in Section 2.9(a).

“Common Stock” means all shares existing or hereafter authorized of any class of common stock of the Company and any and all securities of any kind whatsoever which may be issued after the date hereof in respect of, or in exchange for, such shares of common stock of the Company pursuant to a merger, consolidation, stock split, stock dividend or recapitalization of the Company or otherwise.

“Common Stock Equivalents” means, with respect to the Company, all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject), shares of Common Stock or other equity securities of the Company (including any note or debt security convertible into or exchangeable for shares of Common Stock or other equity securities of the Company).

“Company” has the meaning ascribed to such term in the Preamble and, for purposes of this Agreement, such term shall include any Subsidiary or parent company of [FinTech Acquisition Corp. II] and any successor to [FinTech Acquisition Corp. II].

“Confidential Information” has the meaning ascribed to such term in Section 4.14.

“Demand Exercise Notice” has the meaning ascribed to such term in Section 2.1(a)(i).

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“Demand Registration” has the meaning ascribed to such term in Section 2.1(a)(i).

“Demand Registration Period” has the meaning ascribed to such term in Section 2.1(a)(i).

“Demand Registration Request” has the meaning ascribed to such term in Section 2.1(a)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC issued under such Act, as they may from time to time be in effect.

“Expenses” means any and all fees and expenses incident to the Company’s performance of or compliance with Section 2, including: (i) SEC, stock exchange, FINRA and all other registration and filing fees and all listing fees and fees with respect to the inclusion of securities on the Nasdaq or on any other U.S. or non-U.S. securities market on which the Registrable Securities are listed or quoted, (ii) fees and expenses of compliance with state securities or “blue sky” laws of any state or jurisdiction of the United States or compliance with the securities laws of foreign jurisdictions and in connection with the preparation of a “blue sky” survey, including reasonable fees and expenses of outside “blue sky” counsel and securities counsel in foreign jurisdictions, (iii) word processing, printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for the Company, (vii) with respect to each registration or underwritten offering, the reasonable fees and disbursements of one counsel for the Initiating Holder and one counsel for all other Participating Holder(s) collectively (selected by the holders of a majority of the Registrable Securities held by such other Participating Holder(s)), together in each case with any local counsel, provided that expenses payable by the Company pursuant to this clause (vii) shall not exceed (1) $150,000 for the first registration pursuant to this Agreement and (2) $100,000 for each subsequent registration, (viii) fees and disbursements of all independent public accountants (including the expenses of any opinion and/or audit/review and/or “comfort” letter and updates thereof) and fees and expenses of other Persons, including special experts, retained by the Company, (ix) fees and expenses payable to a Qualified Independent Underwriter (but expressly excluding any underwriting discounts and commissions), (x) fees and expenses of any transfer agent or custodian, (xi) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities, including reasonable fees and expenses of counsel for the underwriters in connection with any filing with or review by FINRA (but expressly excluding any underwriting discounts and commissions) and (xii) rating agency fees and expenses.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Founders” means FinTech Investor Holdings II, LLC, Cantor Fitzgerald Co., Daniel G. Cohen, Betsy Z. Cohen, DGC Family FinTech Trust, Swarthmore Trust of 2016, Hepco Family Trust, Cohen and Company LLC, James J. McEntee, III, Plamen Mitrikov, Shami Patel and Jeremy Kuiper.

“Founder Investors” means (i) the Founders, (ii) any general or limited partnership, corporation or limited liability company having as a general partner, controlling equity holder or managing member (whether directly or indirectly) a Person who is a member of the parties to the Founders Registration Rights Agreement or an Affiliate of any such Person and (iii) any successor or permitted assign or transferee of any of the foregoing; provided, that for the avoidance of doubt, for purposes of this definition neither “Founder Investor” nor any Affiliate thereof shall include any portfolio company of the Founders or any of its Affiliates.

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“Founders Registration Rights Agreement” means the registration rights agreement dated as of January 19, 2017, by and among the Company, FinTech Investor Holdings II, LLC, Cantor Fitzgerald Co. and the other parties named therein.

“Holder” or “Holders” means (1) any Person who is a signatory to this Agreement or (2) any permitted transferee of Registrable Securities to whom any Person who is a signatory to this Agreement shall assign or transfer any rights hereunder, provided that such transferee has agreed in writing to be bound by the terms of this Agreement in respect of such Registrable Securities.

“Initiating Holders” has the meaning ascribed to such term in Section 2.1(a)(i).

“Intermex” has the meaning ascribed to such term in the recitals.

“Intermex Holders” means each holder on Schedule 1 attached hereto.

“Intermex Investors” means (i) the Intermex Holders, (ii) any general or limited partnership, corporation or limited liability company having as a general partner, controlling equity holder or managing member (whether directly or indirectly) a Person who is a member of certain former stockholders of Intermex Holdings II, Inc. or an Affiliate of any such Person and (iv) any successor or permitted assign or transferee of any of the foregoing.

“Joinder Agreement” means a writing in the form set forth in Exhibit A hereto whereby a Permitted Transferee (as defined under the Shareholders Agreement) or new Holder of Registrable Securities becomes a party to, and agrees to be bound, to the same extent as its transferor, as applicable, by the terms of this Agreement.

“Majority Participating Holders” means Participating Holders holding more than 50% of the Registrable Securities proposed to be included in any offering of Registrable Securities by such Participating Holders pursuant to Section 2.1 or Section 2.2.

“Manager” has the meaning ascribed to such term in Section 2.1(c).

“Minimum Threshold” means $25.0 million.

“Opt-Out Request” has the meaning ascribed to such term in Section 4.15.

“Participating Holders” means all Holders of Registrable Securities which are proposed to be included in any offering of Registrable Securities pursuant to Section 2.1 or Section 2.2.

“Partner Distribution” has the meaning ascribed to such term in Section 2.1(a)(iii).

“Person” means any individual, firm, corporation, company, limited liability company, partnership, trust, joint stock company, business trust, incorporated or unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

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“Piggyback Notice” has the meaning ascribed to such term in Section 2.2(a).

“Piggyback Shares” has the meaning ascribed to such term in Section 2.3(a)(iii).

“Postponement Period” has the meaning ascribed to such term in Section 2.1(b).

“Qualified Independent Underwriter” means a “qualified independent underwriter” within the meaning of FINRA Rule 5121.

“Registrable Securities” means (a) any shares of Common Stock held by the Holders at any time (including those held as a result of, or issuable upon, the conversion or exercise of Common Stock Equivalents), whether now owned or acquired by the Holders at a later time, (b) any shares of Common Stock issued or issuable, directly or indirectly, in exchange for or with respect to the Common Stock referenced in clause (a) above by way of stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, share exchange, consolidation or other reorganization and (c) any securities issued in replacement of or exchange for any securities described in clause (a) or (b) above. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (including upon conversion, exercise or exchange of any equity interests but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall not be required to convert, exercise or exchange such equity interests (or otherwise acquire such Registrable Securities) to participate in any registered offering hereunder until the closing of such offering. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been disposed of in compliance with the requirements of Rule 144, (C) such securities have been sold in a public offering of securities or (D) such securities have ceased to be outstanding.

“Rule 144” and “Rule 144A” have the meaning ascribed to such term in Section 4.2.

“SEC” means the U.S. Securities and Exchange Commission or such other federal agency which at such time administers the Securities Act.

“Section 2.3(a) Sale Number” has the meaning ascribed to such term in Section 2.3(a).

“Section 2.3(b) Sale Number” has the meaning ascribed to such term in Section 2.3(b).

“Section 2.3(c) Sale Number” has the meaning ascribed to such term in Section 2.3(c).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC issued under such Act, as they may from time to time be in effect.

“Shareholders Agreement” has the meaning ascribed to such term in the Recitals.

“Shelf Registrable Securities” has the meaning ascribed to such term in Section 2.1(e).

5

“Shelf Registration Statement” has the meaning ascribed to such term in Section 2.1(e).

“Shelf Underwriting” has the meaning ascribed to such term in Section 2.1(e).

“Shelf Underwriting Notice” has the meaning ascribed to such term in Section 2.1(e).

“Shelf Underwriting Request” has the meaning ascribed to such term in Section 2.1(e).

“Significant Minority Investor” has the meaning ascribed to such term in Section 2.1(f).

“SPC” means SPC Intermex, LP, a Delaware limited partnership.

“SPC Investors” means (i) SPC, (ii) any general or limited partnership, corporation or limited liability company having as a general partner, controlling equity holder or managing member (whether directly or indirectly) a Person who is a member of SPC or an Affiliate of any such Person and (iii) any successor or permitted assign or transferee of any of the foregoing; provided, that for the avoidance of doubt, for purposes of this definition neither “SPC Investor” nor any Affiliate thereof shall include any portfolio company of SPC or any of its Affiliates.

“Subsidiary” means any direct or indirect subsidiary of the Company on the date hereof and any direct or indirect subsidiary of the Company organized or acquired after the date hereof.

“Underwritten Block Trade” has the meaning ascribed to such term in Section 2.1(f).

“Valid Business Reason” has the meaning ascribed to such term in Section 2.1(b).

“WKSI” means a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act).

Section 2.  Registration Rights.

2.1. Demand Registrations.

(a)          (i)   At any time that a Shelf Registration Statement provided for in Section 2.1(e) is not available for use by the Holders following such Shelf Registration Statement being declared effective by the SEC (a “Demand Registration Period”), subject to this Section 2.1(a) and Sections 2.1(b) and 2.3, at any time and from time to time during such Demand Registration Period, (i) each SPC Investor, and (ii) following the fifteen (15) month anniversary of the date hereof, each Founder Investor, shall have the right to require the Company to effect one or more registration statements under the Securities Act covering all or any part (subject to the Minimum Threshold) of its and its Affiliates’ Registrable Securities by delivering a written request therefor to the Company specifying the number of Registrable Securities to be included in such registration and the intended method of distribution thereof. Any such request by any SPC Investor or Founder Investor pursuant to this Section 2.1(a)(i) is referred to herein as a “Demand Registration Request,” and the registration so requested is referred to herein as a “Demand Registration” (with respect to any Demand Registration, the SPC Investor(s) or Founder Investor(s) making such demand for registration being referred to as the “Initiating Holders”). Subject to Section 2.1(b), the SPC Investors and Founder Investors shall be entitled to request (and the Company shall be required to effect) an unlimited number of Demand Registrations. The Company shall give written notice (the “Demand Exercise Notice”) of such Demand Registration Request to each of the Holders of record of Registrable Securities, as promptly as practicable, but no later than five (5) Business Days prior to the filing of any registration statement under the Securities Act. Notwithstanding the foregoing, the Company may delay any Demand Exercise Notice until after filing a registration statement, so long as all recipients of such notice have the same amount of time to determine whether to participate in an offering as they would have had if such notice had not been so delayed.

(ii)  The Company, subject to Sections 2.3 and 2.6, shall include in a Demand Registration (x) the Registrable Securities of the Initiating Holders and (y) the Registrable Securities of any other Holder of Registrable Securities which shall have made a written request to the Company for inclusion in such registration pursuant to Section 2.2 (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Participating Holder) within five (5) days following the receipt of any such Demand Exercise Notice.

(iii)  The Company shall, as expeditiously as possible, but subject to Section 2.1(b), use its reasonable best efforts to (x) file or confidentially submit with the SEC (no later than (A) sixty (60) days from the Company’s receipt of the applicable Demand Registration Request if the Demand Registration is on Form S-1 or similar long-form registration and or (B) thirty (30) days from the Company’s receipt of the applicable Demand Registration Request if the Demand Registration is on Form S-3 or any similar short-form registration), (y) cause to be declared effective as soon as reasonably practicable such registration statement under the Securities Act that includes the Registrable Securities which the Company has been so requested to register, for distribution in accordance with the intended method of distribution, including a distribution to, and resale by, the members or partners of a Holder (a “Partner Distribution”) and (z) if requested by the Initiating Holders, obtain acceleration of the effective date of the registration statement relating to such registration.

(iv)  [Reserved.]

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(c)          Notwithstanding anything to the contrary in Section 2.1(a), the Demand Registration rights granted in Section 2.1(a) are subject to the following limitations: (i) the Company shall not be required to cause a registration statement filed pursuant to Section 2.1(a) to be declared effective within a period of ninety (90) days after the effective date of any other registration statement of the Company filed pursuant to the Securities Act (other than a Form S-4, Form S-8 or a comparable form or an equivalent registration form then in effect); (ii) the Company shall not be required to effect more than three (3) Demand Registrations on Form S-1 or any similar long-form registration statement at the request of each of the SPC Investors and the Founder Investors (it being understood that if a single Demand Registration Request is delivered by more than one SPC Investor or Founder Investor, as applicable, the registration requested by such Demand Registration Request shall constitute only one Demand Registration); provided, however, that the SPC Investors and the Founder Investors shall be entitled to request an unlimited number of Demand Registrations on Form S-3 or any similar short-form registration; (iii) each registration in respect of a Demand Registration Request made by any Initiating Holder must include, in the aggregate, Registrable Securities having an aggregate market value of at least the lesser of (a) the Minimum Threshold (based on the Registrable Securities included in such registration by all Holders participating in such registration) and (b) the market value of the Initiating Holder’s remaining Registrable Securities, provided that such market value is at least $5.0 million; and (iv) if the Board, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially and adversely interfere with any existing or potential financing, acquisition, corporate reorganization, merger, share exchange or other transaction or event involving the Company or any of its subsidiaries or would otherwise result in the public disclosure of information that the Board in good faith has a bona fide business purpose for keeping confidential (a “Valid Business Reason”), then (x) the Company may postpone filing or confidentially submitting a registration statement relating to a Demand Registration Request until five (5) Business Days after such Valid Business Reason no longer exists, but in no event for more than forty five (45) days after the date the Board determines a Valid Business Reason exists or (y) if a registration statement has been filed or confidentially submitted relating to a Demand Registration Request, if the Valid Business Reason has not resulted in whole or in part from actions taken or omitted to be taken by the Company (other than actions taken or omitted with the consent of the Initiating Holder (not to be unreasonably withheld or delayed)), the Company may, to the extent determined in the good faith judgment of the Board to be reasonably necessary to avoid interference with any of the transactions described above, suspend use of or, if required by the SEC, cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement until five (5) Business Days after such Valid Business Reason no longer exists, but in no event for more than forty five (45) days after the date the Board determines a Valid Business Reason exists (such period of postponement or withdrawal under this clause (iv), the “Postponement Period”). The Company shall give written notice to the Initiating Holders and any other Holders that have requested registration pursuant to Section 2.2 of its determination to postpone or suspend use of or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or suspension or withdrawal no longer exists, in each case, promptly after the occurrence thereof; provided, however, that the Company shall not be entitled to more than two (2) Postponement Periods during any twelve (12) month period.

If the Company shall give any notice of postponement or suspension or withdrawal of any registration statement pursuant to clause (b)(iv) above, the Company shall not, during the Postponement Period, register any Common Stock, other than pursuant to a registration statement on Form S-4 or S-8 (or an equivalent registration form then in effect). Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company that the Company has determined to suspend use of, withdraw, terminate or postpone amending or supplementing any registration statement pursuant to clause (b)(iv) above, such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement. If the Company shall have suspended use of, withdrawn or terminated a registration statement filed under Section 2.1(a)(i) (whether pursuant to clause (b)(iv) above or as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court), the Company shall not be considered to have effected a Demand Registration for the purposes of this Agreement until the Company shall have permitted use of such suspended registration statement or filed a new registration statement covering the Registrable Securities covered by the withdrawn or terminated registration statement and such registration statement shall have been declared effective and shall not have been withdrawn. If the Company shall give any notice of suspension, withdrawal or postponement of a registration statement, the Company shall, not later than five (5) Business Days after the Valid Business Reason that caused such suspension, withdrawal or postponement no longer exists (but, with respect to a suspension, withdrawal or postponement pursuant to clause (b)(iv) above, in no event later than forty five (45) days after the date of the suspension, postponement or withdrawal), as applicable, permit use of such suspended registration statement or use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with this Section 2.1 (unless the Initiating Holders shall have withdrawn such request, in which case the Company shall not be considered to have effected a Demand Registration for the purposes of this Agreement and such request shall not count as a Demand Registration Request under this Agreement), and following such permission or such effectiveness such registration shall no longer be deemed to be suspended, withdrawn or postponed pursuant to clause (iv) of Section 2.1(b) above.

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(d)         In connection with any Demand Registration, the Initiating Holder shall have the right to designate the lead managing underwriter (any lead managing underwriter for the purposes of this Agreement, the “Manager”) in connection with any underwritten offering pursuant to such registration and each other managing underwriter for any such underwritten offering; provided that in each case, each such underwriter is reasonably satisfactory to the Company, which approval shall not be unreasonably withheld or delayed.

(e)         No Demand Registration shall be deemed to have occurred for purposes of Section 2.1(a) (i) if the registration statement relating thereto (x) does not become effective, (y) is not maintained effective for a period of at least one hundred eighty (180) days after the effective date thereof or such shorter period during which all Registrable Securities included in such Registration Statement have actually been sold (provided, however, that such period shall be extended for a period of time equal to the period any Holder of Registrable Securities refrains from selling any securities included in such Registration Statement at the request of the Company or an underwriter of the Company), or (z) is subject to a stop order, injunction, or similar order or requirement of the SEC during such period, (ii) for each Initiating Holder, if less than seventy five percent (75%) of the Registrable Securities requested by such Initiating Holder to be included in such Demand Registration are not so included pursuant to Section 2.3, (iii) if the method of disposition is a firm commitment underwritten public offering and less than seventy five percent (75%) of the applicable Registrable Securities have not been sold pursuant thereto (excluding any Registrable Securities included for sale in the underwriters’ overallotment option) or (iv) if the conditions to closing specified in any underwriting agreement, purchase agreement or similar agreement entered into in connection with the registration relating to such request are not satisfied (other than as a result of a default or breach thereunder by such Initiating Holder(s) or its Affiliates or are otherwise waived by such Initiating Holder(s)).

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(f)          As promptly as reasonably practicable following the Closing of the Merger and upon request from the SPC Investors, the Company shall (x) prepare and file with (or confidentially submit to) the SEC a shelf registration statement under Rule 415 of the Securities Act (such registration statement, a “Shelf Registration Statement”) that covers all Registrable Securities then held by the Holders for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto in accordance with the methods of distribution elected by the SPC Investors and set forth in the Shelf Registration Statement as permitted by this Agreement; provided that if the Company is not eligible to use a Shelf Registration Statement on Form S-3 or any successor form, it shall prepare and file with (or confidentially submit to) the SEC a Shelf Registration Statement on Form S-1 or any successor form, use commercially reasonable best efforts and act in good faith to cause the Shelf Registration Statement to be declared effective by the SEC as soon as practicable thereafter and file or confidentially submit any amendments or supplements to such Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities subject thereto for a period ending on the earlier of three (3) years after the effective date of such Shelf Registration Statement and the date on which all the Registrable Securities subject thereto are no longer Registrable Securities. The SPC Investors shall have the unlimited right at any time and from time to time to elect to sell pursuant to an underwritten offering Registrable Securities available for sale pursuant to such registration statement. The SPC Investors shall make such election by delivering to the Company a written request (a “Shelf Underwriting Request”) for such underwritten offering specifying the number of Registrable Securities that the SPC Investors desire to sell pursuant to such underwritten offering (the “Shelf Underwriting”). As promptly as practicable, but no later than two (2) Business Days after receipt of a Shelf Underwriting Request, the Company shall give written notice (the “Shelf Underwriting Notice”) of such Shelf Underwriting Request to the Holders of record of other Registrable Securities registered on such Shelf Registration Statement (“Shelf Registrable Securities”). The Company, subject to Sections 2.3 and 2.6, shall include in such Shelf Underwriting (x) the Registrable Securities of the SPC Investors and (y) the Shelf Registrable Securities of any other Holder of Shelf Registrable Securities which shall have made a written request to the Company for inclusion in such Shelf Underwriting (which request shall specify the maximum number of Shelf Registrable Securities intended to be disposed of by such Holder) within five (5) days after the receipt of the Shelf Underwriting Notice. The Company shall, as expeditiously as possible (and in any event within fifteen (15) Business Days after the receipt of a Shelf Underwriting Request), but subject to Section 2.1(b), use its reasonable best efforts to effect such Shelf Underwriting. The Company shall, at the request of any SPC Investor or any other Holder of Registrable Securities registered on such Shelf Registration Statement, file any prospectus supplement or, if the applicable Shelf Registration Statement is an automatic shelf registration statement, any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by the SPC Investors or any other Holder of Shelf Registrable Securities to effect such Shelf Underwriting. Once a Shelf Registration Statement has been declared effective, the SPC Investors may request, and the Company shall be required to facilitate, subject to Section 2.1(b), an unlimited number of Shelf Underwritings with respect to such Shelf Registration Statement. Notwithstanding anything to the contrary in this Section 2.1(e), each Shelf Underwriting must include, in the aggregate, Registrable Securities having an aggregate market value of at least the lesser of (a) the Minimum Threshold (based on the Registrable Securities included in such Shelf Underwriting by all Holders participating in such Shelf Underwriting) and (b) the market value of the Initiating Holder’s remaining Registrable Securities, provided that such market value is at least $5.0 million. In connection with any Shelf Underwriting (including an Underwritten Block Trade), the SPC Investors shall have the right to designate the Manager and each other managing underwriter in connection with any such Shelf Underwriting or Underwritten Block Trade; provided that in each case, each such underwriter is reasonably satisfactory to the Company, which approval shall not be unreasonably withheld or delayed.

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(g)          Notwithstanding the foregoing, if a SPC Investor wishes to engage in an underwritten block trade or similar transaction or other transaction with a 2-day or less marketing period (collectively, “Underwritten Block Trade”) off of a Shelf Registration Statement (either through filing an automatic shelf registration statement or through a take-down from an already effective Shelf Registration Statement), then notwithstanding the foregoing time periods, such SPC Investor only needs to notify the Company of the Underwritten Block Trade two (2) Business Days prior to the day such offering is to commence and the Company shall notify any Minority Investor that owns 1% or more of the then-outstanding Common Stock (each, a “Significant Minority Investor”) on the same day and such Significant Minority Investors must elect whether or not to participate by the next Business Day (i.e., one (1) Business Day prior to the day such offering is to commence), and the Company shall as expeditiously as possible, but subject to Section 2.1(b), use its reasonable best efforts to facilitate such Shelf Underwriting (which may close as early as two (2) Business Days after the date it commences); provided, however, that the SPC Investor requesting such Underwritten Block Trade shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Underwritten Block Trade. In the event an SPC Investor requests such an Underwritten Block Trade, notwithstanding anything to the contrary in this Section 2.1 or in Section 2.2, any other Holder who does not constitute a Significant Minority Investor shall have no right to notice of or to participate in such Underwritten Block Trade at any time.

(h)         Any Initiating Holder may withdraw or revoke a Demand Registration Request delivered by such Initiating Holder at any time prior to the effectiveness of such Demand Registration by giving written notice to the Company of such withdrawal or revocation and such Demand Registration shall have no further force or effect and such request shall not count as a Demand Registration Request under this Agreement.

2.2.  Piggyback Registrations.

(a)          If the Company proposes or is required (pursuant to Section 2.1 or otherwise) to register any of its equity securities for its own account or for the account of any other shareholder under the Securities Act (other than pursuant to registrations on Form S-4 or Form S-8 or any similar successor forms thereto), the Company shall give written notice (the “Piggyback Notice”) of its intention to do so to each of the Holders of record of Registrable Securities, at least five (5) Business Days prior to the filing of any registration statement under the Securities Act. Notwithstanding the foregoing, the Company may delay any Piggyback Notice until after filing a registration statement, so long as all recipients of such notice have the same amount of time to determine whether to participate in an offering as they would have had if such notice had not been so delayed. Upon the written request of any such Holder, made within five (5) days following the receipt of any such Piggyback Notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall, subject to Sections 2.2(c), 2.3 and 2.6 hereof, use its reasonable best efforts to cause all such Registrable Securities, the Holders of which have so requested the registration thereof, to be registered under the Securities Act with the securities which the Company at the time proposes to register to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the registration statement filed by the Company or the prospectus related thereto. There is no limitation on the number of such piggyback registrations which the Company is obligated to effect pursuant to the preceding sentence. No registration of Registrable Securities effected under this Section 2.2(a) shall relieve the Company of its obligations to effect Demand Registrations under Section 2.1 hereof.

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(b)          The Company, subject to Sections 2.3 and 2.6, may elect to include in any registration statement filed pursuant to Section 2.1, (i) authorized but unissued shares of Common Stock or shares of Common Stock held by the Company as treasury shares and (ii) any other shares of Common Stock which are requested to be included in such registration pursuant to the exercise of piggyback registration rights granted by the Company after the date hereof and which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement (“Additional Piggyback Rights”); provided, however, that, with respect to any underwritten offering, including an Underwritten Block Trade, such inclusion shall be permitted only to the extent that it is pursuant to, and subject to, the terms of the underwriting agreement or arrangements, if any, entered into by the Initiating Holders or the Majority Participating Holders in such underwritten offering.

(c)          Other than in connection with a Demand Registration or a Shelf Underwriting, at any time after giving a Piggyback Notice and prior to the effective date of the registration statement filed in connection with such registration, if the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to all Holders of record of Registrable Securities and (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holders under Section 2.1, and (y) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

(d)          Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw; provided, however, that such request must be made in writing prior to the earlier of the execution by such Holder of the underwriting agreement or the execution by such Holder of the custody agreement with respect to such registration or as otherwise required by the underwriters.

(e)          Notwithstanding Section 2.2(a), if the SPC Investors wish to engage in an Underwritten Block Trade off of a Shelf Registration Statement (either through filing an automatic shelf registration statement or through a take-down from an already existing Shelf Registration Statement), then notwithstanding the foregoing time periods, such SPC Investors only need to notify the Company of the Underwritten Block Trade two (2) Business Days prior to the day such offering is to commence and the Company shall notify the Significant Minority Investors on the same day and such Significant Minority Investors must elect whether or not to participate by the next Business Day (i.e., one (1) Business Day prior to the day such offering is to commence), and the Company shall as expeditiously as possible use its reasonable best efforts to facilitate such Shelf Underwriting (which may close as early as two (2) Business Days after the date it commences); provided, however, that the SPC Investors requesting such Underwritten Block Trade shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Underwritten Block Trade. In the event a SPC Investor requests such an Underwritten Block Trade, notwithstanding anything to the contrary in Section 2.1 or in this Section 2.2, any other Holder who does not constitute a Significant Minority Investor shall have no right to notice of or to participate in such Underwritten Block Trade at any time.

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2.3.         Allocation of Securities Included in Registration Statement.

(a)          If any requested registration or offering made pursuant to Section 2.1 (including a Shelf Underwriting) involves an underwritten offering and the Manager of such offering shall advise the Company in good faith that, in its view, the number of securities requested to be included in such underwritten offering by the Holders of Registrable Securities, the Company or any other Persons exercising Additional Piggyback Rights exceeds the largest number of securities (the “Section 2.3(a) Sale Number”) that can be sold in an orderly manner in such underwritten offering within a price range acceptable to the Initiating Holders and the Majority Participating Holders, the Company shall include in such underwritten offering:

(i) first, all Registrable Securities requested to be included in such underwritten offering by the Holders thereof (including pursuant to the exercise of piggyback rights pursuant to Section 2.2); provided, however, that if the number of such Registrable Securities exceeds the Section 2.3(a) Sale Number, the number of such Registrable Securities (not to exceed the Section 2.3(a) Sale Number) to be included in such underwritten offering shall be allocated on a pro rata basis among all Holders (including each Initiating Holder) requesting that Registrable Securities be included in such underwritten offering (including pursuant to the exercise of piggyback rights pursuant to Section 2.2), based on the number of Registrable Securities then owned by each such Holder requesting inclusion in relation to the aggregate number of Registrable Securities owned by all Holders requesting inclusion;

(ii)  second, to the extent that the number of Registrable Securities to be included pursuant to clause (i) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, any securities that the Company proposes to register for its own account, up to the Section 2.3(a) Sale Number; and

(iii)  third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, the remaining securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such underwritten offering pursuant to the exercise of Additional Piggyback Rights (“Piggyback Shares”), based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.3(a) Sale Number.

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Notwithstanding anything in this Section 2.3(a) to the contrary, no employee stockholder of the Company will be entitled to include Registrable Securities in an underwritten offering requested by the Initiating Holders pursuant to Section 2.1 to the extent that the Manager of such underwritten offering shall determine in good faith that the participation of such employee stockholder would adversely affect the marketability of the securities being sold by the Initiating Holders in such underwritten offering.

(b)          If any registration or offering made pursuant to Section 2.2 involves an underwritten primary offering on behalf of the Company and the Manager shall advise the Company that, in its view, the number of securities requested to be included in such underwritten offering by the Holders of Registrable Securities, the Company or any other Persons exercising Additional Piggyback Rights exceeds the largest number of securities (the “Section 2.3(b) Sale Number”) that can be sold in an orderly manner in such underwritten offering within a price range acceptable to the Company, the Company shall include in such underwritten offering:

(i) first, all equity securities that the Company proposes to register for its own account;

(ii) second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining Registrable Securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Holders requesting that Registrable Securities be included in such underwritten offering pursuant to the exercise of piggyback rights pursuant to Section 2.2(a), based on the aggregate number of Registrable Securities then owned by each such Holder requesting inclusion in relation to the aggregate number of Registrable Securities owned by all Holders requesting inclusion, up to the Section 2.3(b) Sale Number; and

(iii) third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that Piggyback Shares be included in such underwritten offering pursuant to the exercise of Additional Piggyback Rights, based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.3(b) Sale Number.

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(c)           If any registration pursuant to Section 2.2 involves an underwritten offering that was initially requested by any Person(s) (other than a Holder) to whom the Company has granted registration rights which are not inconsistent with the rights granted in, and do not otherwise conflict with the terms of, this Agreement and the Manager shall advise the Company that, in its view, the number of securities requested to be included in such underwritten offering exceeds the largest number of securities (the “Section 2.3(c) Sale Number”) that can be sold in an orderly manner in such underwritten offering within a price range acceptable to the Company, the Company shall include in such underwritten offering:

(i)  first, the shares requested to be included in such underwritten offering shall be allocated on a pro rata basis among such Person(s) requesting the registration and all Holders requesting that Registrable Securities be included in such underwritten offering pursuant to the exercise of piggyback rights pursuant to Section 2.2(a), based on the aggregate number of securities or Registrable Securities, as applicable, then owned by each of the foregoing requesting inclusion in relation to the aggregate number of securities or Registrable Securities, as applicable, owned by all such Persons and Holders requesting inclusion, up to the Section 2.3(c) Sale Number;

(ii)  second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, the remaining securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that Piggyback Shares be included in such underwritten offering pursuant to the exercise of Additional Piggyback Rights, based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.3(c) Sale Number; and

(iii) third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, any equity securities that the Company proposes to register for its own account, up to the Section 2.3(c) Sale Number.

(d)          If, as a result of the proration provisions set forth in clauses (a), (b) or (c) of this Section 2.3, any Holder shall not be entitled to include all Registrable Securities in an underwritten offering that such Holder has requested be included, such Holder may elect to withdraw such Holder’s request to include Registrable Securities in the registration to which such underwritten offering relates or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing prior to the earlier of such Holder’s execution of the underwriting agreement or such Holder’s execution of the custody agreement with respect to such registration and (y) such withdrawal or reduction shall be irrevocable and, after making such withdrawal or reduction, such Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal or reduction was made to the extent of the Registrable Securities so withdrawn or reduced.

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2.4.         Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to effect or cause the registration of and/or participate in any offering or sale of any Registrable Securities under the Securities Act as provided in this Agreement (or use reasonable best efforts to accomplish the same), the Company shall, as expeditiously as possible:

(a)          prepare and file all filings with the SEC and FINRA required for the consummation of the offering, including preparing and filing with the SEC a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof (including a Partner Distribution), which registration form (i) shall be selected by the Company (except as provided for in a Demand Registration Request) and (ii) shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by the selling Holders thereof and such registration statement shall comply as to form in all material respects with the requirements of the applicable registration form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its reasonable best efforts to cause such registration statement to become effective and remain continuously effective for such period as required by this Agreement (provided, however, that as far in advance as reasonably practicable before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or state “blue sky” laws of any jurisdiction, or any free writing prospectus related thereto, the Company will furnish to the Holders participating in the planned offering and to the Manager, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to their reasonable review and reasonable comment and the Company shall not file any registration statement or amendment thereto, any prospectus or supplement thereto or any free writing prospectus related thereto to which the Initiating Holders, the Majority Participating Holders or the underwriters, if any, shall reasonably object); provided, however, that, notwithstanding the foregoing, in no event shall the Company be required to file any document with the SEC which in the view of the Company or its counsel contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make any statement therein not misleading;

(b)          (i) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith and such free writing prospectuses and Exchange Act reports as may be necessary to keep such registration statement continuously effective for such period as required by this Agreement and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement, and any prospectus so supplemented to be filed pursuant to Rule 424 under the Securities Act, in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (ii) provide notice to such sellers of Registrable Securities and the Manager, if any, of the Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate;

(c)          furnish, without charge, to each Participating Holder and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, each free writing prospectus utilized in connection therewith, in each case, in conformity with the requirements of the Securities Act, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable laws of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) or free writing prospectus by each such Participating Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

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(d)          use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or state “blue sky” laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions (including keeping such registration or qualification in effect for so long as such registration statement remains in effect), except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(e)           promptly notify each Participating Holder and each managing underwriter, if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto, any post-effective amendment to the registration statement or any free writing prospectus has been filed with the SEC and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware which results in the registration statement or any amendment thereto, the prospectus related thereto or any supplement thereto, any document incorporated therein by reference, any free writing prospectus or the information conveyed at the time of sale to any purchaser containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and (vi) if at any time the representations and warranties contemplated by any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct in all material respects (unless otherwise qualified by materiality in which case such representations and warranties shall cease to be true and correct in all respects); and, if the notification relates to an event described in clause (v), unless the Company has declared that a Postponement Period exists, the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

(f)           comply (and continue to comply) with all applicable rules and regulations of the SEC (including maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)) in accordance with the Exchange Act), and make generally available to its security holders (including by way of filings with the SEC), as soon as reasonably practicable after the effective date of the registration statement (and in any event within forty-five (45) days, or ninety (90) days if it is a fiscal year, after the end of such twelve month period described hereafter), an earnings statement (which need not be audited) covering the period of at least twelve (12) consecutive months beginning with the first day of the Company’s first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

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(g)          (i) (A) use its reasonable best efforts to cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (B) if no similar securities are then so listed, use its reasonable best efforts to either cause all such Registrable Securities to be listed on a national securities exchange or to secure designation of all such Registrable Securities as a Nasdaq National Market “national market system security” within the meaning of Rule 11Aa2-1 of the Exchange Act or, failing that, secure Nasdaq National Market authorization for such shares and, without limiting the generality of the foregoing, take all actions that may be required by the Company as the issuer of such Registrable Securities in order to facilitate the managing underwriter’s arranging for the registration of at least two market makers as such with respect to such shares with FINRA, and (ii) comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including all corporate governance requirements;

(h)          cause its senior management, officers and employees to participate in, and to otherwise facilitate and cooperate with the preparation of the registration statement and prospectus and any amendments or supplements thereto (including participating in meetings, drafting sessions, due diligence sessions and rating agency presentations) taking into account the Company’s reasonable business needs;

(i)           provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement and, in the case of any secondary equity offering, provide and enter into any reasonable agreements with a custodian for the Registrable Securities;

(j)           enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the Initiating Holder or the Majority Participating Holders or the underwriters shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (it being understood that the Holders of the Registrable Securities which are to be distributed by any underwriters shall be parties to any such underwriting agreement and may, at their option, require that the Company make for the benefit of such Holders the representations, warranties and covenants of the Company which are being made to and for the benefit of such underwriters);

(k)          use its reasonable best efforts (i) to obtain opinions from the Company’s counsel, including local and/or regulatory counsel, and a “comfort” letter and updates thereof from the independent public accountants who have certified the financial statements of the Company (and/or any other financial statements) included or incorporated by reference in such registration statement, in each case, in customary form and covering such matters as are customarily covered by such opinions and “comfort” letters (including, in the case of such “comfort” letter, events subsequent to the date of such financial statements) delivered to underwriters in underwritten public offerings, which opinions and letters shall be dated the dates such opinions and “comfort” letters are customarily dated and otherwise reasonably satisfactory to the underwriters, if any, and (ii) furnish to each Participating Holder and to each underwriter, if any, a copy of such opinions and letters addressed to such underwriter;

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(l)           deliver promptly to counsel for the Majority Participating Holders and to each managing underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by counsel for the Majority Participating Holders, by counsel for any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by the Majority Participating Holders or any such underwriter, during regular business hours, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such counsel for the Majority Participating Holders, counsel for an underwriter, attorney, accountant or agent in connection with such registration statement;

(m)         use its reasonable best efforts to prevent the issuance or obtain the prompt withdrawal of any order suspending the effectiveness of the registration statement, or the prompt lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, in each case, as promptly as reasonably practicable;

(n)          provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;

(o)          use its reasonable best efforts to make available its senior management for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters (taking into account the Company’s reasonable business needs and the requirements of the marketing process) in the marketing of Registrable Securities in any underwritten offering;

(p)          promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing or confidential submission of such registration statement), and prior to the filing or use of any free writing prospectus, provide copies of such document to counsel for the Majority Participating Holders and to each managing underwriter, if any, and make the Company’s representatives reasonably available for discussion of such document and make such changes in such document concerning the information regarding the Participating Holders contained therein prior to the filing thereof as counsel for the Majority Participating Holders or underwriters may reasonably request (provided, however, that, notwithstanding the foregoing, in no event shall the Company be required to file or confidentially submit any document with the SEC which in the view of the Company or its counsel contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make any statement therein not misleading);

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(q)          furnish to counsel for the Majority Participating Holders and to each managing underwriter, without charge, upon request, at least one conformed copy of the registration statement and any post-effective amendments or supplements thereto, including financial statements and schedules, all documents incorporated therein by reference, the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus), any other prospectus and prospectus supplement filed under Rule 424 under the Securities Act and all exhibits (including those incorporated by reference) and any free writing prospectus utilized in connection therewith;

(r)           cooperate with the Participating Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Participating Holders at least two (2) Business Days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof (and, in the case of Registrable Securities registered on a Shelf Registration Statement, at the request of any Holder, prepare and deliver certificates representing such Registrable Securities not bearing any restrictive legends and deliver or cause to be delivered an opinion or instructions to the transfer agent in order to allow such Registrable Securities to be sold from time to time);

(s)          include in any prospectus or prospectus supplement if requested by any managing underwriter updated financial or business information for the Company’s most recent period or current quarterly period (including estimated results or ranges of results) if required for purposes of marketing the offering in the view of the managing underwriter;

(t)           take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will use its reasonable best efforts to make any such prohibition inapplicable;

(u)          use its reasonable best efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Participating Holders or the underwriters, if any, to consummate the disposition of such Registrable Securities;

(v)          take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities;

(w)         take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Section 2.1 or 2.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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(x)          in connection with any underwritten offering, if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in the light of the circumstances, be misleading;

(y)         to the extent required by the rules and regulations of FINRA, retain a Qualified Independent Underwriter acceptable to the managing underwriter; and

(z)          use reasonable best efforts to cooperate with the managing underwriters, Participating Holders, any indemnitee of the Company and their respective counsel in connection with the preparation and filing of any applications, notices, registrations and responses to requests for additional information with FINRA, Nasdaq, or any other national securities exchange on which the shares of Common Stock are listed.

To the extent the Company is a WKSI at the time any Demand Registration Request is submitted to the Company, the Company shall file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) on Form S-3 which covers those Registrable Securities which are requested to be registered. The Company shall not take any action that would result in it not remaining a WKSI or would result in it becoming an ineligible issuer (as defined in Rule 405 under the Securities Act) during the period during which such automatic shelf registration statement is required to remain effective. If the Company does not pay the filing fee covering the Registrable Securities at the time the automatic shelf registration statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold in compliance with the SEC rules. If the automatic shelf registration statement has been outstanding for at least three (3) years, at or prior to the end of the third year the Company shall refile a new automatic shelf registration statement covering the Registrable Securities. If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to refile the shelf registration statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period which such registration statement is required to be kept effective.

If the Company files any shelf registration statement for the benefit of the holders of any of its securities other than the Holders, and the Holders do not request that their Registrable Securities be included in such Shelf Registration Statement, the Company agrees that it shall include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

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The Company may require as a condition precedent to the Company’s obligations under this Section 2.4 that each Participating Holder as to which any registration is being effected (i) furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request (including as required under state securities laws), provided that such information is necessary for the Company to consummate such registration and shall be used only in connection with such registration and (ii) provide any underwriters participating in the distribution of such securities such information as the underwriters may request and execute and deliver any agreements, certificates or other documents as the underwriters may request.

Each Holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of paragraph (e) of this Section 2.4, such Holder will discontinue such Holder’s disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4 and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable period mentioned in paragraph (b) of this Section 2.4 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each Participating Holder covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4.

The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus, or any free writing prospectus, which amendment refers to any Holder covered thereby by name, or otherwise identifies such Holder, without the consent of such Holder, such consent not to be unreasonably withheld or delayed, unless such disclosure is required by law, in which case the Company shall provide written notice to such Holders no less than five (5) Business Days prior to the filing.

To the extent that any of the SPC Investors, Minority Investors or Additional Investors is or may be deemed to be an “underwriter” of Registrable Securities pursuant to any SEC comments or policies, the Company agrees that (1) the indemnification and contribution provisions contained in Section 2.9 shall be applicable for the benefit of the SPC Investors, Minority Investors and Additional Investors, as applicable, in their role as an underwriter or deemed underwriter in addition to their capacity as a Holder and (2) the SPC Investors, Minority Investors and any Additional Investors, as applicable, shall be entitled to conduct the due diligence which an underwriter would normally conduct in connection with an offering of securities registered under the Securities Act, including receipt of customary opinions and comfort letters addressed to the SPC Investors, Minority Investors and Additional Investors, as applicable.

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2.5.         Registration Expenses.

(a)          The Company shall pay all Expenses with respect to any registration or offering of Registrable Securities pursuant to Section 2, whether or not a registration statement becomes effective or the offering is consummated.

(b)          Notwithstanding the foregoing, (x) the provisions of this Section 2.5 shall be deemed amended to the extent necessary to cause these expense provisions to comply with state “blue sky” laws of each state in which the offering is made and (y) in connection with any underwritten offering hereunder, each Participating Holder shall pay all underwriting discounts and commissions and any transfer taxes, if any, attributable to the sale of such Registrable Securities, pro rata with respect to payments of discounts and commissions in accordance with the number of shares sold in the offering by such Participating Holder.

2.6.         Certain Limitations on Registration Rights. In the case of any registration under Section 2.1 involving an underwritten offering, or, in the case of a registration under Section 2.2, if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such underwritten offering shall be subject to such underwriting agreement and no Person may participate in such underwritten offering unless such Person (i) agrees to sell such Person’s securities on the basis provided therein and completes and executes all reasonable questionnaires, and other documents (including custody agreements and powers of attorney) which must be executed in connection therewith; provided, however, that all such documents shall be consistent with the provisions hereof and (ii) provides such other information to the Company or the underwriter as may be necessary to register such Person’s securities.

2.7.         Limitations on Sale or Distribution of Other Securities.

(a)          Each director and officer listed as a signatory to this Agreement and each Holder of 1% or more of the then-outstanding Common Stock and Common Stock Equivalents agrees (whether or not such Holder can participate in any such offering), to the extent requested by a managing underwriter, if any, of any underwritten public offering pursuant to a registration or offering effected pursuant to Section 2.1 (including any Shelf Underwriting pursuant to Section 2.1(e)) or Section 2.2 (including any offering effected by the Company for its own account and any offering in which one or more Holders is selling Common Stock pursuant to the exercise of piggyback rights under Section 2.2 hereof), not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144, any Common Stock or Common Stock Equivalents (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed the period from seven days prior to the pricing date of such offering until (A) ninety (90) days after the pricing date of the first such offering and (B) seventy-five (75) days after the pricing date of any subsequent such offering or, in each case, such shorter period as the managing underwriter, the Company or any executive officer or director of the Company shall agree to; provided that the time period may be longer than ninety (90) days or seventy-five (75) days, as applicable, if required by the managing underwriter, as long as all Holders, directors and officers are subject to the same lock-up). The Company agrees to use its reasonable best efforts to cause each holder of 1% or more of the then-outstanding Common Stock and Common Stock Equivalents, purchased or otherwise acquired from the Company (other than in a public offering) at any time after the date of this Agreement to agree, and shall use its reasonable best efforts to cause each of its officers, directors and beneficial holders of 5% or more of the Common Stock to agree, not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144, any Common Stock or Common Stock Equivalents (other than as part of such underwritten public offering) during the period referred to in the first sentence of this clause (a). Notwithstanding the foregoing, none of the provisions or restrictions set forth in this Section 2.7(a) shall in any way limit the SPC Investors or any of their Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

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(b)          The Company hereby agrees that, in connection with an offering pursuant to Section 2.1 (including any Shelf Underwriting pursuant to Section 2.1(e)) or 2.2, the Company shall not sell, transfer, or otherwise dispose of, any Common Stock or Common Stock Equivalent (other than as part of such underwritten public offering, a registration on Form S-4 or Form S-8 or any successor or similar form which is (x) then in effect or (y) shall become effective upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent), until a period from seven days prior to the pricing date of such offering until (A) ninety (90) days after the pricing date of the first such offering and (B) seventy-five (75) days after the pricing date of any subsequent such offering or, in each case, such shorter period as the managing underwriter, the Company or any executive officer or director of the Company shall agree to; provided that the time period may be longer than ninety (90) days or seventy-five (75) days, as applicable, if required by the managing underwriter, as long as all Holders, directors and officers are subject to the same lock-up; and the Company shall (i) so provide in any registration rights agreements hereafter entered into with respect to any of its securities and (ii) use its reasonable best efforts to cause each holder of 1% or more of the then-outstanding Common Stock and Common Stock Equivalents, purchased or otherwise acquired from the Company (other than in a public offering) at any time after the date of this Agreement to so agree, and shall use its reasonable best efforts to cause each of its officers, directors and beneficial holders of 5% or more of the Common Stock to so agree.

2.8.         No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement. A Holder is not required to include any of its Registrable Securities in any registration statement, is not required to sell any of its Registrable Securities which are included in any effective registration statement, and may sell any of its Registrable Securities in any manner in compliance with applicable law (subject to the restrictions set forth in the Shareholders Agreement) even if such shares are already included on an effective registration statement.

2.9.        Indemnification.

(a)          In the event of any registration or offer and sale of any securities of the Company under the Securities Act pursuant to this Section 2, the Company will (without limitation as to time), and hereby agrees to, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Participating Holder, its directors, officers, employees, stockholders, members, general and limited partners, agents, affiliates, representatives, successors and assigns (and the directors, officers, employees, stockholders, members, general and limited partners, agents, affiliates, representatives, successors and assigns thereof), each other Person who participates as a seller (and its directors, officers, employees, stockholders, members, general and limited partners, agents, affiliates, representatives, successors and assigns), underwriter or Qualified Independent Underwriter, if any, in the offering or sale of such securities, each officer, director, employee, stockholder, managing director, agent, affiliate, representative, successor, assign or partner of such underwriter or Qualified Independent Underwriter, and each other Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such seller or any such underwriter or Qualified Independent Underwriter and each director, officer, employee, stockholder, managing director, agent, affiliate, representative, successor, assign or partner of such controlling Person, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, “Claims”), insofar as such Claims arise out of, are based upon, relate to or are in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact in the information conveyed by the Company or any underwriter to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or (iv) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to any action required of or inaction by the Company in connection with any such offering of Registrable Securities, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus or free writing prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

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(b)         Each Participating Holder (and, if the Company requires as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 2.1 or 2.2, any underwriter and Qualified Independent Underwriter, if any) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.9) to the extent permitted by law the Company, its officers and its directors, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their directors, officers, stockholders, fiduciaries, managing directors, agents, affiliates, representatives, successors, assigns or general and limited partners and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus utilized in connection therewith, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Participating Holder or underwriter or Qualified Independent Underwriter, if any, specifically for use therein, and each such Participating Holder, underwriter or Qualified Independent Underwriter, if any, shall reimburse such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Participating Holder shall be required to pay pursuant to this Section 2.9 (including pursuant to indemnity, contribution or otherwise) shall in no case be greater than the amount of the net proceeds received by such Participating Holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim; provided, further, that such Participating Holder shall not be liable in any such case to the extent that prior to the filing or confidential submission of any such registration statement or prospectus or amendment thereof or supplement thereto, or any free writing prospectus utilized in connection therewith, such Participating Holder has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto or free writing prospectus which corrected or made not misleading information previously furnished to the Company. The Company and each Participating Holder hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such Participating Holders to the contrary, for all purposes of this Agreement, the only information furnished or to be furnished to the Company for use in any such registration statement, preliminary, final or summary prospectus or amendment or supplement thereto, or any free writing prospectus, are statements specifically relating to (i) the beneficial ownership of shares of Common Stock by such Participating Holder and its Affiliates as disclosed in the section of such document entitled “Selling Stockholders” or “Principal and Selling Stockholders” and (ii) the name and address of such Participating Holder. If any additional information about such Holder or the plan of distribution (other than for an underwritten offering) is required by law to be disclosed in any such document, then such Holder shall not unreasonably withhold its agreement referred to in the immediately preceding sentence. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

(c)         Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 2.9 (with appropriate modifications) shall be given by the Company and each Participating Holder with respect to any required registration or other qualification of securities under any applicable securities and state “blue sky” laws.

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(d)         Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.9, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.9, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 2. In case any action or proceeding is brought against an indemnified party and such indemnified party shall have notified the indemnifying party of the commencement thereof (as required above), the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties exists in respect of such Claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal or equitable defenses available to such indemnified party which are not available to the indemnifying party or which may conflict with or be different from those available to another indemnified party with respect to such Claim; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have made a conclusion described in clause (ii) or (iii) above) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, such indemnifying party agrees to indemnify each indemnified party from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault or culpability, by or on behalf of any indemnified party.

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(e)          If for any reason the foregoing indemnity is unavailable, unenforceable or is insufficient to hold harmless an indemnified party under Sections 2.9(a), (b) or (c), then each applicable indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such Claim. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 2.9(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.9(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 2.9(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.9(e) to contribute any amount greater than the amount of the net proceeds received by such indemnifying party from the sale of Registrable Securities pursuant to the registration statement giving rise to such Claim, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 2.9(b) and (c). In addition, no Holder of Registrable Securities or any Affiliate thereof shall be required to pay any amount under this Section 2.9(e) unless such Person or entity would have been required to pay an amount pursuant to Section 2.9(b) if it had been applicable in accordance with its terms.

(f)           The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

(g)          The indemnification and contribution required by this Section 2.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

2.10.       Limitations on Registration of Other Securities; Representation. From and after the date of this Agreement, the Company shall not, without the prior written consent of the SPC Investors (not to be unreasonably withheld or delayed), enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are (i) more favorable taken as a whole than the registration rights granted to the Holders hereunder or (ii) on parity with the registration rights granted to the Holders hereunder.

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2.11.       No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities that is inconsistent in any material respects with the rights granted to the Holders in this Agreement.

2.12.       Partner Distributions. Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Holder (including to effect a Partner Distribution) pursuant to Section 2.1 or Section 2.2, file any prospectus supplement or post-effective amendments, or include in the initial registration statement any disclosure or language, or include in any prospectus supplement or post-effective amendment any disclosure or language, and otherwise take any action, deemed necessary or advisable by such Holder or its counsel (including to effect such Partner Distribution).

Section 3.   Underwritten Offerings.

3.1.         Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering pursuant to a registration requested under Section 2.1, the Company shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall (i) be satisfactory in form and substance to the Initiating Holders and the Majority Participating Holders, (ii) contain terms not inconsistent with the provisions of this Agreement and (iii) contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including indemnities and contribution agreements on substantially the same terms as those contained herein or as otherwise customary for the lead underwriter. Every Participating Holder shall be a party to such underwriting agreement. Each Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than customary representations of a selling shareholder, including representations, warranties or agreements regarding its ownership of and title to the Registrable Securities, any written information specifically provided by such Participating Holder for inclusion in the registration statement and its intended method of distribution; and any liability of such Participating Holder to any underwriter or other Person under such underwriting agreement for indemnity, contribution or otherwise shall in no case be greater than the amount of the net proceeds received by such Participating Holder upon the sale of Registrable Securities pursuant to such registration statement and in no event shall relate to anything other than information about such Holder specifically provided by such Holder for use in the registration statement and prospectus.

3.2.         Piggyback Underwritten Offerings. In the case of a registration pursuant to Section 2.2, if the Company shall have determined to enter into an underwriting agreement in connection therewith, all of the Participating Holders’ Registrable Securities to be included in such registration shall be subject to such underwriting agreement. Each such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than customary representations of a selling shareholder, including representations, warranties or agreements regarding its ownership of and title to the Registrable Securities, any written information specifically provided by such Participating Holder for inclusion in the registration statement and its intended method of distribution; and any liability of such Participating Holder to any underwriter or other Person under such underwriting agreement shall in no case be greater than the amount of the net proceeds received by such Participating Holder upon the sale of Registrable Securities pursuant to such registration statement and in no event shall relate to anything other than information about such Holder specifically provided by such Holder for use in the registration statement and prospectus.

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Section 4.    General.

4.1.        Adjustments Affecting Registrable Securities. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of capital stock of the Company, any successor or assign of the Company (whether by merger, share exchange, consolidation, sale of assets or otherwise) or any Subsidiary or parent company of the Company which may be issued in respect of, in exchange for or in substitution of, Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

4.2.         Rule 144 and Rule 144A. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act in respect of the Common Stock or Common Stock Equivalents, the Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1)(i) of Rule 144 under the Securities Act, as such Rule may be amended (“Rule 144”)) or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales by such Holder under Rule 144, Rule 144A under the Securities Act, as such Rule may be amended (“Rule 144A”), or any similar rules or regulations hereafter adopted by the SEC, and (ii) it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144, (B) Rule 144A, (C) Regulation S under the Securities Act or (D) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will promptly deliver to such Holder a written statement as to whether it has complied with such requirements.

4.3.         Nominees for Beneficial Owners. If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement); provided, however, that the Company shall have received evidence reasonably satisfactory to it of such beneficial ownership.

4.4.         Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any Holder unless such modification, amendment or waiver is approved in writing by the Company and the Holders holding a majority of the Registrable Securities then held by all Holders; provided that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a Holder of Registrable Securities, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof or of any other or future exercise of any such right, power or privilege.

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4.5.          Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) if personally delivered, on the date of delivery, (ii) if delivered by express courier service of national standing (with charges prepaid), on the Business Day following the date of delivery to such courier service, (iii) if deposited in the United States mail, first-class postage prepaid, on the fifth (5th) Business Day following the date of such deposit, (iv) if delivered by facsimile transmission, upon confirmation of successful transmission, (x) on the date of such transmission, if such transmission is completed at or prior to 5:00 p.m., local time of the recipient party on a Business Day, and (y) on the next Business Day following the date of transmission, if such transmission is completed after 5:00 p.m., local time of the recipient party, or is transmitted on a day that is not a Business Day, or (v) if via e-mail communication, on the date of delivery. All notices, demands and other communications hereunder shall be delivered as set forth below and to any other recipient at the address indicated on Schedule 4.5 hereto and to any subsequent holder of Stock subject to this Agreement at such address as indicated by the Company’s records, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to the Company, to:

c/o [FinTech Acquisition Corp. II] 2929 Arch Street, Suite 1703 Philadelphia, PA 19104-2870
Attention:	James J. McEntee, III
Phone:	(215) 701-9555
Email:	jmce@stbwell.com

with a copy (which shall not constitute notice) to:

Ledgewood PC

Two Commerce Square, Suite 3400

2001 Market Street

Philadelphia, PA 19103

Attention:	Derick S. Kauffman
Phone:	(215) 731-9450
Email:	dkauffman@ledgewood.com

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if to the SPC Investors, to:

Stella Point Capital, LLC

444 Madison Avenue, Suite 302

New York, New York, 10022

Attention:	Robert Jahn
Phone:	(212) 235-0200
Email:	jahn@stellapoint.com

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Phone:	(212) 859-8000
Fax:	(212) 859-4000
Attention:	Steven Epstein
Email:	steven.epstein@friedfrank.com

if to the Additional Investors, the Founder Investors or the Intermex Investors, to the address set forth opposite the name of such Additional Investor, Founder Investor or the Intermex Investor on the signature pages hereto or such other address indicated in the records of the Company.

4.6.         Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, permitted assigns, heirs and personal representatives of the parties hereto, whether so expressed or not. This Agreement may not be assigned by the Company without the prior written consent of the SPC Investors, Founder Investors and the Intermex Investors. No Holder shall have the right to assign all or part of its or his rights and obligations under this Agreement to any Person, unless (i) such transferee duly executes and delivers to the Company a Joinder Agreement and (ii) with respect to Holders that are also party to the Shareholders Agreement, such assignment is made in connection with the transfer of Registrable Securities to a Permitted Transferee (as defined in the Shareholders Agreement) in accordance with and made in compliance with the Shareholders Agreement. Upon any such assignment, such assignee shall have and be able to exercise and enforce all rights of the assigning Holder which are assigned to it and, to the extent such rights are assigned, any reference to the assigning Holder shall be treated as a reference to the assignee. If any Holder shall acquire additional Registrable Securities, such Registrable Securities shall be subject to all of the terms, and entitled to all the benefits, of this Agreement. Additional Persons may become parties to this Agreement as “Minority Investors” with the consent of the Company and the SPC Investors (not to be unreasonably withheld or delayed), by executing and delivering to the Company the Joinder Agreement.

4.7.        Termination.

(a)          The obligations of the Company and a Holder under this Agreement, in each case solely with respect to such Holder, will terminate upon the earliest date on which:

(i)  such Holder no longer holds any Registrable Securities; or

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(ii) such Holder no longer beneficially owns at least 1% of the then outstanding Common Stock or Common Stock Equivalents, and such Holder (notwithstanding any beneficial ownership of Common Stock or Common Stock Equivalents by such Holder) is not an Affiliate of the Company.

(b)         This Agreement shall terminate on the date that is seven (7) years from date hereof.

(c)         Notwithstanding clauses (a) and (b) above, Section 2.5, Section 2.9, Section 4.9 and Section 4.13 shall survive termination of this Agreement.

4.8.        Entire Agreement. This Agreement and the other documents referred to herein or delivered pursuant hereto which form part hereof constitute the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

4.9.         Governing Law; Jurisdiction; WAIVER OF JURY TRIAL.

(a)          This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

(b)          Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in the United States District Court for the District of Delaware or any Delaware state court located in Wilmington, Delaware, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

4.10.       Interpretation; Construction.

(a)          The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b)         The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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4.11.  Counterparts. This Agreement may be executed and delivered in any number of separate counterparts (including by facsimile or electronic mail), each of which shall be an original, but all of which together shall constitute one and the same agreement.

4.12.       Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

4.13.       Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, that this Agreement shall be specifically enforceable, in addition to any other remedy to which such injured party is entitled at law or in equity, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach or an award of specific performance is not an appropriate remedy for any reason at law or equity and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtain any remedy referred to in this Section 4.13, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

4.14.      Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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4.15.       Confidentiality. Each Holder agrees that any non-public information which they may receive relating to the Company and its Subsidiaries (the “Confidential Information”) will be held strictly confidential and will not be disclosed by it to any Person without the express written permission of the Company; provided, however, that the Confidential Information may be disclosed (i) in the event of any compulsory legal process or compliance with any applicable law, subpoena or other legal process, as required by an administrative requirement, order, decree or the rules of any relevant stock exchange or in connection with any filings that the Holder may be required to make with any regulatory authority; provided, however, that in the event of compulsory legal process, unless prohibited by applicable law or that process, each Holder agrees (A) to give the SPC Investors and the Company prompt notice thereof and to cooperate with the Company and the SPC Investors in securing a protective order in the event of compulsory disclosure and (B) that any disclosure made pursuant to public filings will be subject to the prior reasonable review of the Company and the SPC Investors, (ii) to any foreign or domestic governmental or quasi-governmental regulatory authority, including any stock exchange or other self-regulatory organization having jurisdiction over such party, (iii) to each Holder’s or its Affiliate’s, officers, directors, employees, partners, accountants, lawyers and other professional advisors for use relating solely to management of the investment or administrative purposes with respect to such Holder and (iv) to a proposed transferee of securities of the Company held by a Holder; provided, however, that the Holder informs the proposed transferee of the confidential nature of the information and the proposed transferee agrees in writing to comply with the restrictions in this Section 4.15 and delivers a copy of such writing to the Company.

4.16.      Opt-Out Requests. Each Holder shall have the right, at any time and from time to time (including after receiving information regarding any potential public offering), to elect to not receive any notice that the Company or any other Holders otherwise are required to deliver pursuant to this Agreement by delivering to the Company a written statement signed by such Holder that it does not want to receive any notices hereunder (an “Opt-Out Request”); in which case and notwithstanding anything to the contrary in this Agreement the Company and other Holders shall not be required to, and shall not, deliver any notice or other information required to be provided to Holders hereunder to the extent that the Company or such other Holders reasonably expect would result in a Holder acquiring material non-public information within the meaning of Regulation FD promulgated under the Exchange Act.  An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely.  A Holder who previously has given the Company an Opt-Out Request may revoke such request at any time, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Requests; provided that each Holder shall use commercially reasonable efforts to minimize the administrative burden on the Company arising in connection with any such Opt-Out Requests.

4.17.       Founders Registration Rights Agreement. The Founder Investors hereby agree that upon execution of this Agreement by such Founder Investors, the Founders Registration Rights Agreement shall be automatically terminated and superseded in its entirety by this Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

THE COMPANY:

[FINTECH ACQUISITION CORP. II]

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

SPC INVESTORS:

SPC INTERMEX, LP

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

FOUNDER INVESTORS:

SWARTHMORE TRUST OF 2016

By:
Name:
Title:

Address:

Attention:
Fax:
Email:

HEPCO FAMILY TRUST

By:
Name:
Title:

Address:

Attention:
Fax:
Email:

DGC FAMILY FINTECH TRUST

By:
Name:
Title:

Address:

Attention:
Fax:
Email:

[Signature Page to Registration Rights Agreement]

FINTECH INVESTOR HOLDINGS II, LLC

By:
Name:
Title:

Address:

Attention:
Fax:
Email:

Betsy Z. Cohen

Address:

Attention:
Fax:
Email:

Daniel G. Cohen

Address:

Attention:
Fax:
Email:

James J. McEntee, III

Address:

Attention:
Fax:
Email:

[Signature Page to Registration Rights Agreement]

Shami Patel

Address:

Attention:
Fax:
Email:

Jeremy Kuiper

Address:

Attention:
Fax:
Email:

COHEN SPONSOR INTERESTS II, LLC

By:
Name:
Title:

Address:

Attention:
Fax:
Email:

[Signature Page to Registration Rights Agreement]

COHEN AND COMPANY LLC

By:
Name:
Title:

Address:

Attention:
Fax:
Email:

Plamen Mitrikov

Address:

Attention:
Fax:
Email:

[Signature Page to Registration Rights Agreement]

INTERMEX INVESTORS:

C.A.R. HOLDINGS, LLC

By:
Name:
Title:

Address:

Attention:
Fax:
Email:

LATIN AMERICAN INVESTMENT HOLDINGS, INC.

By:
Name:
Title:
Address:
Attention:
Fax:
Email:

[Signature Page to Registration Rights Agreement]

RINCON CAPITAL PARTNERS, LLC

By:
Name:
Title:
Address:
Attention:
Fax:
Email:

Robert Lisy

Address:

Attention:
Fax:
Email:

Darrell Ebbert

Address:

Attention:
Fax:
Email:

[Signature Page to Registration Rights Agreement]

Jose Perez-Villarreal

Address:

Attention:
Fax:
Email:

Eduardo Azcarte

Address:

Attention:
Fax:
Email:

William Velez

Address:

Attention:
Fax:
Email:

Randy Nilsen

Address:

Attention:
Fax:
Email:

[Signature Page to Registration Rights Agreement]

Schedule 1

Intermex Holders

C.A.R. Holdings, LLC

Latin American Investment Holdings, Inc.

Rincon Capital Partners, LLC

Robert Lisy

Darrell Ebbert

Jose Perez-Villarreal

Eduardo Azcarte

William Velez

Randy Nilsen

Exhibit A

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of [_____], by [and among [_____] (the “Transferring Holder”) and] [_____] (the “New Holder”), in accordance with that certain Registration Rights Agreement, dated as of [_____] (as amended from time to time, the “Agreement”), by and among [FinTech Acquisition Corp. II] (the “Corporation”) and the other Holders party thereto.

WHEREAS, the Agreement requires the New Holder to become a party to the Agreement by executing this Joinder Agreement, and upon the New Holder signing this Joinder Agreement, the Agreement will be deemed to be amended to include the New Holder as a [(x) SPC Investor, (y) Minority Investor or (z) Additional Investor] thereunder;

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1. Party to the Agreement. By execution of this Joinder Agreement, as of the date hereof the New Holder is hereby made a party to the Agreement as a [(x) SPC Investor, (y) Minority Investor or (z) Additional Investor]. The New Holder hereby agrees to become a party to the Agreement and to be bound by, and subject to, all of the representations, covenants, terms and conditions of the Agreement [that are applicable to, and assignable under the Agreement by, the Transferring Holder,] in the same manner as if the New Holder were an original signatory to the Agreement. Execution and delivery of this Joinder Agreement by the New Holder shall also constitute execution and delivery by the New Holder of the Agreement, without further action of any party.

Section 2. Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement unless otherwise noted.

Section 3. Representations and Warranties of the New Holder.

3.1.   Authorization. The New Holder has all requisite power and authority and has taken all action necessary in order to duly and validly approve the New Holder’s execution and delivery of, and performance of its obligations under, this Joinder Agreement. This Joinder Agreement has been duly executed and delivered by the New Holder and constitutes a legal, valid and binding agreement of the New Holder, enforceable against the New Holder in accordance with its terms.

3.2.   No Conflict. The New Holder is not under any obligation or restriction, nor shall it assume any such obligation or restriction, that does or would materially interfere or conflict with the performance of its obligations under this Joinder Agreement.

Exhibit A

Section 4. Further Assurances. The parties agree to execute and deliver any further instruments or perform any acts which are or may become necessary to effectuate the purposes of this Joinder Agreement.

Section 5. Governing Law. This Joinder Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

Section 6. Counterparts. This Joinder Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument.

Section 7. Entire Agreement. This Joinder Agreement and the Agreement contain the entire understanding, whether oral or written, of the parties hereto with respect to the matters covered hereby. Any amendment or change in this Joinder Agreement shall not be valid unless made in writing and signed by each of the parties hereto.

[Signature pages follow]

Exhibit A

Exhibit A

IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned parties have executed this Joinder Agreement as of the date first above written.

[TRANSFERRING HOLDER

[_____]

By:___________________________
Name:
Title:]

NEW HOLDER

[_____]

By:___________________________
Name:
Title:

Notice Address: [_____]
[_____]
[_____]
Attn: [_____]
Facsimile: [_____]

Accepted and Agreed to as of
the date first written above:

CORPORATION

[FINTECH ACQUISITION CORP. II]

By: __________________________
Name:
Title:

Exhibit A

ANNEX C

FORM OF SHAREHOLDERS AGREEMENT

This Shareholders Agreement (this “Agreement”) is made as of [______], by and among FinTech Acquisition Corp. II (the “Company”), certain former direct or indirect stockholders of Intermex Holdings II, Inc. identified on the signature pages hereto as Intermex Holders (the “Intermex Holders”), SPC Intermex Representative LLC, solely in its capacity as the Intermex Representative (the “Intermex Representative”), and the other individuals and entities signatory hereto identified on the signature pages hereto as Founding Shareholders (the “Founding Shareholders”) (each party to this Agreement is referred to singly as a “Voting Party” and collectively as the “Voting Parties”).

RECITALS

WHEREAS, the Company, FinTech II Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (“Merger Sub 1”), FinTech II Merger Sub 2 LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company (“Merger Sub 2”), Intermex Holdings II, Inc., a Delaware corporation (“Intermex”) and Intermex Representative, have entered into an Agreement and Plan of Merger, dated December 19, 2017, (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub 1 will be merged (the “First Merger”) with and into Intermex with Intermex continuing as the initial surviving entity, immediately following which the initial surviving entity will be merged (the “Second Merger,” and together with the First Merger, the “Mergers”) with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity and a direct wholly owned subsidiary of the Company;

WHEREAS, in connection with, and as a condition to the closing of, the Merger, the Voting Parties have agreed to execute and deliver this Agreement;

WHEREAS, as of or immediately following the closing of the Merger, each of the Voting Parties Beneficially Owns (as defined below) shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”);

WHEREAS, the Voting Parties in the aggregate Beneficially Own shares of Common Stock representing more than fifty percent (50%) of the outstanding voting power of the Company; the number of shares of Common Stock Beneficially Owned by each Voting Party as of the date hereof is set forth on Annex A hereto;

WHEREAS, the number of shares of Common Stock Beneficially Owned by each Voting Party may change from time to time, which changes shall be reported by each Voting Party in accordance with the applicable provisions of the Exchange Act;

WHEREAS, the parties hereto desire to maintain a group and to enter into this Agreement to provide for voting agreements pursuant to which all of the Voting Parties’ shares of Common Stock will be voted together with respect to elections of the Company’s Board of Directors (the “Board”).

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Merger Agreement.

2. Agreement to Vote. During the term of this Agreement, each Voting Party shall vote or cause to be voted all securities of the Company that may be voted in the election of the Company’s directors registered in the name of, or beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, including by the exercise or conversion of any security exercisable or convertible for shares of Common Stock, but excluding shares of stock underlying unexercised options or warrants) (“Beneficially Owned” or “Beneficial Ownership”) by, such Voting Party, including any and all securities of the Company acquired and held in such capacity subsequent to the date hereof (hereinafter referred to as the “Voting Shares”), in accordance with the provisions of this Agreement, whether at a regular or special meeting of the Company’s stockholders or any class or series of the Company’s stockholders or by written consent (unless such vote would be inconsistent with such Voting Party’s fiduciary duties under applicable law).

3. Election of Boards of Directors.

a. Voting. During the term of this Agreement, to the extent permitted by the Company’s Amended and Restated Certificate of Incorporation, as it may be amended, supplemented or restated from time to time (the “Charter”), each Voting Party shall vote (or consent pursuant to an action by written consent of Company stockholders) all Voting Shares held by such Voting Party in such manner as may be necessary to elect and/or maintain in office as members of the Board the following persons:

i. Eight (8) persons (the “Designees” and each a “Designee”) designated by the Intermex Representative (as defined herein), of which at least three (3) of the Designees must qualify as an “independent director” under the Exchange Act and the rules of Nasdaq (an “Independent Director”); provided, however, that if at any time during the term of this Agreement: (a) the Intermex Holders collectively Beneficially Own less than 10% of the outstanding shares of Common Stock, then the Intermex Representative shall have the right to designate only one Designee, and (b) the Intermex Holders collectively Beneficially Own less than 5% of the outstanding shares of Common Stock, then the Intermex Representative shall have no right to designate any person for election or re-election to the Board; and

ii. to the extent not otherwise designated as a Designee above, the Chief Executive Officer of the Company,

provided, however, that the Intermex Representative shall not select a Designee that is subject to any disqualification event under Rule 506(d)(1) under the Securities Act, as modified by Rule 506(d)(2) and (d)(3). If a Designee is not appointed or elected to the Board because of such person’s death, disability, disqualification, withdrawal as a nominee or for other reasons is unavailable or unable to be a director nominee, the Intermex Representative shall be entitled to designate another Designee (and the Company and the Voting Parties shall use their reasonable best efforts to ensure that such directorship for which the original designee was designated shall not be filled pending such successor designation).

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b. Board Observers. During the term of this Agreement, to the extent permitted by the Charter, each Voting Party shall support in such manner as may be necessary to maintain in office as a non-voting observer to the Board one person (the “Founder Observer”) designated by FinTech Investor Holdings II, LLC (the “Sponsor”); provided, however, that if at any time during the term of this Agreement the Founding Shareholders collectively Beneficially Own less than 5% of the outstanding shares of Common Stock, then the Sponsor shall have no right to designate any person as an observer to the Board.

c. Procedures; Rights. Subject to the limitations set forth in Section 3(a) hereof and unless otherwise provided for pursuant to this Section 3(c), the Intermex Representative shall designate the Designees as set forth in the Form S-4 Registration Statement, dated as of [_________], for the duration of this Agreement (the “Registration Statement”).  To the extent that the Intermex Representative wishes to designate a Designee other than the Designee so designated in the Registration Statement, the Intermex Representative shall notify the Company in writing (a “Designee Notice”) of the person or persons that are to be a Designee(s) in accordance with this Section 3(c).  All Designee Notices shall be provided (i) in the case of an annual meeting of Company stockholders, not later than the close of business on the 90th day before the anniversary date of the immediately preceding annual meeting of Company stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, a Designee Notice shall be timely delivered if received not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company; and (ii) in the case of a special meeting of Company stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Company (as applicable, the “Designation Date”).  The Intermex Representative shall provide a copy of such Designee Notice to all other parties hereto at the respective addresses set forth on Annex A or at such other address as a party may specify in writing.  Annually with respect each Designee, the Intermex Representative must provide the following information prior to the Designation Date: (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the Designee, (C) the class or series and number of shares of capital stock of the Company that are Beneficially Owned or owned of record by the Designee and (D) any other information relating to the Designee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; provided, however, that the Company shall provide notice to the Intermex Representative of any failure to provide the information required under this sentence, and the Intermex Representative shall have 10 days upon receipt of notice of such deficiency to cure such failure. So long as a Designee is designated in accordance with the procedures and requirements set forth in Sections 3(a) and 3(c), the Company shall use its reasonable best efforts to ensure that (x) such Designee is included in the Board’s slate of nominees to the stockholders for the applicable election of directors and (y) such Designee is included in the proxy statement prepared by the management of the Company in connection with the solicitation of proxies for the applicable meeting of the stockholders of the Company called with respect to the election of the members of the Board, and at every adjournment or postponement thereof, and on any applicable action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board.

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d. Obligations; Vacancies; Removal. The obligations of the Voting Parties pursuant to this Section 3 shall include any stockholder vote to amend the Charter and bylaws of the Company as required to effect the intent of this Agreement. Each of the Company and the Voting Parties shall not take any actions that would affect the provisions of this Agreement and the intention of the parties with respect to the composition of the Board as herein stated. In the event any director elected pursuant to the terms hereof ceases to serve as a member of the Board, each of the Company and the Voting Parties, in their capacity as Company stockholders, shall take all such action as is reasonable and necessary to promptly cause the election or appointment of such other substitute person to the Board as may be designated on the terms provided herein, including, with respect to the Voting Parties, voting shares of capital stock of the Company as to which the Voting Parties have Beneficial Ownership and, with respect to the Intermex Holders, directing the Designees serving on the board to support a substitute person as designated on the terms provided herein. For the avoidance of doubt, if a Designee ceases to serve as a member of the Board prior to the expiration of such Designee’s term, then the Intermex Representative shall be entitled to designate a director nominee as such Designee’s successor in accordance with this Agreement (regardless of the Intermex Holders’ Beneficial Ownership in the Company at the time of such vacancy), it being understood that any such designee shall serve the remainder of the term of the director whom such designee replaces (unless duly removed in accordance with the Charter). Upon the written request of the Intermex Representative to remove its Designee, each Voting Party shall vote or cause to be voted his, her or its Voting Shares for the removal of such director. No reduction in the Beneficial Ownership of outstanding shares of Common Stock of the Intermex Holders shall shorten the term of any Designee serving as a director. Nothing in this Section 3(d) will be construed to prohibit, limit or restrict an officer or director from exercising his or her fiduciary duties as an officer or director to the Company or its stockholders.

4. Lock-Up.

a. From the date hereof until the earliest to occur of (x) such time that the number of Voting Shares remaining subject to this Agreement represent, for a period of five (5) consecutive business days, less than fifty percent (50%) of the outstanding voting power of the Company, (y) the written consent of Voting Parties holding a majority of the Voting Shares held by all Voting Parties, and (z) the date that is 15 months following the date hereof (the “Lock-Up Period”), none of the undersigned Voting Parties shall (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge (other than to a financial institution, insurance company or bank in exchange for borrowed money or other extensions of credit), grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder with respect to the Voting Shares (including pursuant to Rule 144 or by means of a private placement), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Voting Shares, whether any such transaction is to be settled by delivery of Voting Shares or other securities, in cash or otherwise (each of the transactions identified in the immediately preceding clauses (i) and (ii), a “Transfer”), or (iii) publicly announce any intention to effect any Transfer.

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b. Notwithstanding the provisions contained in Section 4(a) hereof, each of the undersigned Voting Parties may transfer Voting Shares (i) to a transferee if consented to in advance by the written consent of Voting Parties holding a majority of the Voting Shares held by all Voting Parties, which consent may be provided on an individual basis with respect to any particular Voting Party, (ii) in the event of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, (iii) in the event of a consolidation, merger or other similar transaction in which the Company is the surviving entity that results in the directors and officers of the Company ceasing to comprise a majority of the Company’s board of directors (in the case of directors) or management (in the case of officers) of the surviving entity, or (iv) pursuant to a registered offering conducted in accordance with the Registration Rights Agreement (each Transfer identified in clauses (i) through (iv), a “Permitted Transfer” and each transferee identified in clauses (i) through (iv) as applicable, a “Permitted Transferee”); provided, however, that, in the case of clause (i), prior to such Permitted Transfer, these Permitted Transferees shall have entered into a written agreement of the type contemplated by Section 6.

c. Each of the Voting Parties agree that the restrictions set forth in this Section 4 are fair and reasonable and in the best interests of the Voting Parties.

5. Controlled Company. The Voting Parties agree and acknowledge that:

a. by virtue of this Agreement, from and after the date hereof, they are acting as a “group” within the meaning of Section 13(d)(3) of the Exchange Act for the purpose of causing the Company to continue to qualify as a “Controlled Company” under Rule 5615 of the Nasdaq Corporate Governance Requirements; and

b. by virtue of the combined voting power of the Voting Parties of more than fifty percent (50%) of the total voting power of the Company outstanding as of the date hereof, the Company will, as of the date hereof, qualify as a “Controlled Company” within the meaning of Rule 5615 of the Nasdaq Corporate Governance Requirements.

6. Successors in Interest of the Voting Parties and the Company. The provisions of this Agreement shall be binding upon the successors in interest of any Voting Party with respect to any of such Voting Party’s Voting Shares that are Transferred to a Permitted Transferee in accordance with the terms of this Agreement. Each Voting Party shall not, and the Company shall not, permit the Transfer of any Voting Party’s Voting Shares to a Permitted Transferee unless and until the person to whom such securities are to be Transferred shall have executed a written agreement pursuant to which such Permitted Transferee becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such Permitted Transferee was a Voting Party hereunder.

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7. Representations and Warranties of each Voting Party. Each Voting Party on its own behalf hereby represents and warrants, severally and not jointly, with respect to such Voting Party and such Voting Party’s ownership of his, her or its Voting Shares set forth on Annex A as follows:

a. Organization; Authority. If Voting Party is a legal entity, Voting Party (i) is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. If Voting Party is a natural person, Voting Party has the legal capacity to enter into this Agreement and perform his or her obligations hereunder. If Voting Party is a legal entity, this Agreement has been duly authorized, executed and delivered by Voting Party. This Agreement constitutes a valid and binding obligation of Voting Party enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

b. No Consent. Except as provided in this Agreement, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Voting Party is required in connection with the execution, delivery and performance of this Agreement. If Voting Party is a natural person, no consent of such Voting Party's spouse is necessary under any "community property" or other laws for the execution and delivery of this Agreement or the performance of Voting Party’s obligations hereunder. If Voting Party is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

c. No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will (A) if such Voting Party is a legal entity, conflict with or violate any provision of the organizational documents of Voting Party, or (B) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Voting Party or to Voting Party’s property or assets, except, in the case of clause (B), that would reasonably be expected to impair the parties ability to fulfill their obligations under this Agreement.

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d. Ownership of Shares. Voting Party Beneficially Owns his, her or its Voting Shares free and clear of all Encumbrances. Except pursuant hereto and pursuant to (i) the Letter Agreement dated January 19, 2017 between certain stockholders of the Company and the Company, (ii) the Amended and Restated Limited Liability Company Agreement of the Sponsor, (iii) the Contingent Sale and Assignment of Economic Interest Agreement dated January 19, 2017 between Daniel G. Cohen and Bay Pond Partners, L.P., (iv) the Contingent Sale and Assignment of Economic Interest Agreement dated January 19, 2017 between Daniel G. Cohen and Bay Pond Investors (Bermuda) L.P., (v) the Contingent Sale and Assignment of Economic Interest Agreement dated January 19, 2017 between Daniel G. Cohen and Ithan Creek Master Investors (Cayman) L.P. and (vi) the Contingent Transfer Agreement dated December 19, 2017 among Cohen Sponsor Interests II, LLC, the Company and SPC Intermex Representative (collectively, the “Other Agreements”), there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Voting Party is a party relating to the pledge, acquisition, disposition, Transfer or voting of Voting Shares and there are no voting trusts or voting agreements with respect to the Voting Shares.  Voting Party does not Beneficially Own (i) any shares of Common Stock other than the Voting Shares set forth on Annex A and (ii) any options, warrants or other rights to acquire any additional shares of Common Stock or any security exercisable for or convertible into shares of Common Stock, other than as set forth on Annex A (collectively, “Options”).

8. Covenants of the Company.

a. The Company shall: (i) use its reasonable best efforts to take any and all action reasonably necessary to effect the provisions of this Agreement and the intention of the parties with respect to the terms of this Agreement; (ii) not take any action that would reasonably be expected to adversely affect the rights of the Intermex Holders under this Agreement without the prior written consent of the Intermex Holders; and (iii) not take any action that would reasonably be expected to adversely affect the rights of the Sponsor under this Agreement without the prior written consent of the Sponsor.

b. The Company shall use its reasonable best efforts to (i) maintain in effect at all times customary directors insurance coverage and (ii) cause the Company’s Charter and bylaws (each as may be further amended, modified or supplemented) to at all times provide for the indemnification, exculpation and advancement of expenses of all directors to the fullest extent permitted under applicable law.

c. The Company shall use its reasonable best efforts to cause each non-employee director to be compensated on equal terms. The Company shall pay all reasonable out-of-pocket expenses incurred by the Designees and the Founder Observer in connection with the performance of his or her duties as a director/observer and in connection with his or her attendance at any meeting of the Board.

9. Covenants of the Voting Parties.

a. Each Voting Party hereby covenants that, prior to effectuating any Transfer of Voting Shares (a “Proposed Transfer”) during the period from the date hereof to the expiration of the Lock-Up Period, such Voting Party (any such Voting Party a “Transferring Voting Party”) shall provide five (5) business days’ written notice (a “Transfer Notice”) to the Company and the other Voting Parties. Each such Transfer Notice shall specify the total number of Voting Shares which such Transferring Voting Party seeks to Transfer pursuant to the Proposed Transfer and the identity of the proposed transferee. Each Voting Party further agrees that any Transfer effected in accordance with the terms and conditions of this Agreement shall be effected in compliance with applicable law and, with respect to each Voting Party that is a member of the board of directors of the Company or an officer of the Company, the Company’s Insider Trading Policy. The Company hereby covenants and agrees that it shall not instruct the transfer agent for the Company’s Common Stock to effect any Transfers of Common Stock in violation of this Agreement. In the event of any Transfer of Voting Shares in accordance with the terms of this Agreement, each Voting Party authorizes the Secretary of the Company to update Annex A accordingly.

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b. As required by applicable law, each Voting Party shall, together with the other Voting Parties, file a joint statement on Schedule 13D substantially in the form attached hereto as Exhibit A (the “Joint Schedule 13D”) with the Commission promptly following execution of this Agreement and, thereafter, file any required amendments to the Joint Schedule 13D with the Commission promptly upon termination of this Agreement as to any or all parties hereto and at such other times as may be required by applicable law, and each Voting Party agrees that any such amendments shall be filed on behalf of such party without the necessity of any further agreement. Each Voting Party acknowledges that such party shall be responsible for the timely filing of such amendments and the completeness and accuracy of the information concerning such Voting Party contained therein, but shall not be responsible for the completeness and accuracy of the information concerning other Voting Parties, except to the extent that such Voting Party knows or has reason to believe that such information is inaccurate.

10. No Other Voting Trusts or Other Arrangement. Each Voting Party shall not, and shall not permit any entity under Voting Party’s control to, deposit any Voting Shares in a voting trust, grant any proxies with respect to the Voting Shares or subject any of the Shares to any arrangement with respect to the voting of the Voting Shares, in each case, that conflicts with or prevents the implementation of this Agreement.

11. Additional Shares. Each Voting Party agrees that all securities of the Company that may vote in the election of the Company’s directors that such Voting Party purchases, acquires the right to vote or otherwise acquires Beneficial Ownership of (including by the exercise or conversion of any security exercisable or convertible for shares of Common Stock) after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Voting Shares for all purposes of this Agreement.

12. Selection of Representative.

a. Selection of Representative for Intermex Holders. The Intermex Holders hereby select Intermex Representative to serve as their true and lawful proxy and attorney-in-fact to effect their rights under Section 3 hereunder to designate the Designees on behalf of the Intermex Holders. Such proxies shall be deemed coupled with an interest and will be irrevocable for the term of this Agreement and will survive the death, incompetence or disability of any such Intermex Holder. If requested by the Intermex Representative, each Intermex Holder shall constitute and appoint Intermex Representative as the sole and exclusive proxy to vote all of his, her or its Voting Shares pursuant to an executed proxy in a form reasonably acceptable to Intermex Representative.

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b. Selection of Representative for Founding Stockholders. The Founding Stockholders hereby select Sponsor to serve as their true and lawful proxy and attorney-in-fact to effect their rights under Section 3 hereunder to designate the Founder Observer on behalf of the Founding Stockholders. Such proxies shall be deemed coupled with an interest and will be irrevocable for the term of this Agreement and will survive the death, incompetence or disability of any such Founding Stockholder. If requested by the Sponsor, each Founding Stockholder shall constitute and appoint the Sponsor as the sole and exclusive proxy to vote all of his, her or its Voting Shares pursuant to an executed proxy in a form reasonably acceptable to the Sponsor.

13. No Agreement as Director or Officer. Voting Party is signing this Agreement solely in his, her or its capacity as a stockholder of the Company. No Voting Party makes any agreement or understanding in this Agreement in such Voting Party’s capacity as a director or officer of the Company or any of its subsidiaries (if Voting Party holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Voting Party in his, her or its capacity as a director or officer of the Company, and no actions or omissions taken in such Voting Party’s capacity as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Voting Party from exercising his or her fiduciary duties as an officer or director to the Company or its stockholders.

14. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, that this Agreement shall be specifically enforceable, in addition to any other remedy to which such injured party is entitled at law or in equity, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach or an award of specific performance is not an appropriate remedy for any reason at law or equity and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtain any remedy referred to in this Section 14, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

15. Termination.

a. This Agreement shall terminate on the earlier of (i) the date on which no person designated pursuant to Section 3 hereof (or a successor thereto) serves as a director of or observer to the Board; and (ii) the date on which the Company files a voluntary petition in bankruptcy or is adjudicated bankruptcy or insolvent, or files any petition or answer or consent seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the United States Bankruptcy Reform Act of 1978, as amended, or any similar law under all applicable jurisdictions.

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b. This Agreement shall terminate as to any Voting Party at such time as such Voting Party ceases to own or otherwise hold the power to direct the vote of any Voting Shares.

c. Upon termination of this Agreement, none of the Voting Parties shall have any further obligation or liability hereunder, except as required under Section 9(b) hereof. This provision shall survive termination of this Agreement.

d. For the avoidance of doubt, on and after the termination of this Agreement, a Voting Party that is a party to one or more Other Agreements shall continue to be bound by such Other Agreements in accordance with their respective terms.

16. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company, Intermex Representative and the Sponsor. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

17. Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by Voting Parties shall become Voting Shares for purposes of this Agreement. For the avoidance of doubt, during the term of this Agreement, all dividends and distributions payable in cash with respect to the Voting Shares shall be paid, as applicable, to each of the undersigned Voting Parties and all dividends and distributions payable in Common Stock or other equity or securities convertible into equity with respect to the Voting Shares shall be paid, as applicable, to each of the undersigned Voting Parties, but all dividends and distributions payable in Common Stock or other equity or securities convertible into equity shall become Voting Shares for purposes of this Agreement.

18. Assignment. Upon written notice to the Company and the other parties to this Agreement, (a) each Intermex Holder may assign to any affiliate of such Intermex Holder all of its rights hereunder and, following such assignment, such assignee shall be deemed to be an Intermex Holder for all purposes of this Agreement, and (b) the Sponsor may assign to any of its affiliates any or all of its rights hereunder and, following such assignment, such assignee shall be deemed to be a Founding Stockholder for all purposes of this Agreement. No other party may assign its rights under this Agreement without the prior written consent of the Company, the Intermex Representative and the Sponsor.

19. Other Rights. Except as provided by this Agreement, each Voting Party shall retain the full rights of a holder of capital stock of the Company with respect to the Voting Shares, including the right to vote the Voting Shares subject to this Agreement.

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20. Severability. In the event that any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

21. Governing Law. This Agreement, the rights and duties of the parties hereto, any disputes (whether in contract, tort or statute), and the legal relations between the parties arising hereunder shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware without reference to its conflicts of laws provisions.

22. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in the United States District Court for the District of Delaware or any Delaware state court located in Wilmington, Delaware, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

23. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

24. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

25. Notices. Any notices provided pursuant to this Agreement shall be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by electronic mail or facsimile. Notices provided pursuant to this Agreement shall be provided to the address, email address or facsimile number, as applicable, of each party as set forth on Annex A hereto, or to any other address, email address or facsimile number, as a party designates in writing to the other parties in accordance with this Section 25.

26. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

27. Other Agreements. For the avoidance of doubt, nothing herein shall amend, waive, modify or limit the Other Agreements.

28. Further Assurances. If at any time after the date hereof any further action is necessary or desirable to fully effect the purpose and intent of the parties to this Agreement, each of the parties shall take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request.

[Remainder of page intentionally left blank; signature pages follow]

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This Shareholders Agreement is hereby executed effective as of the date first set forth above.

FINTECH ACQUISITION CORP. II

By:
Name: James J. McEntee, III
Title: Chief Financial Officer

[Shareholders Agreement]

SPC INTERMEX REPRESENTATIVE LLC

By:
Name:
Title:

[Shareholders Agreement]

FOUNDING SHAREHOLDERS:

SWARTHMORE TRUST OF 2016

By:
Name:
Title:

HEPCO FAMILY TRUST

By:
Name:
Title:

DGC FAMILY FINTECH TRUST

By:
Name: Daniel Cohen
Title:

FINTECH INVESTOR HOLDINGS II, LLC

By:
Name: Daniel Cohen
Title: Authorized Person

[Shareholders Agreement]

Betsy Z. Cohen

Daniel G. Cohen

James J. McEntee, III

Shami Patel

Jeremy Kuiper

[Shareholders Agreement]

COHEN SPONSOR INTERESTS II, LLC

By:
Name:
Title:

COHEN AND COMPANY LLC

By:
Name:
Title:

Plamen Mitrikov

INTERMEX HOLDERS:

SPC INTERMEX, LP

By:
Name:
Title:

C.A.R. HOLDINGS

By:
Name:
Title:

Robert Lisy

Darrell Ebbert

Jose Perez-Villarreal

Eduardo Azcarte

William Velez

Randy Nilsen

[Shareholders Agreement]

Annex A

Holder	Address	Shares of Common Stock	Warrants	Options	Other Equity Securities/Rights to Acquire Equity Securities
Betsy Z. Cohen
Daniel G. Cohen
DGC Family FinTech Trust
FinTech Investor Holdings II, LLC
Swarthmore Trust of 2016
Hepco Family Trust
James J. McEntee, III
Shami Patel
Jeremy Kuiper
Cohen Sponsor Interests II, LLC
Cohen and Company LLC
Plamen Mitrikov
SPC Intermex, LP
C.A.R. Holdings
Robert Lisy
Darrell Ebbert
Jose Perez-Villarreal
Eduardo Azcarte
William Velez
Randy Nilsen

[Shareholders Agreement]

Exhibit A

Joint Schedule 13D

[See Attached]

[Shareholders Agreement]

ANNEX D

EXECUTION VERSION

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of December 19, 2017 by and among FinTech Acquisition Corp. II, a Delaware corporation (the “Company”), Intermex Holdings II, Inc., a Delaware corporation (“Intermex”), and the undersigned stockholders of the Company (collectively, the “Company Stockholders” or the “Voting Parties”, and each, a “Company Stockholder” or a “Voting Party”).

WHEREAS, concurrently with the execution of this Agreement, the Company, FinTech II Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (“Merger Sub 1”), FinTech II Merger Sub 2 LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company (“Merger Sub 2”), Intermex, and SPC Intermex Representative LLC, a Delaware limited liability company, have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub 1 will be merged (the “First Merger”) with and into Intermex with Intermex continuing as the initial surviving entity, immediately following which the initial surviving entity will be merged (the “Second Merger,” and together with the First Merger, the “Mergers”) with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity and a direct wholly owned subsidiary of the Company; and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Intermex has required that the Company Stockholders execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.     Definitions. As used herein the term “Voting Shares” shall mean all securities of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, including by the exercise or conversion of any security exercisable or convertible for shares of Company Common Stock (as defined herein), but excluding shares of stock underlying unexercised options or warrants) (“Beneficially Owned” or “Beneficial Ownership”) by any Voting Party, including any and all securities of the Company acquired and held in such capacity subsequent to the date hereof (the “Company Voting Shares”). Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Merger Agreement.

2.     Representations and Warranties of the Voting Parties. Each Voting Party on its own behalf hereby represents and warrants to the other parties hereto, severally and not jointly, with respect to such Voting Party and such Voting Party’s ownership of its Voting Shares set forth on Annex A as follows:

a.      Organization; Authority. If Voting Party is a legal entity, Voting Party (i) is duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. If Voting Party is a natural person, Voting Party has the legal capacity to enter into this Agreement and perform his or her obligations hereunder. If Voting Party is a legal entity, this Agreement has been duly authorized, executed and delivered by Voting Party. This Agreement constitutes a valid and binding obligation of Voting Party enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

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b.    No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Voting Party is required in connection with the execution, delivery and performance of this Agreement. If Voting Party is a natural person, no consent of such Voting Party's spouse is necessary under any "community property" or other laws for the execution and delivery of this Agreement or the performance of Voting Party’s obligations hereunder. If Voting Party is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the performance of Voting Party’s obligations hereunder.

c.    No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will (A) if such Voting Party is a legal entity, conflict with or violate any provision of the organizational documents of Voting Party, or (B) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under, any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Voting Party or to Voting Party’s property or assets, except, in the case of clause (B), that would reasonably be expected to prevent or delay the consummation of the Mergers or that would reasonably be expected to prevent Voting Party from fulfilling its obligations under this Agreement.

d.     Ownership of Shares. Voting Party Beneficially Owns its Voting Shares free and clear of all Encumbrances. Except pursuant hereto and pursuant to (i) the Letter Agreement dated January 19, 2017 between certain stockholders of the Company and the Company, (ii) the Amended and Restated Limited Liability Company Agreement of FinTech Investor Holdings II, LLC, (iii) the Contingent Sale and Assignment of Economic Interest Agreement dated January 19, 2017 between Daniel G. Cohen and Bay Pond Partners, L.P., (iv) the Contingent Sale and Assignment of Economic Interest Agreement dated January 19, 2017 between Daniel G. Cohen and Bay Pond Investors (Bermuda) L.P. and (v) the Contingent Sale and Assignment of Economic Interest Agreement dated January 19, 2017 between Daniel G. Cohen and Ithan Creek Master Investors (Cayman) L.P., there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Voting Party is a party relating to the pledge, acquisition, disposition, transfer or voting of Voting Shares and there are no voting trusts or voting agreements with respect to the Voting Shares.  Voting Party does not Beneficially Own (i) any Voting Shares other than the Voting Shares set forth on Annex A and (ii) any options, warrants or other rights to acquire any additional shares of common stock of the Company (“Company Common Stock”) or any security exercisable for or convertible into shares of Company Common Stock, other than as set forth on Annex A (collectively, “Options”).

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3.     Agreement to Vote Shares.

a.     Each Voting Party shall during the term of this Agreement vote or cause to be voted the Company Voting Shares that he, she or it Beneficially Owns, and shall execute a written consent or consents of stockholders of the Company if stockholders of the Company are requested to vote their shares through the execution of an action by written consent: (i) in favor of the Mergers and the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Parent Charter and Bylaws Amendment and the issuance of shares of Parent Common Stock and all shareholder approvals required by the rules of Nasdaq with respect to the issuance of shares of Parent Common Stock and the Parent Equity Compensation Plan and the adjournment of the Parent Stockholders’ Meeting, in each case, at every meeting (or in connection with any request for action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof; and (ii) against (A) any proposal or offer from any Person (other than Intermex or any of its Affiliates) concerning (1) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company or any of its Subsidiaries (each, a “Company Entity”), (2) the issuance or acquisition of shares of capital stock or other equity securities of any Company Entity, or (3) the sale, lease, exchange or other disposition of any significant portion of any Company Entity’s properties or assets; (B) any action, proposal, transaction or agreement which would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or the Merger Subs under the Merger Agreement; and (C) any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Mergers or the fulfillment of the Company’s or the Merger Subs’ conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s certificate of incorporation or bylaws other than in connection with the Mergers).

b.     The Voting Parties hereby authorize the Company, the Merger Subs and Intermex to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement and filings with any Governmental Authority whose consent, approval, authorization or waiver is required to consummate the Mergers, each Voting Party’s identity and ownership of the Voting Shares and the nature of each Voting Party’s obligations under this Agreement.

4.     No Voting Trusts or Other Arrangement. Each Voting Party shall not, and shall not permit any entity under Voting Party’s control to, deposit any Voting Shares in a voting trust, grant any proxies with respect to the Voting Shares or subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares or otherwise in respect of the Voting Shares other than in accordance with this Agreement or the Merger Agreement. Each Voting Party hereby revokes any and all previous proxies and attorneys in fact with respect to the Voting Shares.

5.      Transfer and Encumbrance. Each Voting Party, during the term of this Agreement, shall not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of his, her or its Voting Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of his, her or its Voting Shares or Voting Party’s voting or economic interest therein. Any attempted Transfer of Voting Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of Voting Shares by any Voting Party to (a) any other Voting Party or (b) with the prior written approval of Intermex, any other Person; provided, however, that a Transfer referred to in clause (b) of this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Company and Intermex, to be bound by all of the terms of this Agreement.

6.      Appraisal and Dissenters’ Rights. Each Voting Party hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Mergers that such Voting Party may have by virtue of ownership of Company Common Stock.

7.     Acquisition of Company Common Stock. Each Voting Party acknowledges and agrees that he, she or it shall not acquire any additional equity securities of the Company after the date hereof if as a result of such acquisition, such Voting Party would Beneficially Own more than 9.9% of the equity securities of the Company, after giving effect to the Mergers and the other transactions contemplated by the Merger Agreement.

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8.      Termination. This Agreement shall terminate upon the earliest to occur of (i) the Second Merger Effective Time and (ii) the date on which the Merger Agreement is terminated in accordance with its terms. Upon termination of this Agreement, this Agreement shall forthwith become void and have no effect and no party hereto shall have any further obligations or liabilities under this Agreement, except that (x) the provisions of Sections 8, 10, 12, and 13 shall survive termination and (y) nothing herein shall relieve any party from liability for any breach of this Agreement prior to such termination.

9.      No Agreement as Director or Officer. Voting Party is signing this Agreement solely in his, her or its capacity as a stockholder of the Company. No Voting Party makes any agreement or understanding in this Agreement in such Voting Party’s capacity as a director or officer of the Company or any of its subsidiaries (if Voting Party holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Voting Party in his, her or its capacity as a director or officer of the Company, and no actions or omissions taken in any Voting Party’s capacity as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Voting Party from exercising his or her fiduciary duties as an officer or director to the Company or its stockholders, as applicable.

10.  Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, that this Agreement shall be specifically enforceable, in addition to any other remedy to which such injured party is entitled at law or in equity, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach or an award of specific performance is not an appropriate remedy for any reason at law or equity and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtain any remedy referred to in this Section 10, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

11.  Entire Agreement. This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by the party against whom the waiver is to be effective. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

12.  Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses set forth on Annex A (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12).

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13.  Miscellaneous.

a.     This Agreement, the rights and duties of the parties hereto, and any disputes (whether in contract, tort or statute) shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

b.     Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware state courts located in Wilmington, Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 13(b), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

c.      EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(c).

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d.     If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

e.      This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

f.       Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

g.     All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

h.     The obligations of each Voting Party set forth in this Agreement shall not be effective or binding upon such Voting Party until after such time as the Merger Agreement is executed and delivered by each of the parties thereto. The parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

i.       No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto. Any assignment contrary to the provisions of this Section 13(i) shall be null and void.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

COMPANY STOCKHOLDERS: DGC FAMILY FINTECH TRUST
By:
Name:
Title:
FINTECH INVESTOR HOLDINGS II, LLC
By:
Name: Daniel Cohen
Title: Authorized Person
SWARTHMORE TRUST OF 2016
By:
Name:
Title:
HEPCO FAMILY TRUST

By:
Name:
Title:
COHEN SPONSOR INTERESTS II, LLC

By:
Name: Daniel Cohen
Title: Manager

[Voting Agreement]

Betsy Z. Cohen
Daniel G. Cohen
James J. McEntee, III
Shami Patel
Jeremy Kuiper

[Voting Agreement]

COHEN AND COMPANY LLC
By:
Name:
Title:

Plamen Mitrikov

[Voting Agreement]

COMPANY: FINTECH ACQUISITION CORP. II
By:
Name: James J. McEntee, III
Title: President

[Voting Agreement]

INTERMEX: INTERMEX HOLDINGS II, INC.

By:
Name:
Title:

[Voting Agreement]

Annex A

Holder	Address	Shares of Company Common Stock	Options and Warrants to Purchase Company Common Stock	Other Company Equity Securities or Rights to Acquire Company Equity Securities
DGC Family FinTech Trust	c/o FinTech Acquisition Corp II 712 5th Avenue, Floor 12 New York, NY 10019	513,407
FinTech Investor Holdings II, LLC	c/o FinTech Acquisition Corp II 712 5th Avenue, Floor 12 New York, NY 10019	3,609,678	195,000
Swarthmore Trust of 2016	c/o FinTech Acquisition Corp II 712 5th Avenue, Floor 12 New York, NY 10019	370,795
Hepco Family Trust	1845 Walnut Street, 10th Floor Philadelphia, PA 19103	200,000
Cohen Sponsor Interests II, LLC	c/o FinTech Acquisition Corp II 712 5th Avenue, Floor 12 New York, NY 10019	500,000
Betsy Z. Cohen	c/o FinTech Acquisition Corp II 712 5th Avenue, Floor 12 New York, NY 10019	392,827
Daniel G. Cohen	c/o FinTech Acquisition Corp II 712 5th Avenue, Floor 12 New York, NY 10019	542,827
James J. McEntee, III	c/o FinTech Acquisition Corp II 712 5th Avenue, Floor 12 New York, NY 10019	39,709
Shami Patel	c/o FinTech Acquisition Corp II 712 5th Avenue, Floor 12 New York, NY 10019	57,045
Jeremy Kuiper	c/o FinTech Acquisition Corp II 712 5th Avenue, Floor 12 New York, NY 10019	57,045
Cohen and Company LLC	Cira Center 2929 Arch Street, Suite 1703 Philadelphia, PA 19104-2870	30,000
Plamen Mitrikov	712 Fifth Avenue, Floor 8, New York, NY 10019	50,000

ANNEX E

FORM OF ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is made and entered into as of [__], 2018 by and among Interwire Representative LLC, a Delaware limited liability company (the “Stockholder Representative”), FinTech Acquisition Corp. II, a Delaware corporation (the “Parent”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”). Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Merger Agreement (as defined below).

RECITALS

A. WHEREAS, the Parent, FinTech II Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of the Parent (“Merger Sub 1”), FinTech II Merger Sub 2 LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Parent (“Merger Sub 2”), Intermex Holdings II, Inc., a Delaware corporation (the “Company”), and the Stockholder Representative have entered into an Agreement and Plan of Merger, dated December 19, 2017 (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub 1 will be merged (the “First Merger”) with and into the Company with the Company continuing as the initial surviving entity, immediately following which the initial surviving entity will be merged (the “Second Merger,” together with the First Merger, the “Merger”) with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity and a direct wholly owned subsidiary of the Parent; and

B. WHEREAS, the Merger Agreement contemplates the execution and delivery of this Agreement and the deposit by Parent with the Escrow Agent of $2,000,000 (the “Adjustment Escrow Amount”) in order to provide a source of funding for certain adjustments as described in the Merger Agreement, and the parties wish such deposit to be subject to the terms and conditions set forth herein and in the Merger Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Escrow.

1.1 Appointment; Cash Placed in Escrow. Parent and Stockholder Representative hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment and agrees to act as escrow agent in accordance with the terms and conditions set forth herein. At the Closing, Parent shall deposit or cause to be deposited with the Escrow Agent the Adjustment Escrow Amount to be held in escrow in accordance with this Agreement.

1.2 Adjustment Escrow Fund; Adjustment Escrow Account.

(a) The Escrow Agent will issue its written confirmation of the receipt of the Adjustment Escrow Amount and, upon delivery, shall hold the Adjustment Escrow Amount, together with all products and investment proceeds thereof, including all interest, dividends, gains and other income (collectively, the “Adjustment Escrow Earnings”) earned with respect thereto (collectively, the “Adjustment Escrow Fund”), and the Escrow Agent shall hold the Adjustment Escrow Fund in an account established with the Escrow Agent, subject to the terms of Section 3 below (the “Adjustment Escrow Account”).

(b) For greater certainty, all Adjustment Escrow Earnings shall be retained by the Escrow Agent and reinvested in the Adjustment Escrow Fund and shall become part of the Adjustment Escrow Fund; and shall be disbursed as part of the Adjustment Escrow Fund in accordance with the terms and conditions of this Agreement.

1.3 Investments. Unless otherwise jointly instructed in writing by the Stockholder Representative and the Parent, the Escrow Agent shall invest and reinvest the Adjustment Escrow Fund in a “noninterest-bearing deposit account” insured by the Federal Deposit Insurance Corporation (“FDIC”) to the applicable limits. The Adjustment Escrow Fund shall at all times remain available for distribution in accordance with the terms of this Agreement.

1.4 Tax Matters. Parent and Stockholder Representative agree that for tax reporting purposes, all Adjustment Escrow Earnings shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by Parent, whether or not such income was distributed during such calendar year. Parent shall timely file all tax returns and pay all taxes due with respect to Adjustment Escrow Earnings.

1.5 Trust Fund. The Adjustment Escrow Fund shall be held in trust and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of the Parent or Stockholder Representative. The Escrow Agent shall hold and safeguard the Adjustment Escrow Fund until the Termination Date (as defined in Section 5) or earlier distribution in accordance with this Agreement.

Section 2. Release of Adjustment Escrow Fund.

The parties shall act in accordance with, and the Escrow Agent shall hold and release the Adjustment Escrow Fund as provided in, this Section 2 as follows:

2.1 General. As promptly as practicable (but in any event within three (3) Business Days) after receiving either (a) joint written instructions from the Parent and the Stockholder Representative (“Joint Instructions”) or (b) an order issued by a court of competent jurisdiction (a “Court Order”) relating to the release of the Adjustment Escrow Fund, the Escrow Agent shall release or cause to be released the Adjustment Escrow Earnings in the amounts, to the Persons and in the manner set forth in such Joint Instructions or Court Order.

2.2 Method of Payment. All payments of any part of the Adjustment Escrow Fund shall be made by wire transfer of immediately available funds to an account designated in advance as set forth in the Joint Instructions or Court Order, as applicable.

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2.3 Call Back Authorized Individuals. In the event Joint Instructions are delivered to the Escrow Agent, whether in writing, by telecopier, e-mail or otherwise, the Escrow Agent is authorized to seek confirmation of such instruction by telephone call back to the person or persons designated in Exhibits A-1 and or A-2 annexed hereto (the “Call Back Authorized Individuals”), and the Escrow Agent may rely upon the confirmations of anyone purporting to be a Call Back Authorized Individual. To assure accuracy of the instructions it receives, the Escrow Agent may record such call backs. If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it will not execute the instruction until all such issues have been resolved. The persons and telephone numbers for call backs may be changed only in writing actually received and acknowledged by the Escrow Agent.

Section 3. Fees and Expenses. The Escrow Agent shall be entitled to receive, from time to time, fees in accordance with Schedule 1. In accordance with Schedule 1, the Escrow Agent will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses incurred by the Escrow Agent in the performance of its duties hereunder and the execution and delivery of this Agreement so long as Parent and the Stockholder Representative consent in writing to the incurrence of such expense. Parent shall be solely responsible for the fees and expenses of the Escrow Agent hereunder.

Section 4. Limitation of Escrow Agent’s Liability.

4.1 Duties and Limitation of Liability. The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only and shall have no duty under any other agreement or document, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it in good faith to be genuine and duly authorized, nor for any other action or inaction except for its own gross negligence or willful misconduct. In all questions arising under this Agreement and/or its interpretation hereof in conjunction with the Merger Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. In no event shall the Escrow Agent be liable for incidental, punitive or consequential damages.

4.2 Indemnity. Parent, on the one hand, and Stockholder Representative (solely on behalf of the Company’s stockholder and in its capacity as the Stockholder Representative, not in its individual capacity), on the other hand, hereby agree that the Parent and Stockholder Representative will jointly and severally indemnify the Escrow Agent and its officers, directors, employees and agents for, and hold it and them harmless against, any loss, liability or expense (including attorney fees) (“Losses”) incurred in connection with the Escrow Agent’s carrying out its duties hereunder, except for Losses arising out of or in connection with gross negligence or willful misconduct on the part of the Escrow Agent (or its officers, directors, employees or agents). This right of indemnification shall survive the termination of this Agreement and the resignation of the Escrow Agent.

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Section 5. Termination. This Agreement shall terminate upon the release by the Escrow Agent of all amounts held in the Adjustment Escrow Account in accordance with Section 2 (the date of such release being referred to as the “Termination Date”).

Section 6. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Agreement. Such resignation shall take effect not less than 30 days after it is given to all the other parties hereto. In such event, the Parent and the Stockholder Representative may jointly appoint a successor Escrow Agent. If the Parent and the Stockholder Representative fail to appoint a successor Escrow Agent within 15 days after receiving the Escrow Agent’s written resignation, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The Escrow Agent shall act in accordance with written instructions from the Parent and Stockholder Representative as to the transfer of the Adjustment Escrow Fund to a successor Escrow Agent.

Section 7. Representative. Unless and until the Parent and Escrow Agent shall have received written notice of the appointment of a successor Stockholder Representative, each of the Parent and Escrow Agent shall be entitled to rely on the power and authority of Stockholder Representative to act on behalf of the Company’s stockholder.

Section 8. Miscellaneous.

8.1 Attorneys’ Fees. In any action at law or suit in equity to enforce or interpret this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

8.2 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) when sent by electronic mail or facsimile, on the date of transmission to such recipient, (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (d) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Parent:	c/o FinTech Acquisition Corp. II 2929 Arch Street, Suite 1703 Philadelphia, PA 19104-2870 Attention: James J. McEntee, III Phone: (215) 701-9555 Email: jmce@stbwell.com

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With a copy, which shall not constitute notice, to:	Ledgewood PC Two Commerce Square, Suite 3400 2001 Market Street Philadelphia, PA 19103 Attention: Derick S. Kauffman Phone: (215) 731-9450 Email: dkauffman@ledgewood.com

If to Stockholder Representative:	SPC Intermex Representative LLC c/o Stella Point Capital, LLC 444 Madison Avenue, Suite 302 New York, NY 10022 Attention: Robert Jahn Phone: (212) 235-0200 Email: jahn@stellapoint.com
With a copy, which shall not constitute notice, to:	Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, NY 10004 Attention: Steven Epstein Phone: (212) 859-8000 Email: steven.epstein@friedfrank.com

If to Continental Stock Transfer & Trust Company in its capacity as Escrow Agent:

Continental Stock Transfer & Trust Company

1 State Street

New York, NY 10004

Attention: Accounting Department, Escrow Administration, Sharmin Carter

Facsimile: +1 212 616 7620

E-mail: scarter@continentalstock.com

Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth. Notwithstanding the foregoing, notices addressed to the Escrow Agent shall be effective only upon receipt. If any notice or other document is required to be delivered to the Escrow Agent and any other Person, the Escrow Agent may assume without inquiry that notice or other document was received by such other Person on the date on which it was received by the Escrow Agent.

8.3 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

8.4 Counterparts. This Agreement may be executed in two or more counterparts (including by means of electronic mail or facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument. Facsimile and pdf signatures shall be treated as original signatures for all purposes hereunder.

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8.5 Governing Law. This Agreement and any claim, controversy or dispute arising out of or related to this Agreement, any of the transactions contemplated hereby, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties, whether arising in contract, tort, equity or otherwise, shall be governed by and construed and enforced in accordance with the domestic Laws of the State of New York.

8.6 Waiver of Jury Trial. THE PARENT AND STOCKHOLDER REPRESENTATIVE EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

8.7 Succession and Assignment. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and each of their respective permitted successors and assigns, if any.

8.8 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Escrow Agent, the Parent and the Stockholder Representative. No waiver by any party hereto of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

8.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

8.10 No Third-Party Beneficiaries. Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

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8.11 Entire Agreement. This Agreement and the Merger Agreement set forth the entire agreement among the parties hereto relating to the subject matter hereof and supersede any prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. In the event of a conflict between this Agreement and the Merger Agreement, the Merger Agreement shall govern.

8.12 Cooperation. Stockholder Representative and the Parent agree to cooperate fully with each other and the Escrow Agent and to execute and deliver such further documents, certificates, agreements, stock powers and instruments and to take such other actions as may be reasonably requested by the Parent, Stockholder Representative or the Escrow Agent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

8.13 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neutral genders; the feminine gender shall include the masculine and neutral genders; and the neutral gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections” and “Schedules” are intended to refer to Sections of this Agreement and Schedules to this Agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the day and year first above written.

PARENT:

FinTech Acquisition Corp. II

By:
Name:
Title:

STOCKHOLDER REPRESENTATIVE:

[INTERWIRE REPRESENTATIVE LLC]

By:
Name:
Title:

ESCROW AGENT:

CONTINENTAL STOCK TRANSFER & TRUST
COMPANY, a New York corporation

By:
Name:
Title:

Schedule 1

Escrow Agent’s Fees

Acceptance fee	Waived

Administration fee, 1 escrow account	$5,000.00

The acceptance fee and administration fee covers all account set-up services, the review, negotiation and execution of the escrow agent agreement, KYC, OFAC and USA Patriot Act due diligence, comply with investment instructions, claim instructions and release instructions, coordinate with paying agent for on-going account maintenance and subsequent distributions or additional merger consideration payments, compliance review, records retention, escheat services The escrow agent acceptance fee and administration fee is due and payable upon the effective date of appointment. See assumptions for duration.

Subsequent Distributions to the Paying Agent, each	Included

Out-of-pocket expenses	At cost

Out-of-pocket expenses when applicable will be billed at cost at the sole discretion of Continental Stock Transfer & Trust Company.

Extraordinary services	Market rate

Fees for services not specifically covered in this schedule will be billed in accordance with our prevailing rates for such services.

These costs may include, but are not limited to, review of IRS Form W-8IMY for foreign holders, shareholder presentment status updates, shareholder record adjustments, electronic copies of shareholder presentments and non-standard shareholder records.

Assumptions

This proposal is based upon the following assumptions with respect to the role of escrow agent. Should any of the assumptions, duties or responsibilities change, we reserve the right to affirm, modify or rescind this proposal.

●	Adjustment escrow duration is 12 months. Beyond this duration, fees of $416.67/month will be in effect.
●	All funds held by Continental Stock Transfer & Trust Company will be uninvested. Client directed investment management services available for an additional $2,500 per year.
●	ALL FUNDS WILL BE RECEIVED FROM OR DISTRIBUTED TO A DOMESTIC OR AN APPROVED FOREIGN ENTITY

Terms and conditions

●	Invoices outstanding for over 30 days are subject to a 1.5% per month late payment penalty.
●	Acceptance of the appointment described in this proposal is subject to compliance with the requirements of the USA Patriot Act of 2001 described below, Continental Stock Transfer & Trust Company satisfactory review of all governing documents, and the execution of the governing documents by all parties.
●	This fee proposal may not be modified except in writing and will be deemed accepted upon your execution of the paying agent agreement.

Important information about opening a new account

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person (individual, corporation, partnership, trust, estate or other entity recognized as a legal person) for whom we open an account.

What this means for you: Before we open an account, we will ask for your name, address, date of birth (for individuals), TIN/EIN or other information that will allow us to identify you or your company. For individuals, this could mean identifying documents such as a driver’s license. For a corporation, partnership, trust, estate or other entity recognized as a legal person, this could mean identifying documents such as a Certificate of Formation from the issuing state agency.

Exhibit A-1

Parent Call-Back Authorized Individuals

Name	Phone

Exhibit A-2

Stockholder Representative Call-Back Authorized Individuals

Name	Phone

ANNEX F

Form of Parent Equity Compensation Plan

[FINTECH ACQUISITION CORP. II]

OMNIBUS EQUITY COMPENSATION PLAN

[                     , 2018]

1.	Purpose

The purpose of the Plan is to provide (i) employees of the Company or an Affiliate of the Company, (ii) any individual who provides services to the Company or an Affiliate of the Company, and (iii) members of the Board, with the opportunity to receive grants of Options, SARs, Stock Units, Performance Shares, Stock Awards, Dividend Equivalents and Other Stock-Based Awards. The Company believes that the Plan will encourage the Participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the Participants with those of the stockholders. The Plan is dated as of [                     , 2018], subject to stockholder approval of the Plan.

2.	Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a)     “Administrator” means the Committee and any delegate of the Committee that is appointed in accordance with Section 3, except that the Board shall be the Administrator with respect to Grants to Non-Employee Directors.

(b)    “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

(c)     “Board” means the Company’s Board of Directors as constituted from time to time.

(d)    “Change of Control” means the first to occur of any of the following events:

(i)	the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company, taken as a whole, to any Person other than any one or more Qualified Affiliates;

(ii)	the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the voting capital interests of the Company, other than an acquisition by one or more Qualified Affiliates; or

(iii)	directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

(e)    “Code” means the Internal Revenue Code of 1986, as amended.

(f)     “Company” means [FinTech Acquisition Corp. II], a Delaware corporation[, formerly known as FinTech Acquisition Corp. II].

(g)    “Committee” means the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan.

(h)    “Date of Grant” means the date a Grant is effective; provided, however, that no retroactive Grants will be made.

(i)      “Dividend Equivalent” means an amount determined by multiplying the number of shares of Stock, Performance Shares or Stock Units subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Administrator) of any dividend in consideration other than cash, paid by the Company on its Stock on a dividend payment date.

(j)      “Effective Date” of the Plan means [                     , 2018], subject to approval by the stockholders of the Company.

(k)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)      “Fair Market Value” of Stock is (i) if the Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Stock is a national securities exchange, the last reported sale price during regular trading hours on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (B) if the Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Stock on the relevant date, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Administrator determines, or (ii) if the Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Administrator.

(m)   “Grant” means an Option, SAR, Stock Unit, Performance Share, Stock Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(n)    “Grant Instrument” means the written agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

(o)    “Incentive Stock Option” means a stock option that is intended to meet the requirements of section 422 of the Code, as described in Section 7.

(p)    “Non-Employee Director” means a non-employee director of the Company as defined by Rule 16b-3 under the Exchange Act.

(q)    “Nonqualified Stock Option” means a stock option that is not intended to meet the requirements of section 422 of the Code, as described in Section 7.

(r)      “Option” means an Incentive Stock Option or Nonqualified Stock Option to purchase shares of Stock at an Option Price for a specified period of time.

(s)     “Option Price” means an amount per share of Stock purchasable under an Option, as designated by the Administrator.

(t)      “Other Stock-Based Award” means any Grant based on, measured by or payable in Stock (other than Grants described in Sections 7, 8, 9, 10, 11 and 12), as described in Section 13.

(u)    “Parent” means a “parent corporation,” as defined in section 424(e) of the Code, of the Company.

(v)    “Participant” means an employee of the Company or an Affiliate of the Company, a member of the Board, or an individual who provides services to the Company or an Affiliate of the Company, and is selected by the Administrator to receive a Grant under the Plan.

(w)   “Performance Shares” means an award of phantom shares, representing one or more shares of Stock, as described in Section 10.

(x)    “Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, or unincorporated association, and any fiduciary acting in such capacity on behalf of any of the foregoing.

(y)    “Plan” means this [FinTech Acquisition Corp. II] Omnibus Equity Compensation Plan, as in effect from time to time.

(z)     “Qualified Affiliate” means (i) any Person that is part of a controlled group or under common control with the Company; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or by any entity controlled by the Company; or (iii) any Person controlled by any executive officer (as defined by Rule 16a-1(f) of the Exchange Act) of the Company. For purposes of this definition, “controlled by” shall mean possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(aa)  “Stock” means the common stock, par value $0.0001, of the Company or such other securities of the Company as may be substituted for Stock pursuant to Sections 5(d) or 18.

(bb) “SAR” means an award of a stock appreciation right, as described in Section 8.

(cc)  “Stock Award” means an award of Stock, as described in Section 11.

(dd) “Stock Unit” means an award of a phantom unit, representing one or more shares of Stock, as described in Section 9.

(ee)  “Subsidiary” means any entity in which the Company has a greater than 50% ownership interest. For purposes of Sections 7(c), (d) and (h), “Subsidiary” shall mean a “subsidiary corporation,” as defined in section 424(f) of the Code, of the Company.

(ff)   “Successor Participant” means the personal representative or other person entitled to succeed to the rights of the Participant in accordance with Section 17.

3.	Administration

(a)     The Plan shall be administered by the Administrator. The Administrator shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued Grant, subject to the provisions of Section 20, (v) adopt guidelines separate from the Plan that set forth the specific terms and conditions for Grants under the Plan, and (vi) deal with any other matters arising under the Plan.

(b)     The Administrator shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Administrator’s interpretations of the Plan and all determinations made by the Administrator pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Administrator shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

(c)     The Administrator, in its discretion, may delegate to one or more officers of the Company all or part of the Administrator’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan and the Administrator’s prior delegation. Any delegation by the Administrator pursuant to this Section shall be subject to such conditions and limitations as may be determined by the Administrator and shall be subject to and limited by applicable law or regulation, including without limitation the rules and regulations of the New York Stock Exchange or such other securities exchange on which the Stock is then listed.

4.	Grants

Grants under the Plan may consist of Options, SARs, Stock Units, Performance Shares, Stock Awards, Dividend Equivalents and Other Stock-Based Awards. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Administrator deems appropriate and as are specified in writing by the Administrator in separate guidelines or to the individual in the Grant Instrument or an amendment to the guidelines or Grant Instrument. The Administrator shall approve the form and provisions of each Grant Instrument. All Grants shall be made conditional upon the Participant’s acknowledgment, in writing or by acceptance of the Grant, that all decisions and determinations of the Administrator shall be final and binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

5.	Shares of Stock Subject to the Plan

(a)     Shares Authorized. The total aggregate number of shares of Stock that may be issued or transferred under the Plan is [                       ]1 shares, subject to adjustment as described below. The shares may be authorized but unissued shares of Stock or reacquired shares of Stock, including shares purchased by the Company on the open market for purposes of the Plan. Grants paid in cash shall not count against the foregoing share limits.

(b)     Share Counting. For administrative purposes, when the Administrator makes a Grant payable in Stock, the Administrator shall reserve shares of Stock equal to the maximum number of shares of Stock that may be payable under the Grant. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards, Stock Units, Performance Shares, Dividend Equivalents or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares subject to such Grants which have not been issued shall again be available for purposes of the Plan. Shares of Stock withheld in payment of the Option Price of an Option or withheld for purposes of satisfying the Employer’s minimum tax withholding obligations with respect to Grants under the Plan shall not be available for re-issuance or transfer under the Plan. Upon the exercise of an Option through the withholding of shares or upon the exercise of a SAR, then both for purposes of calculating the number of shares of Stock remaining available for issuance under the Plan and the number of shares of Stock remaining available for exercise under the Option or SAR, the number of such shares shall be reduced by the gross number of shares for which the Option or SAR is exercised. To the extent that any Grants are paid in cash and not shares of Stock, such Grants shall not count against the share limits in subsection (a) above. For the avoidance of doubt, if shares of Stock are repurchased on the open market with the proceeds of the exercise price of Options, such shares may not again be made available for issuance under the Plan.

(c)     Individual Limits. All Grants under the Plan, other than Dividend Equivalents, shall be expressed in shares of Stock. The maximum aggregate number of shares of Stock with respect to which all Grants, other than Dividend Equivalents, may be made under the Plan to any individual during any calendar year shall be [                   ] shares, subject to adjustment as described below. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $[                   ]. The individual limits described in this subsection (c) shall apply without regard to whether the Grants are to be paid in Stock or in cash. All cash payments (other than Dividend Equivalents) shall equal the Fair Market Value of the shares of Stock to which the cash payment relates.

1Shares authorized for issuance to include 8.5% of the fully diluted equity of the Company (without taking into account any warrants of the Company), of which 8% will be reserved for grants to management only (6% to be provided in options granted to management at closing, and the remaining 2% to management post-closing). Of the 6% of options granted to management at closing, 3% shall be issued to Robert Lisy and the remaining 3% shall be allocated to the management team as determined by Robert Lisy with the approval of the Compensation Committee of the Board.

(d)     Adjustments. If there is any change in the number or kind of shares of Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Stock available for issuance under the Plan, the maximum number of shares of Stock for which any individual may receive pursuant to Grants in any year, the number of shares covered by outstanding Grants, the kind of shares to be issued or transferred under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Administrator, in such manner as the Administrator deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control of the Company, the provisions of Section 18 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable. Any adjustments determined by the Administrator shall be final, binding and conclusive.

6.	Eligibility for Participation

Any employee of the Company or an Affiliate of the Company, any member of the Board and any individual who provides services to the Company or an Affiliate of the Company is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate of the Company. Grants will be made only to persons who are employees, directors, consultants or advisors of the Company for purposes of Form S-8 registration under the Securities Act of 1933, as amended. Options and SARs may be granted only to persons who perform direct services to the Company on the date of grant, as determined under section 409A of the Code.

7.	Options

(a)     General Requirements. The Administrator may grant Options to a Participant upon such terms and conditions as the Administrator deems appropriate under this Section 7.

(b)     Number of Shares. The Administrator shall determine the number of shares of Stock that will be subject to each Grant of Options to Participants.

(c)     Type of Option and Price.

(i)	The Administrator may grant Incentive Stock Options or Nonqualified Stock Options or any combination of Incentive Stock Options and Nonqualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or its Subsidiaries. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option. Nonqualified Stock Options may be granted to any Participant.

(ii)	The Option Price shall be determined by the Administrator and may be equal to or greater than the Fair Market Value of the shares of Stock subject to the Grant on the Date of Grant; provided, however, that an Incentive Stock Option may not be granted to any person who, at the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless the Option Price is not less than 110% of the Fair Market Value on the Date of Grant.

(d)     Option Term. The Administrator shall determine the term of each Option. The term of an Option shall not exceed ten years from the Date of Grant. However, an Incentive Stock Option that is granted to an Employee who, at the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any Subsidiary, may not have a term that exceeds five years from the Date of Grant.

(e)     Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions as may be determined by the Administrator and specified in the Grant Instrument. The Administrator may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(f)      Termination of Employment or Service. Except as provided in the Grant Instrument, an Option may only be exercised while the Participant is employed by, or providing service to, the Company, an Affiliate or another entity as designated in the Grant Instrument. The Administrator shall specify in the Grant Instrument under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(g)     Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company or its designated agent. The Participant shall pay the Option Price and any withholding taxes for the Option (i) in cash or by certified check, (ii) with the approval of the Administrator, by withholding shares of Stock subject to the Option, by delivering shares of Stock owned by the Participant or by attestation (on a form prescribed by the Administrator) to ownership of shares of Stock (in each case, such shares of Stock shall have an aggregate Fair Market Value on the date of exercise equal to the Option Price), (iii) in cash, on the [T+3] settlement date that occurs after the exercise date specified in the notice of exercise, provided that the Participant exercises the Option through an irrevocable agreement with a registered broker and the payment is made in accordance with procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law, or (iv) by such other method as the Administrator may approve, to the extent permitted by applicable law. Shares of Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Administrator depending on the type of payment being made.

(h)     Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that if the aggregate Fair Market Value on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a Parent or Subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

8.	SARs

(a)     General Requirements. The Administrator may grant SARs to any Participant, upon such terms and conditions as the Administrator deems appropriate under this Section 8. Each SAR shall represent the right of the Participant to receive, upon settlement of the SAR, shares of Stock or cash equal to the amount by which the Fair Market Value of a share of Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described below in Section 8(c).

(b)     Terms of SARs. The Administrator shall determine the terms and conditions of SARs and may grant SARs separately from or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or any time thereafter while the Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. The Administrator will determine the number of SARs to be granted, the base amount, the vesting and other restrictions applicable to SARs and the period during which SARs will remain exercisable. The term of SARs shall not exceed ten years from the Date of Grant.

(c)     Base Amount. The Administrator shall establish the base amount of the SAR at the time the SAR is granted. The base amount shall not be less than the Fair Market Value of the shares of Stock subject to the Grant on the Date of Grant.

(d)     Payment With Respect to SARs. The Administrator shall determine whether the appreciation in an SAR shall be paid in the form of cash, in Stock, or in a combination of the two, in such proportion as the Administrator deems appropriate. For purposes of calculating the number of shares of Stock to be received, Stock shall be valued at its Fair Market Value on the date of exercise of the SAR. If shares of Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

(e)     Requirement of Employment or Service. The Administrator shall determine in the Grant Instrument under what circumstances a Participant may retain SARs after termination of the Participant’s employment or service, and the circumstances under which SARs may be forfeited.

9.	Stock Units

(a)     General Requirements. The Administrator may grant Stock Units to a Participant, upon such terms and conditions as the Administrator deems appropriate under this Section 9. Each Stock Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock. All Stock Units shall be credited to accounts on the Company’s records for purposes of the Plan.

(b)     Terms of Stock Units. The Administrator may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified period, or payment may be deferred to a date authorized by the Administrator. The Administrator shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c)     Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Stock, or in a combination of the two, as determined by the Administrator. The Grant Instrument shall specify the maximum number of shares that shall be paid under the Stock Units.

(d)     Requirement of Employment or Service. The Administrator shall determine in the Grant Instrument under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

10.	Performance Shares

(a)     General Requirements. The Administrator may grant Performance Shares to a Participant, upon such terms and conditions as the Administrator deems appropriate under this Section 10. Each Performance Share shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock, if specified performance goals are met. All Performance Shares shall be credited to accounts on the Company’s records for purposes of the Plan.

(b)     Terms of Performance Shares. The Administrator shall establish the performance goals and other conditions for payment of Performance Shares. Performance Shares may be paid at the end of a specified performance or other period, or payment may be deferred to a date authorized by the Administrator. The Administrator shall determine the number of Performance Shares to be granted and the requirements applicable to such Performance Shares.

(c)     Payment With Respect to Performance Shares. Payment with respect to Performance Shares shall be made in cash, in Stock, or in a combination of the two, as determined by the Administrator. The Administrator may establish in the Grant Instrument a target amount to be paid under a Performance Share based on achievement of the performance goals.

(d)     Requirement of Employment or Service. The Administrator shall determine in the Grant Instrument under what circumstances a Participant may retain Performance Shares after termination of the Participant’s employment or service, and the circumstances under which Performance Shares may be forfeited.

11.	Stock Awards

(a)     General Requirements. The Administrator may issue or transfer shares of Stock to a Participant under a Stock Award, upon such terms and conditions as the Administrator deems appropriate under this Section 11. Shares of Stock issued or transferred pursuant to Stock Awards may be issued or transferred for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Administrator. The Administrator may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Administrator deems appropriate, including restrictions based upon the achievement of specific performance goals.

(b)     Number of Shares. The Administrator shall determine the number of shares of Stock to be issued or transferred pursuant to a Stock Award and any restrictions applicable to such shares.

(c)     Requirement of Employment or Service. The Administrator shall determine in the Grant Instrument under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(d)     Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 17. Each certificate, or electronic book entry equivalent, for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Administrator may retain possession of any stock certificates for Stock Awards until all restrictions on such shares have lapsed.

(e)     Right to Vote and to Receive Dividends. The Administrator shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period. The Administrator may determine that a Participant’s entitlement to dividends or other distributions with respect to a Stock Award shall be subject to achievement of performance goals or other conditions.

12.	Dividend Equivalents

(a)     General Requirements. When the Administrator makes a Grant under the Plan, other than an Option or SAR, the Administrator may grant Dividend Equivalents in connection with such Grants, under such terms and conditions as the Administrator deems appropriate under this Section 12. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Administrator. All Dividend Equivalents that are not paid currently shall be credited to accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant, as determined by the Administrator. Unless otherwise specified in the Grant Instrument, deferred Dividend Equivalents will not accrue interest. The Administrator may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may accrue on unearned performance awards but shall not be payable unless and until such performance metrics are met.

(b)     Payment with Respect to Dividend Equivalents. Dividend Equivalents may be payable in cash or shares of Stock or in a combination of the two, as determined by the Administrator.

13.	Other Stock-Based Awards

The Administrator may grant other awards that are cash-based or based on, measured by or payable in Stock to Participants, on such terms and conditions as the Administrator deems appropriate under this Section 13. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Stock or cash, or in a combination of the two, as determined by the Administrator in the Grant Instrument.

14.	Qualified Performance-Based Compensation

(a)     Designation as Qualified Performance-Based Compensation. The Administrator may determine that Stock Units, Performance Shares, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. The provisions of this Section 14 shall apply to any such Grants that are to be considered “qualified performance-based compensation” under section 162(m) of the Code. To the extent that Grants of Stock Units, Performance Shares, Stock Awards, Dividend Equivalents or Other Stock-Based Awards designated as “qualified performance-based compensation” under section 162(m) of the Code are made, no such Grant may be made as an alternative to another Grant that is not designated as “qualified performance based compensation” but instead must be separate and apart from all other Grants made.

(b)     Performance Goals. When Stock Units, Performance Shares, Stock Awards, Dividend Equivalents or Other Stock-Based Awards that are to be considered “qualified performance-based compensation” are granted, the Administrator shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Administrator deems appropriate and consistent with the Plan and the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Administrator shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Administrator may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

(c)     Criteria Used for Objective Performance Goals. The Administrator shall use objectively determinable performance goals based on one or more of the following criteria: Stock price, earnings per share of Stock, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to the Participant’s business unit or the performance of the Company, a Subsidiary, or the Company and its Subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d)     Timing of Establishment of Goals. The Administrator shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(e)     Certification of Results. The Administrator shall certify and announce the results for the performance period to all Participants after the Company announces the Company’s financial results for the performance period. The Administrator shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the terms of each Grant Instrument.

(f)      Death, Disability or Other Circumstances. The Administrator may provide in the Grant Instrument that Grants shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

15.	Deferrals

The Administrator may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares of Stock that would otherwise be due to the Participant in connection with any Grant. The Administrator shall establish rules and procedures for such deferrals. Any deferrals under the Plan shall be intended to comply with the requirements of section 409A of the Code, and any corresponding regulations and guidance.

16.	Withholding of Taxes

(a)     Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Participant or other person receiving or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Grants.

(b)     Election to Withhold Shares. If the Administrator so permits, a Participant may elect to satisfy the Employer’s tax withholding obligation with respect to Grants paid in Stock by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. In addition, with respect to any required tax withholding amount that exceeds the minimum applicable withholding tax rate, the Administrator may permit a Participant to satisfy such tax withholding obligation with respect to such excess amount by providing that the Participant may elect to deliver to the Company shares of Stock owned by the Participant that have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company. The elections described in this subsection (b) must be in a form and manner prescribed by the Administrator and may be subject to the prior approval of the Administrator.

17.	Transferability of Grants

(a)     In General. Except as provided in this Section 17, only the Participant may exercise rights under a Grant during the Participant’s lifetime. A Participant may not transfer those rights except by will or by the laws of descent and distribution, or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Administrator, pursuant to a domestic relations order. When a Participant dies, the Successor Participant may exercise such rights in accordance with the terms of the Plan. A Successor Participant must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b)     Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Administrator may provide in a Grant Instrument that a Participant may transfer Nonqualified Stock Options to family members of the Participant, one or more trusts in which family members of the Participant have more than 50% of the beneficial interest, foundations in which family members of the Participant (or the Participant) control the management of assets, or any other entity in which family members of the Participant (or the Participant) own more than 50% of the voting interests, consistent with applicable securities laws, according to such terms as the Administrator may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

18.	Consequences of a Change of Control

(a)     Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Administrator determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

(b)     Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Administrator may take any of the following actions with respect to any or all outstanding Grants: the Administrator may (i) determine that outstanding Options and SARs shall accelerate and become exercisable, in whole or in part, upon the Change of Control or upon such other event as the Administrator determines, (ii) determine that the restrictions and conditions on outstanding Stock Awards shall lapse, in whole or in part, upon the Change of Control or upon such other event as the Administrator determines, (iii) determine that Participants holding Stock Units, Performance Shares, Dividend Equivalents, and Other Stock-Based Awards shall receive a payment in settlement of such Stock Units, Performance Shares, Dividend Equivalents, and Other Stock-Based Awards in an amount determined by the Administrator, (iv) require that Participants surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Stock, as determined by the Administrator, in an amount equal to the amount by which the then Fair Market Value of the shares of Stock subject to the Participant’s unexercised Options and SARs exceeds the Option Price of the Options or the base amount of SARs, as applicable, or (v) after giving Participants an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Administrator deems appropriate. Such surrender, termination or settlement shall take place as of the date of the Change of Control or such other date as the Administrator may specify. The Administrator shall have no obligation to take any of the foregoing actions, and, in the absence of any such actions, outstanding Grants shall continue in effect according to their terms (subject to any assumption pursuant to subsection (a)).

(c)     Administrator. The Administrator making the determinations under this Section 18 following a Change of Control must be comprised of the same members as those constituting the Administrator immediately before the Change of Control.

19.	Requirements for Issuance of Shares

No shares of Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Stock have been complied with to the satisfaction of the Administrator. The Administrator shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Stock as the Administrator shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

20.	Amendment and Termination of the Plan

(a)     Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code, applicable laws and stock exchange requirements, or as required by Section 21(b) below. No amendment or termination of this Plan shall, without the consent of the Participant, impair any rights or obligations under any Grant previously made to the Participant, unless such right has been reserved in the Plan or the Grant Instrument, or except as provided in Section 21(b) below.

(b)     No Repricing Without Stockholder Approval. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

(c)     Stockholder Approval for “Qualified Performance-Based Compensation.” If Stock Units, Performance Shares, Stock Awards, Dividend Equivalents or Other Stock-Based Awards are granted as “qualified performance-based compensation” under Section 14 above, the Plan must be reapproved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 14, if additional Grants are to be made under Section 14 and if required by section 162(m) of the Code or the regulations thereunder.

(d)     Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, which is [                   , 2028], unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Administrator with respect to an outstanding Grant.

21.	Miscellaneous

(a)     Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Administrator to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Administrator may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the substitute Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Administrator shall prescribe the provisions of the substitute Grants.

(b)     Compliance with Law.

(i)	The Plan, the exercise of Options or SARs and the obligations of the Company to issue or transfer shares of Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants comply with the applicable provisions of sections 162(m), 409A and 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code, that Plan provision shall cease to apply. The Administrator may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Administrator may also adopt rules regarding the withholding of taxes on payments to Participants. The Administrator may, in its sole discretion, agree to limit its authority under this Section.

(ii)	The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. Each Grant shall be construed and administered such that the Grant either (A) qualifies for an exemption from the requirements of section 409A of the Code or (B) satisfies the requirements of section 409A of the Code. If a Grant is subject to section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (II) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (III) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (IV) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code.

(iii)	Any Grant that is subject to section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the Participant’s separation from service, if required by section 409A of the Code. If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 15 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Administrator or its delegate in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code.

(c)     Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(d)     Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. Neither the Company nor any other Employer shall be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company or any other Employer and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company or any other Employer. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e)     Rights of Participants. Nothing in this Plan shall entitle any Participant or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(f)      No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Grant. The Administrator shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(g)     Clawback Policies. All Grants under the Plan are subject to the applicable provisions of the Company’s clawback or recoupment policy approved by the Board, if any, as such policy may be in effect from time to time.

(h)     Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.